UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LUMINEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

LUMINEX CORPORATION
12212 Technology Boulevard
Austin, Texas 78727

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2012

Luminex Corporation (the “Company”) will hold its 2012 annual meeting of stockholders (the “Meeting”) on Thursday, May 17, 2012, at 10:00 a.m., local time, at its corporate headquarters located at 12212 Technology Boulevard, Austin, Texas 78727.  At the Meeting, stockholders will act on the following matters:

(1)	election of four persons nominated by the Board of Directors to serve for three-year terms as Class III Directors (designated as Proposal 1 in the accompanying proxy statement);

(2)
approval of the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in the accompanying proxy statement (designated as Proposal 2 in the accompanying proxy statement);

(3)	approval of the Luminex Corporation Second Amended and Restated 2006 Equity Incentive Plan (designated as Proposal 3 in the accompanying proxy statement);

(4)	approval of the Luminex Corporation Employee Stock Purchase Plan (designated as Proposal 4 in the accompanying proxy statement);

(5)
ratification of the appointment by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012 (designated as Proposal 5 in the accompanying proxy statement); and

(6)	such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors fixed the close of business on March 19, 2012 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.  A complete list of such stockholders will be available for examination at our offices in Austin, Texas, during normal business hours for a period of ten days prior to the Meeting.

This year, we are pleased to again be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of our proxy statement and our annual report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2011 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail.

Your attention is directed to the proxy statement for a more complete statement regarding the matters to be acted upon at the Meeting.  Our annual report to stockholders is being mailed or made available to our stockholders along with our proxy solicitation materials, but it is not part of the proxy solicitation materials.  All stockholders are cordially invited to attend the Meeting.  Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided.

By Order of the Board of Directors,

David S. Reiter
Vice President, General
Counsel and Corporate Secretary
Austin, Texas
April 2, 2012

LUMINEX CORPORATION
12212 Technology Boulevard
Austin, Texas 78727

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held May 17, 2012

This proxy statement is being furnished to the stockholders of Luminex Corporation (the “Company,” “Luminex,” “we” or “us”) in connection with the solicitation by the Board of Directors of proxies for use at the 2012 annual meeting of stockholders (the “Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice, and at any and all adjournments or postponements thereof.  This proxy statement and the accompanying proxy card are being distributed and made available on or about April 2, 2012.

Important Notice Regarding the Availability of Proxy materials for the Stockholder Meeting To Be Held on May 17, 2012:  This proxy statement and our annual report to stockholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=79403&p=proxy.

Voting Procedures; General Information

Proposals 1, 2, 3, 4 and 5 will be presented by management at the Meeting.  With regard to Proposal 1, the form of proxy permits votes for or withholding of votes as to all nominees for director or for withholding votes for any specific nominee.  With regard to Proposals 2, 3, 4 and 5, the form of proxy permits votes for, against, or abstention.  If the form of proxy is properly executed, returned, and not revoked, it will be voted in accordance with the specifications, if any, made by the stockholder and, if specifications are not made, will be voted FOR the election of the nominees named in this proxy statement to the Company’s Board of Directors, FOR the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement, FOR the approval of the Luminex Corporation Second Amended and Restated 2006 Equity Incentive Plan, FOR the approval of the Luminex Corporation Employee Stock Purchase Plan and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012.

If your shares are held by your broker or other nominee, often referred to as in “street name,” you will receive a form from your broker seeking instructions as to how your shares should be voted.  If you are a registered stockholder and received a notice of availability of our proxy materials over the Internet, you may vote by telephone or electronically through the Internet by following the instructions included in the notice.  If you are a registered stockholder and received paper proxy materials through the mail, you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card.  If your shares are held in street name, you should contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.  If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares in its discretion on “routine” matters, but may not vote your shares on “non-routine” matters.  The ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2012 (Proposal 5) is deemed a routine matter.  Therefore, your broker has discretionary authority to vote your shares on such matter absent specific instructions from you.  However, the election of directors (Proposal 1), the non-binding advisory vote on the compensation of our named executive officers (Proposal 2), the vote on the Luminex Corporation Second Amended and Restated 2006 Equity Incentive Plan (Proposal 3), and the vote on the Luminex Corporation Employee Stock Purchase Plan (Proposal 4) are non-routine matters.  If your broker turns in a proxy card expressly stating that the broker is not voting on non-routine matters (Proposals 1, 2, 3 and 4) as a result of your failure to provide specific instructions, such action is referred to as a “broker nonvote” and your shares will not be voted on Proposals 1, 2, 3 and 4.

It is not expected that any matter not referred to herein will be presented for action at the Meeting.  If any other matters are properly brought before the Meeting, including, without limitation, a motion to adjourn the Meeting to another time and/or place for the purpose of, among other things, permitting dissemination of information regarding material developments relating to any of the Proposals, or soliciting additional proxies in favor of the approval of any of the Proposals, the persons named on the accompanying proxy card will vote the shares represented by such proxy upon such matters in their discretion.  Should the Meeting be reconvened, all proxies will be voted in the same manner as such proxies would have been voted when the Meeting was originally convened, except for the proxies effectively revoked or withdrawn prior to the time proxies are voted at such reconvened meeting.

Any stockholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to our Corporate Secretary at the address indicated above, by executing and delivering a later-dated proxy or by voting in person at the Meeting.

Quorum; Required Votes and Recommendations

Our only outstanding voting security is our common stock.  Holders of record of common stock at the close of business on March 19, 2012, the record date for the Meeting, are entitled to notice of and to vote at the Meeting.  On the record date for the Meeting, there were 41,740,943 shares of common stock outstanding and entitled to vote at the Meeting.  In deciding all matters, a holder of common stock on the record date shall be entitled to cast one vote for each share of common stock then registered in such holder’s name or otherwise beneficially owned.

The holders of a majority of the outstanding shares of the Company’s common stock as of the record date must be present in person or be represented by proxy to constitute a quorum and act upon the proposed business.  Failure of a quorum to be represented at the Meeting will necessitate an adjournment or postponement and will subject the Company to additional expense.  Votes withheld from any nominee for director, abstentions and broker nonvotes are counted as present or represented for purposes of determining the presence or absence of a quorum.

Proposal 1 discussed in this Proxy Statement requires the affirmative vote of a plurality of the votes cast at the Meeting.  Accordingly, the four nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as Class III directors.  Proposals 2, 3, 4 and 5 each require the affirmative vote of the holders of a majority of the outstanding shares represented at the Meeting and entitled to vote thereon.  The vote for Proposal 2 is advisory and non-binding in nature but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  Votes will be counted by the Company’s transfer agent or our Corporate Secretary.  Under Delaware law, abstentions are not counted as voting “for” or “against” a particular matter.  However, abstentions are included in the number of shares present or represented at the Meeting and entitled to vote, and therefore, abstentions will have the same effect as a vote cast against Proposals 2, 3, 4 and 5.  Abstentions and withhold votes will have no effect on the outcome of Proposal 1.  Additionally, if a broker turns in a proxy card expressly stating that the broker is not voting on a nonroutine matter, such action is referred to as a “broker nonvote.”  Broker nonvotes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast, as a broker nonvote is not considered “entitled to vote” on a matter.  Accordingly, for purposes of Proposals 2, 3, 4 and 5, broker nonvotes have the effect of reducing the number of affirmative votes required to achieve a majority of the shares present and entitled to vote for such matter by reducing the total number of shares from which such majority is calculated.  Broker nonvotes will have no effect on the outcome of Proposal 1.

Our Board of Directors unanimously recommends that you vote:

•	FOR the Class III Director nominees named in this proxy statement;

•
FOR the approval of the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement;

•	FOR the approval of the Luminex Corporation Second Amended and Restated 2006 Equity Incentive Plan;

•	FOR the approval of the Luminex Corporation Employee Stock Purchase Plan; and

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012.

CORPORATE GOVERNANCE

We believe that effective corporate governance is critical to our long-term prospects and ability to create value for our stockholders.  Our Board of Directors believes that we have in place appropriate charters, policies (including a comprehensive Code of Compliance and corporate governance guidelines), procedures and controls that promote and enhance corporate governance, accountability and responsibility with respect to the Company and a culture of honesty and integrity.  We will continue to monitor emerging developments and best practices in corporate governance and augment these charters, policies, procedures and controls when required or when our Board determines it would benefit the Company and our stockholders. Our corporate governance policies, including our various Board committee charters, can be viewed at the “Investor Relations” section of our website at www.luminexcorp.com.  Information contained on our website, other than the electronic version of our proxy statement provided on our website, is not incorporated into this proxy statement by this or any other reference to our website in this proxy statement, and we do not intend for such information on or linked to our website to constitute part of this proxy statement.

Director Independence

Our Board of Directors consults with the Company’s counsel to ensure that the Board’s independence determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent listing standards of The NASDAQ Global Select Market (the “NASDAQ”) as in effect from time to time.  To assist in the Board’s independence determinations, each director completed materials designed to identify any relationships that could affect the director’s independence. In addition, through discussion among the directors a subjective analysis of independence was reviewed.  The Board has determined that each of the following directors is an “independent director” consistent with the objective requirements of applicable laws and regulations, and that such persons do not otherwise have any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of such person’s independent judgment in carrying out the responsibilities of a director: Robert J. Cresci; Thomas W. Erickson; Fred C. Goad, Jr.; Jay B. Johnston; Jim D. Kever; Kevin M. McNamara; Edward A. Ogunro, Ph.D.; and Gerard Vaillant. The Board has not established categorical standards or guidelines to make the subjective aspect of these determinations, but considers all relevant facts and circumstances known to the Board.

Director Qualifications

The Nominating and Corporate Governance Committee may consider whatever factors it deems appropriate in its assessment of a candidate for Board membership; however, candidates nominated to serve as directors, at a minimum, will in the committee’s judgment:

•
be able to represent the interests of the Company and all of its stockholders and not be disposed by affiliation or interest to favor any individual, group or class of stockholders or other constituency; and

•
possess the background and demonstrated ability to contribute to the Board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership.

The consideration of a candidate for director will include the Nominating and Corporate Governance Committee’s assessment of the individual’s background, skills and abilities, and whether such characteristics fulfill the needs of the Board of Directors at that time.  As part of the Nominating and Corporate Governance Committee’s consideration of a candidate, the committee also believes that the candidate must:

•	be of high ethical character and share the core values of Luminex as reflected in our Code of Compliance;

•	have a reputation, both personal and professional, consistent with the image and reputation of Luminex;

•	be highly accomplished in the candidate’s field;

•	be an active or former chief executive officer of a public company or a biotechnology company or an active or former leader of another complex organization;

•	otherwise have relevant expertise and experience, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience; and/or

•	have the ability to exercise sound business judgment.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings a variety of perspectives and skills derived from high quality business and professional experience and which complies with the NASDAQ and Securities and Exchange Commission (“SEC”) rules. While we do not have a formal policy on the consideration of diversity in identifying director nominees, our Nominating and Corporate Governance Committee considers the diversity of the composition of our Board and the skill set, background, reputation, and type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix.

Process for Identifying Director Candidates

The Nominating and Corporate Governance Committee may utilize a variety of methods for identifying nominees for director.  Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons.  The Nominating and Corporate Governance Committee considers nominees proposed by the Company’s stockholders in accordance with the provisions contained in our bylaws.  Pursuant to our bylaws, any stockholder may nominate a person for election to our Board of Directors, provided that the nomination is received by the Corporate Secretary not less than 30 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.  Each nomination submitted in this manner shall include the name and address of the nominee(s) and all other information with respect to the nominee as required to be disclosed in the proxy statement for the election of directors under applicable rules of the SEC, including the nominee’s consent to being named as a nominee and to serving as a director, if elected.

The nominating stockholder shall also provide a completed written questionnaire with respect to the background and qualification of each nominee and any other person or entity that each nominee may represent (which questionnaire shall be provided by the Corporate Secretary) and a written representation and agreement (in the form provided by the Corporate Secretary) that each nominee:

•	has no undisclosed commitment, agreement or understanding with any person or entity as to how such nominee will act or vote on any issue or question as a director;
•
is not a party to any undisclosed commitment, agreement or understanding with any person or entity other than Luminex with respect to compensation, reimbursement or indemnification in connection with service or action as a director;

•	will comply with any director stock ownership and trading guidelines of Luminex; and
•
in such nominee’s individual capacity and on behalf of any person or entity for whom such nominee may be a representative, has complied and will comply with all applicable corporate governance, conflicts, confidentiality and other policies of Luminex.

Additionally, the nominating stockholder must provide:

•	his or her name and address as it appears in the stock records of Luminex;
•
the number and type of shares of Luminex capital stock beneficially owned by the stockholder and a description in reasonable detail of any hedging, derivative, swap, profit interests, option or other transactions or series of transactions engaged in, directly or indirectly, by such stockholder, or any agreement, arrangement or understanding (including any short position, or any borrowing or lending of shares) to which such stockholder is a party, in each case, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder with respect to shares of capital stock of Luminex, or otherwise to reduce the economic risk or benefit of ownership of shares of capital stock of Luminex to such stockholder (including where the value of any agreement, arrangement or understanding to which such stockholder is a party is determined by reference to the price or value of shares of Luminex capital stock), and the agreement of the stockholder to notify Luminex in writing within five business days after the record date for the meeting of any changes to the above information in effect as of the record date for the meeting;

•
all contracts, arrangements, understandings and relationships with respect to the stockholder’s investment in Luminex, including with other stockholders, potential investors in Luminex, transaction counterparties, directors or proposed director nominees and potential transaction advisers such as financial advisers, legal counsel and proxy solicitation firms, and the agreement of the stockholder to notify Luminex in writing within five business days after the record date for the meeting of any changes to the above information in effect as of the record date for the meeting;

•
any material agreement such stockholder may have with any other person or entity in connection with the nomination, and the agreement of the stockholder to notify Luminex in writing within five business days after the record date for the meeting of any changes to the above information in effect as of the record date for the meeting; and

•
a representation as to whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Luminex’s outstanding shares required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination, and as to whether the stockholder intends to appear in person or by proxy at the meeting to propose such nomination.

Our bylaws also provide that certain of the above information also be provided with respect to certain other persons associated with the nominating stockholder.  The foregoing is a summary of the requirements for stockholders to nominate persons for election to our Board of Directors, which requirements are set out fully in our bylaws and the foregoing description is qualified by reference to the full text of our bylaws.

Evaluation of Director Candidates

The chair of the Nominating and Corporate Governance Committee will preliminarily assess a candidate’s qualifications and suitability, working with management support and seeking Board input, and report such assessment to the Nominating and Corporate Governance Committee members.  When feasible, the chair of the Nominating and Corporate Governance Committee will interview candidates whom the chair believes are likely to meet the criteria for Board membership as part of the preliminary assessment process.  The report may be made to the Nominating and Corporate Governance Committee at a meeting of the committee or informally to each committee member between meetings.

If it is the consensus of the Nominating and Corporate Governance Committee that a candidate is likely to meet the criteria for Board membership, the chair of the committee will advise the candidate of the committee’s preliminary interest.  If the candidate expresses sufficient interest, the committee will arrange interviews of the candidate with one or more members of the committee, and request such additional information from the candidate as the committee deems appropriate.  The Nominating and Corporate Governance Committee will consider the candidate’s qualifications, background, skills and abilities, and whether such characteristics fulfill the needs of the Board at that time, and confer and reach a collective assessment as to the qualifications and suitability of the candidate for Board membership.

If the Nominating and Corporate Governance Committee determines that the candidate is suitable and meets the criteria for Board membership, the candidate will be invited to meet with the senior management of the Company and other members of the Board of Directors, both to allow the candidate to obtain further information about the Company and to give management and the other directors a basis for input to the Nominating and Corporate Governance Committee regarding the candidate.  On the basis of its assessment, and taking into consideration input from other Board members and senior management, the Nominating and Corporate Governance Committee will formally consider whether to recommend the candidate’s nomination for election to the Board of Directors.

Code of Compliance

We have a Code of Compliance that applies to all of the employees, officers and directors of the Company and its subsidiaries.  The purpose of our Code of Compliance is to provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Compliance; and accountability for adherence to the Code of Compliance.  Our Code of Compliance also includes a formal policy regarding the approval of related party transactions, which is administered by our Audit Committee.  This policy is described more fully below under “Certain Relationships and Related Party Transactions.”  Each director, officer and employee is required to read and certify that he or she has read, understands and will comply with the Code of Compliance.

Under the Sarbanes-Oxley Act of 2002 and the SEC’s related rules, the Company is required to disclose whether it has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  The NASDAQ rules also require the Company to adopt a “code of conduct” applicable to the Company’s directors, officers and employees that meets the SEC’s definition of “code of ethics.”  Our Code of Compliance meets the SEC’s definition of “code of ethics.”  The Company’s employees, including our Chief Executive Officer and senior financial officers, are bound by our Code of Compliance.

A copy of our Code of Compliance can be obtained from the Investor Relations section of our website at www.luminexcorp.com.  We intend to disclose amendments to, or waivers from, the Code of Compliance (to the extent applicable to our directors, Chief Executive Officer, principal financial officer, principal accounting officer or persons performing similar functions) on our website.

Communications with Members of the Board

Our Board of Directors has established procedures for the Company’s stockholders to communicate with members of the Board of Directors.  Stockholders may communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors or the presiding director, if any, by writing to a director, care of Corporate Secretary, Luminex Corporation, 12212 Technology Boulevard, Austin, Texas 78727.  Appropriate communications will be forwarded to such director(s) by the Corporate Secretary. The Corporate Secretary maintains a log of such communications and transmits such communications to identified director addressee(s) as soon as practical, unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by our Corporate Secretary in consultation with counsel, when necessary. The Board of Directors or individual directors so addressed are advised of any communication withheld for safety or security reasons as soon as practical. If multiple communications are received on a similar topic, the Corporate Secretary may, in his discretion, forward only representative correspondence.

Communications Regarding Accounting Matters

Communications expressing concerns or complaints relating to accounting matters, internal disclosure controls or controls over financial reporting, or auditing matters are handled in accordance with procedures established by the Audit Committee, including, without limitation, a dedicated hotline and email address.  Under those procedures, concerns having to do with accounting matters, internal disclosure controls or controls over financial reporting, or auditing matters are presented by the Company’s compliance officer to the Audit Committee for consideration and, if appropriate, corrective action.

Board Member Attendance at Annual Meeting of Stockholders

The Company strongly encourages each member of the Board of Directors to attend each annual meeting of stockholders.  Accordingly, we expect most, if not all, of the Company’s directors to be in attendance at the Meeting.  All of our directors attended the 2011 annual meeting of stockholders.

Meetings and Committees of the Board of Directors

The Board of Directors and its committees meet periodically during the year as deemed appropriate.  During 2011, the Board of Directors met eight times.  No director attended fewer than 75% of all the 2011 meetings of the Board of Directors and its committees on which each such director served.

The Board of Directors is generally responsible for establishing our broad corporate policies and reviewing and assessing our corporate objectives and strategies, and other major transactions and capital commitments.  The Board of Directors currently has five standing committees:  the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Strategy and Development Committee. Each of our committees operates under a charter adopted by our Board of Directors.  It is the policy of the Board and each committee to periodically review its performance and the effectiveness of its charter and policies, as applicable.

Audit Committee

The Audit Committee, which met six times in 2011, currently consists of Mr. McNamara, who serves as Chairman, Mr. Cresci, and Mr. Erickson.  The Board of Directors has determined that each member of the Audit Committee meets the independence requirements of the applicable rules of the NASDAQ and the SEC and has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements.  The Board of Directors has further determined that Mr. McNamara is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.  The Audit Committee’s primary duties and responsibilities are to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements; oversee the integrity of the Company’s systems of internal controls regarding finance, accounting and legal compliance, including the oversight of the Company’s internal audit function; oversee the qualifications, independence and performance of the Company’s independent registered public accounting firm; pre-approve all audit and permitted non-audit services to be performed by such firm; provide an avenue of free and open communication among the independent registered public accountants, management, internal audit and the Board of Directors; and to approve related party transactions.  It is the function of the Audit Committee to help ensure the Company’s financial statements accurately reflect the Company’s financial position and results of operations.  In addition, the Audit Committee, following its review of the audited financial statements, is charged with recommending the audited financial statements to the Board of Directors for inclusion in the Company’s annual reports.  Additional information regarding the purpose and functions of the Audit Committee is set forth in the “Report of the Audit Committee” provided below.

Compensation Committee

The Compensation Committee, which met six times in 2011, currently consists of Mr. Johnston, who serves as Chairman, Mr. Goad, Mr. Kever, and Mr. Vaillant.  The Board of Directors has determined that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, an “outside director” for the purposes of the Internal Revenue Code of 1986, as amended (the “Code”), and an independent director as defined by the applicable rules of the NASDAQ.  The Compensation Committee’s function is to establish and apply our compensation policies and philosophies to assure that the executive officers, directors and other officers and key employees are compensated in a manner consistent with the compensation policies and objectives adopted by the Compensation Committee, competitive practice and the requirements of the appropriate regulatory bodies.  The Compensation Committee also administers our equity incentive plans.  Additionally, the Compensation Committee is charged with recommending the “Compensation Discussion and Analysis” to the Board of Directors for inclusion in the Company’s proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.  Additional information regarding the functions performed by the Compensation Committee and the process undertaken by the Compensation Committee in the determination of executive compensation is included under “Executive and Director Compensation—Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which met five times in 2011, currently consists of Mr. Cresci, who serves as Chairman, Mr. Goad and Dr. Ogunro.  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined by the applicable rules of the NASDAQ.  The Nominating and Corporate Governance Committee provides assistance to the Board of Directors in identifying and recommending individuals qualified to serve as directors of the Company, reviews the composition of the Board of Directors, periodically evaluates the performance of the Board of Directors and its committees, and reviews and recommends corporate governance policies for the Company.  In addition, the Nominating and Corporate Governance Committee recommends our various committee memberships based upon, among other considerations, a director’s available time commitment, background and/or skill set it deems appropriate to adequately perform the responsibilities of the applicable committee.

    Executive Committee

The Executive Committee, which met five times in 2011, currently consists of Mr. Erickson, who serves as Chairman, Mr. Balthrop and Mr. Loewenbaum.  The Executive Committee is authorized to act on behalf of the Board of Directors as a whole, to the extent delegated to the committee and otherwise permitted by law.  The Executive Committee primarily meets to discuss Company performance and strategy.  No formal actions on behalf of the Board were taken in 2011 by the Executive Committee.

Strategy and Development Committee

The Strategy and Development Committee, which met four times in 2011, currently consists of Mr. Vaillant, who serves as Chairman, Mr. Balthrop, Dr. Ogunro and Mr. Johnston.  As of the date of the Annual Meeting, Dr. Ogunro will begin serving as Chairman of the Strategy and Development Committee, provided he is re-elected to the Board of Directors as a Class III director.  The Strategy and Development Committee was formed for the purpose of overseeing the Company’s technology-related initiatives, including strategic decisions with respect to existing and new platforms and product offerings, research and development, and intellectual property issues.

Executive Sessions of Non-employee Directors

Generally, an executive session of non-employee directors is held in conjunction with each regularly scheduled Board meeting and other times as deemed appropriate.  The executive sessions are generally led by Mr. Loewenbaum in his capacity as Chairman of the Board.  At least two meetings per year are also held by solely our independent directors, led by the presiding director.  In 2011, our independent directors held four such meetings. The presiding director is the then chair of the Nominating and Corporate Governance Committee (currently Mr. Cresci), as further described in our corporate governance guidelines.

Board Leadership Structure

Our Chairman of the Board position is a non-executive position. Separating the positions of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with a non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Chairman is also a member of the Executive Committee and provides guidance and takes an active role in evaluating our executive officers and corporate strategies.  Our Chairman acts as a regular liaison between our Board and our executive management, consulting regularly with our executives over business matters and providing our executives with immediate consultation and advice on material business decisions.

Board Role in Risk Oversight

Risk is inherent with every business.  Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

We conduct an annual enterprise risk management assessment, which is facilitated by the Company’s management team who collaborates with the Company’s internal audit department.  In this process, we assess risk throughout the Company by conducting surveys and interviews of Company employees and directors soliciting information regarding business risks that could significantly adversely affect the Company, including the achievement of its strategic plan.  We then identify any controls or initiatives in place to mitigate any material risk and the effectiveness of any such controls or initiatives.  Management then prepares a report for the Board of Directors regarding the key identified risks and how the Company manages these risks to review and analyze both on an annual and ongoing basis.  Management attends Board meeting and is available to address any questions or concerns raised by the Board regarding risk management and any other matters.  Additionally, the Board of Directors and its committees regularly receive presentations from management and key personnel on strategic matters involving our operations.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, discusses with management and the independent auditor the Company’s policies with respect to risk assessment and risk management.  The Audit Committee and the Nominating and Corporate Governance Committee also focus on the Company’s compliance with applicable laws and regulations, the Company’s Code of Compliance, and related Company policies and procedures. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.  The Nominating and Corporate Governance Committee in fulfilling its risk oversight responsibility assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance with and implementation of new corporate governance principles.  The Strategy and Development Committee assists the Board in fulfilling its risk oversight responsibility in reviewing the Company’s risks associated with technology-related initiatives, including strategic decisions with respect to existing and new platforms and product offerings and intellectual property related risks and assessment of competitive threats and opportunities, and potential M&A targets.

Scientific Advisory Board

The Scientific Advisory Board (the “Advisory Board”), which met one time in 2011, was created in 2005 to, among other responsibilities, provide strategic advice regarding our research and development efforts and to evaluate and provide new scientific and technological perspectives relating to the current and future application of our technologies.  Our former director, Dr. C. Thomas Caskey, was the initial member of the Advisory Board, which now also includes Dr. Andrea Ferreira-Gonzalez, Dr. Thomas Joos, Christine C. Ginocchio and Dr. Gary Procop.  Richard Janeczko also serves on the Advisory Board as a management representative.  It is expected that each member of our Advisory Board will be qualified and experienced in the markets and/or industries in which our products are or may be utilized and, with the exception of Mr. Janeczko, are neither employees nor directors of Luminex.  Additionally, Luminex may invite members of our Board of Directors to serve on the Advisory Board in their capacity as members of our Board of Directors in order to help oversee and direct the Advisory Board and help communicate the Advisory Board’s conclusions and recommendations to our Board of Directors.  The Advisory Board operates at the discretion of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

During 2011, the Compensation Committee of the Board of Directors consisted of Mr. Johnston, who served as Chairman, Mr. Goad, Mr. Kever and Mr. Vaillant, none of whom has ever been an officer or employee of the Company or its subsidiaries.  No interlocking relationship existed during 2011 between any officer, member of our Board of Directors or the Compensation Committee and any officer, member of the Board of Directors or compensation committee of any other company.

PROPOSAL 1 - ELECTION OF CLASS III DIRECTORS

The number of directors on our Board of Directors is currently fixed at ten.  Our certificate of incorporation divides our Board of Directors into three classes which serve staggered three-year terms.  The terms of the Class I, Class II and Class III directors will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2013, 2014 and 2012, respectively.

Currently, our Board of Directors is composed of three Class I directors (consisting of Robert J. Cresci, Thomas W. Erickson and Gerard Vaillant), three Class II directors (consisting of Fred C. Goad, Jr., Jim D. Kever and Jay B. Johnston) and four Class III directors (consisting of Patrick J. Balthrop, Sr., G. Walter Loewenbaum II, Edward A. Ogunro and Kevin M. McNamara).

At the Meeting, the stockholders will elect four Class III directors nominated by the Board of Directors.  Each of these directors is to serve a three-year term until the 2015 annual meeting of stockholders and until a successor is elected and qualified or until the director’s earlier resignation or removal.  The Board of Directors and its Nominating and Corporate Governance Committee, pursuant to and consistent with the nomination procedures described above under “Corporate Governance,” have nominated Messrs. Patrick J. Balthrop, Sr., G. Walter Loewenbaum II, Edward A. Ogunro and Kevin M. McNamara for re-election as Class III directors.  It is the intention of the persons named in the proxy to vote the proxies for the election of the aforementioned nominees.  Proxies may not be voted for persons other than those, or for more persons than, named in the proxy.  If any nominee should be unwilling or become unavailable to serve as a director for any reason, the persons named as proxies reserve full discretion to vote for such other person or persons as may be properly nominated by the Board of Directors.  The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

Certain information about the Class III nominees for the Board of Directors, and those directors whose terms do not expire at the Meeting, is furnished below.

Class III Director Nominees

Patrick J. Balthrop, Sr., age 55. Mr. Balthrop joined Luminex in May 2004 as President and Chief Executive Officer and has served as a member of the Board of Directors since September 2004. He served as president of Fisher Healthcare, a Fisher Scientific International company, a manufacturer and supplier of products and services principally to the scientific and laboratory markets from 2002 to May 2004. Prior to Fisher Scientific International, Mr. Balthrop served in a number of leadership positions for over 20 years with Abbott Laboratories, a global, broad-based health care company (“Abbott”), primarily in Abbott’s Diagnostics Division. Mr. Balthrop’s most recent positions at Abbott were as head of worldwide commercial diagnostics operations and as head of Abbott Vascular. Mr. Balthrop holds an M.B.A. from the Kellogg Graduate School of Management of Northwestern University, and a B.S. in Biology from Spring Hill College.

Mr. Balthrop brings to the Board of Directors significant experience in managing businesses in the diagnostics and laboratory equipment industries.  Mr. Balthrop has extensive experience in leading the strategic and operational aspects of large and complex, international organizations, with experience in managing manufacturing, research and development, sales and marketing, intellectual property and technology management and international operations.  As the President and Chief Executive Officer of Luminex, Mr. Balthrop is responsible for management’s execution of operational objectives and serves as an integral connection between the Board of Directors and Luminex’s management team, enabling alignment between the Board’s strategic expectations and the Company’s current and future strategy and operations.

G. Walter Loewenbaum II, age 67. Mr. Loewenbaum has served as a member of the Board of Directors since May 1995 and as Chairman of the Board of Directors since September 2002. He served as Vice Chairman of the Board of Directors from April 1998 until January 2000.  Mr. Loewenbaum also has served as chairman of the board of directors of 3D Systems Corporation (“3D Systems”), a provider of 3-D printing, rapid prototyping and manufacturing solutions, since September 1999, and was previously chairman of the board of directors of Envoy Corporation (“Envoy”). He holds a B.A. from the University of North Carolina.

Mr. Loewenbaum originally became involved with Luminex as an original investor in Luminex prior to our initial public offering. As an investment banker and private equity investor, Mr. Loewenbaum has worked with multiple companies in a variety of different industries at different phases of organizational development, ranging from startup to publicly traded. He brings depth of knowledge in serving as chairman for public and private companies, building stockholder value and capital market considerations.  Mr. Loewenbaum also provides continuity to the Board of Directors, given his service on the Board since Luminex’s earliest years of operation.

Kevin M. McNamara, age 56. Mr. McNamara has served as a member of the Board of Directors since May 2003. In addition, he provided financial and strategic consulting services to the Company from October 2001 through December 2002. Mr. McNamara served as executive vice president, chief financial officer and treasurer of HealthSpring, Inc., a managed care company, from April 2005 through May 2009. Mr. McNamara also served as non-executive chairman from April 2005 through January 2006 of MedAvant Healthcare Solutions (f/k/a ProxyMed, Inc.), a provider of automated healthcare business and cost containment solutions for financial, administrative and clinical transactions in the healthcare payments marketplace, and served as interim chief executive officer and as a director of ProxyMed, Inc. from December 2004 through June 2005. Mr. McNamara previously served as chief financial officer and a director of HCCA International, Inc., a healthcare management and recruitment company from October 2002 to April 2005. Mr. McNamara currently serves on the board of directors of Tyson Foods, Inc., a food production company (“Tyson”). Within the past five years, Mr. McNamara has served on the board of directors of COMSYS IT Partners, Inc. (f/k/a Personnel Group of America, Inc.), an information technology staffing and solutions provider. Mr. McNamara is a Certified Public Accountant (inactive) and holds a B.S. in Accounting from Virginia Commonwealth University and a M.B.A. from the University of Richmond.

Mr. McNamara brings to the Board of Directors extensive financial expertise, experience managing and growing healthcare industry companies, as well as significant general experience serving on boards and board committees of other public companies. Mr. McNamara’s experience overseeing risk assessment, accounting and financial reporting for public and other healthcare companies provides equally valuable experience in his role as chair of our Audit Committee. Mr. McNamara also has experience overseeing public and private capital markets and mergers and acquisitions transactions.

Edward A. Ogunro, Ph.D., age 59. Dr. Ogunro has served as a member of our Board of Directors since May 2009.  Dr. Ogunro served as senior vice president, R&D and medical affairs and chief scientific officer at Hospira Inc., a global specialty pharmaceutical and medication delivery company, from April 2004 until December 2007. Prior to Abbott’s spin-off of Hospira in 2004, Dr. Ogunro served in a number of leadership positions for over 20 years with Abbott, primarily in Abbott’s Diagnostics Division, and most recently served as corporate vice president, R&D, medical and regulatory affairs in Abbott’s Hospital Products Division. He held numerous other positions with Abbott, including program director for AxSym, one of the most successful analyzers in the diagnostic industry, and divisional vice president for Abbott’s Immunodiagnostics and Chemistry R&D Organization. Within the past five years, Dr. Ogunro served on the board of directors of Applied NeuroSolutions, Inc., a company focused on the development of an integrated portfolio of products for the treatment and diagnosis of Alzheimer’s disease. Previously, Dr. Ogunro pursued postdoctoral studies and served as an assistant professor at Northwestern University Medical School in Chicago from 1977 to 1982. Dr. Ogunro holds a B.S. in Physiology and Biochemistry from Reading University and a Ph.D. in Biochemistry from London University.

Dr. Ogunro brings to the Board of Directors significant directly relevant technical and operational industry experience in the diagnostics and medical device industry.  Dr. Ogunro has substantial experience in managing complex research and development initiatives for large, evolving portfolios of diagnostic and medical device products, and in securing and maintaining regulatory clearance for such products both domestically and internationally.  Dr. Ogunro’s technical background and direct experience with project management is of particular relevance in his role on the Strategy and Development Committee and in guiding Luminex in its research and development investments on new products and markets.

Class I Directors (Terms Expire in 2013)

Robert J. Cresci, age 68. Mr. Cresci has served as a member of the Board of Directors since December 1996. He has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since September 1990. Mr. Cresci currently serves on the boards of directors of j2 Global Communications, Inc., a provider of outsourced, value-added messaging and communications services. Within the past five years, Mr. Cresci has served on the board of directors of Sepracor Inc., a research-based pharmaceutical company, and SeraCare Life Sciences, Inc, a provider of a broad scope of biological products and services. Mr. Cresci holds an undergraduate degree in Engineering from the United States Military Academy at West Point and holds a M.B.A. in Finance from the Columbia University Graduate School of Business.

Mr. Cresci originally became involved with Luminex as an early investor in Luminex. Mr. Cresci has extensive experience serving on the boards of directors of private and public companies within the broader healthcare industry and brings a significant depth of knowledge in capital markets considerations.  Mr. Cresci’s knowledge of the operations of public company boards is particularly useful in his current role as chairman of the Nominating and Corporate Governance Committee.  Mr. Cresci also provides continuity to the Board of Directors, given his service on the Board since Luminex’s earliest years of operation.

Thomas W. Erickson, age 61. Mr. Erickson has served as a member of the Board of Directors since May 2004. Mr. Erickson served as our Interim President and Chief Executive Officer from September 2002 until our hiring of Mr. Balthrop in May 2004. He is currently chairman of the board of Inmar, Inc., a reverse logistics and revenue recovery company.  Previously, he served as a Senior Advisor to New Mountain Capital, LLC, a private equity firm, chairman and interim president of National Medical Health Card Systems, Inc., a pharmacy benefits manager, chairman of the board of PATHCare, Inc., an operator of long term care facilities, chairman of the board of TransHealthcare, Inc., a health care services company, chairman and interim president and chief executive officer of LifeCare Holdings, Inc., an operator of long-term acute care hospitals, and interim president and chief executive officer and director of Omega Healthcare Investors, Inc., a healthcare focused real estate investment trust. Mr. Erickson was also co-founder, president and chief executive officer of CareSelect Group, Inc., a physician practice management company. Earlier in his career, he held several management positions at American Hospital Supply Corporation.  Mr. Erickson currently serves on the board of directors of American Renal Holdings, Inc., a national provider of kidney dialysis services.  Mr. Erickson holds a Bachelors degree from University of Iowa and an M.B.A. from Southern Methodist University.

Mr. Erickson brings to the Board of Directors extensive experience managing and growing healthcare industry companies, as well as significant general experience serving in leadership roles on boards and board committees of other public companies.  Through his experience serving as Luminex’s Interim President and Chief Executive Officer from September 2002 until May 2004, Mr. Erickson offers to the Board detailed insight into the Company’s business and management considerations. Through his substantial experience in the healthcare industry, in particular healthcare services and delivery, Mr. Erickson offers valuable insight on Luminex and its product offerings from the perspective of healthcare providers.

Gerard Vaillant, age 70. Mr. Vaillant has served as a member of the Board of Directors since February 2005. Mr. Vaillant held a number of positions within Johnson & Johnson, a manufacturer of health care products, from 1981 through 2004. Most recently, Mr. Vaillant served as company group chairman of Johnson & Johnson until he retired. He also served as chairman for Ortho-Clinical Diagnostics, Inc., a provider of total solutions for screening, diagnosing, monitoring and confirming diseases, Veridex LLC, a provider of high-value oncology products, and Therakos, Inc., a provider of innovative cellular therapy products, and as a member of several other operating committees within Johnson & Johnson during that period. In addition, from 1992-1995, he was the worldwide president of LifeScan, a company dedicated to improving the quality of life for people with diabetes by developing, manufacturing and marketing a wide range of blood glucose monitoring systems and software. He currently serves as acting chief executive officer and as a member of the board of directors of Tecan AG, a provider of laboratory instruments and solutions in biopharmaceuticals, forensics, and clinical diagnostics, and chairman of Safe Orthopaedics, Inc., a medical device company that manufactures single use instruments for spinal surgery. Within the past five years, Mr. Vaillant has served on the board of directors of Sensors for Medicine and Science, Inc., a developer of biosensor technologies, and OncoMethylome Sciences, a molecular diagnostics company.  He holds a Masters Degree & Superior Certificate in Biochemistry & Industrial Chemistry from Paris University of Sciences and a Degree in Marketing from Ecole Superieure de Commerce de Paris.

Mr. Vaillant brings to the Board of Directors significant directly relevant industry experience in managing businesses in the diagnostics and life sciences industry.  Mr. Vaillant has extensive experience in leading the strategic and operational aspects of large, complex, international organizations.  Mr. Vaillant also brings to the Board of Directors valuable experience serving on boards and board committees of other public companies.  He is also able to provide particularly valuable insight and direction into the strategic direction of Luminex and its technology and product pipeline through his role on the Strategy and Development Committee.

Class II Directors (Terms Expire in 2014)

Fred C. Goad, Jr., age 71. Mr. Goad has served as a member of the Board of Directors since September 1997. Since August 2001, he has been a member in Voyent Partners, L.L.C. (“Voyent”), a private investment company. Mr. Goad served as co-chief executive officer of the transaction services division of WebMD Corporation (“WebMD”), a provider of healthcare transaction, information and technology services, from June 2000 through March 2001. From March 1999 through May 2000, Mr. Goad served as senior advisor to the office of the president of the transaction services division of Quintiles Transnational Corporation (“Quintiles”), a contract research company providing a wide range of clinical research services for biotech and pharmaceutical clients. Mr. Goad served as co-chief executive officer and chairman of Envoy from June 1996 until Envoy was acquired by Quintiles in March 1999. From 1985 to June 1996, Mr. Goad served as president and chief executive officer of Envoy, a provider of electronic transaction processing services for the healthcare industry. Within the past five years, Mr. Goad has served on the board of directors of Emageon Inc., a provider of information technology systems for hospitals, healthcare networks and imaging facilities, until its sale in 2008, Performance Food Group Company, a foodservice distributor, and on the boards of directors of several private companies. Mr. Goad holds a B.S. in business from the University of Virginia.

Mr. Goad brings to the Board of Directors extensive experience managing and growing healthcare industry companies, as well as significant general experience serving on boards of other public companies.  Through his vast experience in the healthcare industry, in particular healthcare services and delivery, Mr. Goad offers valuable insights on Luminex and its product offerings and sales and marketing strategies from the perspective of healthcare providers. Mr. Goad also brings continuity to the Board of Directors, given his service on the Board since Luminex’s earliest years of operation.

Jim D. Kever, age 59. Mr. Kever has served as a member of the Board of Directors since December 1996. He has been a member in Voyent since August 2001. Mr. Kever served as co-chief executive officer of the transaction services division of WebMD from June 2000 to March 2001. From March 1999 through May 2000, Mr. Kever served as chief executive officer of the transaction services division of Quintiles. From August 1995 through March 1999, Mr. Kever was the president and co-chief executive officer of Envoy. Mr. Kever serves on the boards of directors of 3D Systems and Tyson. Within the past five years, Mr. Kever has served on the board of directors of ACI Worldwide, Inc., a global provider of electronic payments solutions for financial institutions. Mr. Kever holds a B.S. in business administration from the University of Arkansas and a J.D. from the Vanderbilt University School of Law.

Mr. Kever brings to the Board of Directors extensive experience managing and growing healthcare industry companies.  Mr. Kever brings experience in serving on public and private boards. Mr. Kever, through his more recent investment experiences with Voyent, also brings depth of knowledge in managing and growing companies and in capital markets considerations.   Mr. Kever also provides continuity to the Board of Directors, given his service on the Board since Luminex’s earliest years of operation.

Jay B. Johnston, age 69. Mr. Johnston has served as a member of the Board of Directors since February 2005. Mr. Johnston currently serves as chairman of QuesTek Innovations, LLC, a privately-held company that designs and markets high tech materials, a position he has held since August 2001. From 1975-1999, he held numerous positions at Abbott, most recently as corporate vice president for diagnostic assays and systems. He held numerous other positions with Abbott, including president of Dainabot Co. Ltd. and vice president Asia Pacific. Mr. Johnston has experience in general management, product development, technology management, strategic marketing and business development. He holds an M.B.A. in General Management from the Amos Tuck School of Business Administration and a B.A. degree in Public Administration from Dartmouth College.

Mr. Johnston brings to the Board of Directors significant directly relevant industry experience in managing businesses in the diagnostics and life sciences industries.  Mr. Johnston has extensive experience in leading the strategic and operational aspects of large complex, international organizations. Mr. Johnston’s knowledge of effective compensation processes for management helps him to guide the Company’s compensation programs and policies in his role as Chair of the Compensation Committee. Mr. Johnston also offers particular experience and perspective to the Board of Directors in the areas of product development and marketing strategies through his role on the Strategy and Development Committee.

Required Vote; Recommendation of the Board

Election of Class III directors will be determined by a plurality of the votes cast at the Meeting.

The Board of Directors unanimously recommends that stockholders vote FOR the election of its nominees for Class III directors.

PROPOSAL 2 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As described in “Executive and Director Compensation—Compensation Discussion and Analysis” on page 23 of this Proxy Statement, the Compensation Committee’s goal in setting executive compensation is to provide a compensation program that specifies and rewards executive behavior that is aligned with stockholder interests, effective corporate governance and the successful execution of the Company’s business plan and strategies.   Additionally, our executive compensation “clawback” policy allows the Company to recover bonus payments and certain equity awards under certain circumstances, and compliance and ethical behaviors are factors considered in all performance and bonus assessments.

Stockholders are urged to read the Compensation Discussion and Analysis, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers in fiscal 2011. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing our compensation objectives and philosophies and in achieving the Company’s goals and that the compensation of our named executive officers in fiscal 2011 reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended and as a matter of good corporate governance, stockholders will be asked at the Meeting to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Required Vote; Recommendation of the Board

The “say-on-pay” advisory vote requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 2.

PROPOSAL 3 — APPROVAL OF THE LUMINEX CORPORATION
SECOND AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

Our Board of Directors has adopted and recommends that you approve the Luminex Corporation Second Amended and Restated 2006 Equity Incentive Plan (the “Equity Incentive Plan”). The Luminex Corporation 2006 Equity Incentive Plan was initially approved by our stockholders on May 25, 2006 at our 2006 annual meeting of stockholders and was thereafter amended and restated upon the approval by our stockholders on May 21, 2009 at our 2009 annual meeting of stockholders (collectively, the “Original Plan”).

The amendments, among other things, increase the number of shares available for issuance under the Original Plan by 4,100,000 shares (see “Shares Available for Awards under the Plan” below).  The amendments to the Equity Incentive Plan also include conforming amendments required by changes in law, including Section 409A of the Internal Revenue Code of 1986 (the “Code”), and miscellaneous clarifications to plan language. NASDAQ rules require us to obtain stockholder approval of material amendments to equity compensation plans, such as the increase in shares available for issuance under the Original Plan.

The primary purpose of the Equity Incentive Plan is to promote the interests of the Company and its stockholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating those individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its stockholders. Increasing the number of shares available for issuance under the Equity Incentive Plan will enable the Company to continue to attract, retain and motivate key officers, employees and directors. In addition, the Luminex Corporation Management Stock Purchase Plan was recently terminated, which had previously reserved 500,000 shares of common stock for issuance thereunder, and will offset the shares authorized under the proposed Luminex Corporation Employee Stock Purchase Plan described in Proposal 4.  As of March 27, 2012:

•	183,116 shares were available for grant in the aggregate from all of our pre-existing equity incentive plans;
•	awards were outstanding representing 1,088,923 shares that are “full-value” awards (i.e., restricted shares, RSUs or other full-value awards as contemplated by the Equity Incentive Plan);
•	options representing 3,156,059 shares were outstanding;
•	the weighted-average exercise price (WAEP) for outstanding options was $11.29; and
•	the weighted-average remaining term (WART) for outstanding options was 2.3 years.

The following is a brief summary of the principal features of the Equity Incentive Plan, which is qualified in its entirety by reference to the Equity Incentive Plan itself, a copy of which is attached hereto as Annex A and incorporated herein by reference.

Shares Available for Awards under the Plan. Under the Equity Incentive Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the Equity Incentive Plan, the maximum number of shares of our common stock with respect to which awards may be granted under the Equity Incentive Plan is the sum of (i) 4,100,000 and (ii) the number of shares available for grant under the Original Plan as of the end of the day on May 17, 2012 (assuming approval of this Proposal on the date of the Meeting). Except as adjusted in accordance with the terms of the Equity Incentive Plan, no more than 1,000,000 shares of our common stock authorized under the Equity Incentive Plan may be awarded as incentive stock options.

Each share issued pursuant to an option shall reduce the share reserve by one share. Each share subject to a redeemed portion of a stock appreciation right (“SAR”) shall reduce the share reserve by one share. Each share issued pursuant to a restricted stock award or a restricted stock unit award shall reduce the share reserve by 1.67 shares. If any award granted under the Equity Incentive Plan, the Original Plan or the Company’s 2000 Long-Term Incentive Plan (the “2000 Plan”) expires, terminates, is settled in cash (in whole or in part) or is otherwise forfeited or canceled for any reason before it has vested or been exercised in full, the shares subject to such award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for awards under the Equity Incentive Plan and the share reserve will be increased. Any shares that again become available for grant shall be added back as (i) one share if such shares were subject to options or SARs granted under the Equity Incentive Plan or under the 2000 Plan, and (ii) 1.67 shares if such shares were subject to restricted share or restricted share unit awards granted under the Equity Incentive Plan, the Original Plan or under the 2000 Plan. Notwithstanding the foregoing, if an option or SAR is exercised, in whole or in part, by tender of shares or if the Company’s tax withholding obligation is satisfied by withholding shares, the number of shares deemed to have been issued under the Equity Incentive Plan shall be the number of shares that were subject to the option or SAR or portion thereof, and not the net number of shares actually issued and any SARs to be settled in shares shall be counted in full against the number of shares available for issuance under the Equity Incentive Plan, regardless of the number of shares issued upon the settlement of the SAR.

Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines (“Substitute Awards”), do not reduce the number of shares available for awards under the Equity Incentive Plan.

In addition, the Equity Incentive Plan imposes individual limitations on the amount of certain awards in order to comply with Sections 162(m), 422 and 409A of the Code. Under these limitations, no single participant may receive options or SARs in any calendar year that, taken together, relate to more than 300,000 shares of our common stock, subject to adjustment in certain circumstances.

With certain limitations and exceptions, awards made under the Equity Incentive Plan will be equitably and proportionately adjusted by the Compensation Committee of the Board of Directors (the “Committee”), as deemed appropriate by the Committee, to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Equity Incentive Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

    Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Equity Incentive Plan. As of March 27, 2012, approximately 600 individuals were eligible to participate in the Equity Incentive Plan. However, the Company has not at the present time determined who will receive the shares of common stock that will be authorized for issuance under the Equity Incentive Plan or how they will be allocated and the number of individuals actually receiving equity will be significantly less than the number of individuals eligible under the Plan.  The Committee will administer the Equity Incentive Plan, except with respect to awards to non-employee directors, for which the Equity Incentive Plan will be administered by the Board of Directors. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code and will be an independent director as defined by the listing standards of the NASDAQ. Subject to the terms of the Equity Incentive Plan, the Committee is authorized to select participants, determine eligibility for participation and decide all questions concerning eligibility for and the amount of awards under the Equity Incentive Plan, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Equity Incentive Plan, and make all other determinations which may be necessary or desirable for the administration of the Equity Incentive Plan.

In addition, the Equity Incentive Plan authorizes the Committee to grant awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company, grant substitute awards on such terms and conditions as the Committee may prescribe, subject to compliance with the incentive stock option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, make all determinations under the Equity Incentive Plan concerning any participant’s separation from service with the Company, including whether such separation occurs by reason of cause, good reason, disability, retirement, or in connection with a change in control and whether a leave constitutes a separation from service.

Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The grant of an option or SAR occurs when the Committee by resolution, written consent, or other appropriate action determines to grant such option or SAR for a particular number of shares of our common stock to a particular participant at a particular option price or grant price, or such later date as the committee shall specify in such resolution, written consent or other appropriate action. The Committee may specify the terms of such grants subject to the terms of the Equity Incentive Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option and the grant price of an SAR is determined by the Committee at the time granted, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. In the case of Substitute Awards or awards granted in connection with an adjustment in the form of options or SARs, such grants shall have an option price (or grant price) per share that is intended to maintain the economic value of the award that was replaced or adjusted as determined by the Committee. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following separation from service generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised. An award agreement may provide that the period of time over which an option, other than an incentive stock option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such award, the participant’s exercise of such award would violate applicable securities law.  However, during the extended exercise period the option or SAR may only be exercised to the extent such award was exercisable in accordance with its terms immediately prior to such scheduled expiration date and such extended exercise period shall end not later than 30 days after the exercise of such option or SAR first would no longer violate such laws.

Payment of the option price shall be made in (i) cash or cash equivalents, or, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered shares previously acquired by the participant, valued at the fair market value of such shares on the date of exercise (or the next trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding shares (net-exercise) otherwise deliverable to the participant pursuant to the option having an aggregate fair market value at the time of exercise equal to the total option price. Until the optionee has been issued the shares subject to such exercise, he or she possesses no rights as a stockholder with respect to such shares. The Company reserves the right to establish, decline to approve or terminate any program or procedures for the exercise of options by means of a method set forth in subsection (iv) above, including with respect to one or more participants specified by the Company notwithstanding that such program or procedures may be available to other participants.

Except as otherwise provided in the applicable award agreement, an option or SAR ceases to become exercisable upon a separation from service of the holder thereof. The Committee may determine in its discretion that an option or SAR may be exercised following any such separation from service, whether or not exercisable at the time of such separation.  However, in no event may an option or SAR be exercised after the expiration date of such award specified in the applicable award agreement, except as otherwise provided in the Equity Incentive Plan.

Restricted Shares and Restricted Share Units. The Committee is authorized to grant restricted shares and restricted share units. Restricted shares are shares of the Company’s common stock subject to transfer restrictions as well as forfeiture upon certain separations from service prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares generally has most of the rights of a stockholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

Each restricted share unit has a value equal to the fair market value of a share of our common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. The applicable award agreement will specify whether a participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to stockholders on shares of our common stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment (or other service-providing capacity) of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met. Restricted share units are subject to similar transfer restrictions as restricted shares, except that no shares are actually awarded to a participant who is granted restricted share units on the date of grant, and such participant shall have no rights of a stockholder with respect to such restricted share units until the restrictions set forth in the applicable award agreement have lapsed.

Performance Awards. A performance award consists of a right that is denominated in cash or shares of the Company’s common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Separation from service prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution or as the Committee may otherwise determine.

Performance awards are subject to certain specific terms and conditions under the Equity Incentive Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a Covered Officer under the Equity Incentive Plan (as defined therein) is intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Performance goals for Covered Officers will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation, amortization and/or stock compensation; (b) operating (or gross) income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share; (h) financial ratios; (i) cash flow(s); (j) total sales or revenues or sales or revenues per employee; (k) production (separate work units or SWUs); (l) stock price or total stockholder return; (m) dividends; (n) debt or cost reduction; (o) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions, joint ventures or collaborations or divestitures; (p) sales by market, market segment or product type or group; (q) gross profit margin (dollars or percent of sales) by business unit, product groups or areas of the world; or (r) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ stock and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the Equity Incentive Plan to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and (vi) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action; provided that the Committee commits to make any such adjustments no longer than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code). Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a performance award.

    To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Equity Incentive Plan is 300,000 and the maximum annual amount of all performance awards that are settled in cash is $3,000,000.

For purposes of the share counting provisions of the Equity Incentive Plan, a performance award that is not settled in cash shall be treated as (i) an option award if the amounts payable thereunder will be determined by reference to the appreciation of a share, and (ii) a restricted share award if the amounts payable thereunder will be determined by reference to the full value of a share.

Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Equity Incentive Plan. For purposes of the share counting provisions of the Equity Incentive Plan, an other stock-based award that is not settled in cash shall be treated as (i) an option award if the amounts payable thereunder will be determined by reference to the appreciation of a share, and (ii) a restricted share award if the amounts payable thereunder will be determined by reference to the full value of a share.

Non-Employee Director Awards. The Board of Directors may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board of Directors be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board of Directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board of Directors. Non-employee directors are also eligible to receive other awards pursuant to the terms of the Equity Incentive Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Committee may determine.  With respect to awards made to members of the Committee, the Equity Incentive Plan will be administered by the Board of Directors.

Separation from Service. The Committee will determine the terms and conditions that apply to any award upon the separation from service with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control. Unless otherwise provided by the Committee, or in an award agreement or by a contractual agreement between the Company and an award holder, if, within one year following a Change in Control (as defined in the Equity Incentive Plan), an award holder separates from service with the Company (or its successor) by reason of (a) death; (b) disability; (c) normal retirement or early retirement; (d) for Good Reason (as defined in the Equity Incentive Plan) by the award holder; or (e) involuntary termination by the Company for any reason other than for Cause (as defined in the Equity Incentive Plan), all outstanding Awards of such award holder shall vest, become immediately exercisable and payable and have all restrictions lifted. For purposes of an award subject to Section 409A of the Code, Good Reason shall exist only if (i) the participant notifies the Company of the event establishing Good Reason within 90 days of its initial existence, (ii) the Company is provided 30 days to cure such event and (iii) the participant separates from service with the Company (or its successor) within 180 days of the initial occurrence of the event.

Additionally, in the event of a Change in Control, subject to certain conditions provided for in the Equity Incentive Plan: (i) the Committee may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding award or portion thereof and shares acquired pursuant thereto upon such conditions (if any), including termination of the award holder’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine, (ii) the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any award holder, either assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable (in the event of such an assumption, continuation or substitution, the Acquiror must grant the rights set forth in the paragraph above to the participants in respect of such assumed, continued or substituted awards), (iii) the Committee may, in its discretion and without the consent of any award holder, determine that, upon the occurrence of a Change in Control, each or any award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) subject to such canceled award in (a) cash, (b) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (c) other property which, in any such case, shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an award is greater than the per share consideration in connection with the Change in Control); and (iv) the Committee may, in its discretion, provide that in the event of a Change in Control, (a) any outstanding performance awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (b) all then-in-progress performance periods for performance awards that are outstanding shall end and either any or all participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question or, at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such performance award, if at all, and (c) the Company shall cause to be paid to each participant such partial or full performance awards, in cash, shares or other property as determined by the Committee, within thirty days of such Change in Control, based on the Change in Control consideration, which amount may be $0 if applicable.

Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan or any portion of the Equity Incentive Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board of Directors deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to (i) amend the terms of previously granted options to reduce the exercise price per share subject to such option, (ii) amend the terms of previously granted SARs to reduce the grant price of such SARs, (iii) cancel such options and grant substitute options with a lower exercise price per share than the cancelled options, or (iv) cancel such SARs and grant substitute and grant substitute SARs with a lower grant price than the cancelled SARs, in each case without the approval of the Company’s stockholders. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.

Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the Equity Incentive Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the Equity Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion.

Certain Federal Income Tax Consequences. The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the Equity Incentive Plan.

Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise. Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise.

If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

Upon an award of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the vesting of a restricted share award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under restricted share units or performance awards are taxable as ordinary income at the time the shares or payments due thereunder are made available to, and are transferable by, the participant.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its chief executive officer and certain other most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company generally intends that, except as otherwise determined by the Committee (i) performance awards and (ii) options granted with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations. The Committee will not necessarily limit executive compensation to amounts deductible under Section 162(m) of the Code, however, if such limitation is not in the best interests of the Company and its stockholders.

Although the Company intends to administer the plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any participant for any tax, interest, or penalties that participant might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the plan.

The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the Equity Incentive Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Equity Incentive Plan are urged to consult a tax advisor as to the tax consequences of participation.

The Equity Incentive Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

Required Vote; Recommendation of the Board

The approval of the Equity Incentive Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 3.

PROPOSAL 4 - APPROVAL OF LUMINEX CORPORATION EMPLOYEE STOCK PURCHASE PLAN

General

Our Board of Directors has adopted and recommends that you approve the Luminex Corporation Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), including the reservation of 500,000 shares of our common stock for issuance under the Employee Stock Purchase Plan.  The Board of Directors believes that the adoption of this proposal is in the best interests of the Company for the reasons discussed below.

The Company believes that broad-based employee participation in the ownership of the Company will help to achieve the unity of purpose conducive to the continued growth of the Company and to the mutual benefit of its employees and stockholders. In order to encourage ownership of the Company’s common stock by its employees, the Board of Directors has adopted the Employee Stock Purchase Plan. In addition, the Luminex Corporation Management Stock Purchase Plan was recently terminated, which had previously reserved 500,000 shares of common stock for issuance thereunder, and will offset the shares authorized under the proposed Employee Stock Purchase Plan described in this Proposal 4.

Summary of the Material Provisions of the Employee Stock Purchase Plan

The following is a summary of the material provisions of the Employee Stock Purchase Plan, as proposed. The summary is qualified in its entirety by reference to the text of the Employee Stock Purchase Plan as set forth in Annex B to this proxy statement.

Eligibility and Participation; Awards Under the Plan. Pursuant to the Employee Stock Purchase Plan, all employees of the Company and certain of its subsidiaries (excluding employees whose customary employment is twenty hours per week or less, employees who own five percent or more of the total combined voting power or value of all classes of stock of the Company (“5% owners”) and employees of certain foreign subsidiaries) on the next commencement date (as defined in the Employee Stock Purchase Plan) following their date of employment may elect to deduct from their compensation an after-tax amount of not less than $20.00 and up to 15% of their base pay on the commencement date each payroll period. The dollar amount deducted is credited to the participant’s contribution account (as defined in the Employee Stock Purchase Plan). On the exercise date (the last trading day of each option period), the amount deducted from each participant’s salary will be used to purchase the maximum number of shares of our common stock at a purchase price (the “exercise price”) equal to 85% of the lesser of the closing market price of the shares of our common stock on the exercise date or the grant date. On an exercise date, all options shall be automatically exercised, except for persons whose employment has terminated or who have withdrawn all contributions. The Employee Stock Purchase Plan permits international employees to participate in the Employee Stock Purchase Plan under terms that are modified to the extent required to comply with local laws.

Options granted under the Employee Stock Purchase Plan will be subject to the following limitations: (i) the maximum number of shares of common stock which may be purchased by any participant on an exercise date shall be 5,000 shares of our common stock; no participant shall be permitted to accrue the right to purchase during any calendar year shares of our common stock under the Employee Stock Purchase Plan having a market value greater than $25,000, as determined on the grant date for the option period during which each such share of stock is purchased; (iii) no option may be granted to a participant who immediately after such grant would be a 5% owner; and (iv) no participant may assign, transfer or otherwise alienate any options granted to the participant, except by will or the laws of descent and distribution, and such options must be exercised during the participant’s lifetime only by the participant.

As of March 27, 2012, approximately 600 individuals were eligible to participate in the Employee Stock Purchase Plan.  Employees whose customary employment is twenty hours per week or less, 5% owners and employees of certain foreign subsidiaries will not be eligible to participate in the Employee Stock Purchase Plan.

Administration. The Employee Stock Purchase Plan will be administered by a plan administrator, which will initially be the Compensation Committee of the Board of Directors.

Upon termination of a participant’s employment during the option period prior to the exercise date for any reason except death, disability or retirement, the employee shall cease being a participant under the Employee Stock Purchase Plan, and the balance of the employee’s contribution account shall be paid to the participant as soon as practical after termination. Any option granted to such a participant shall be null and void from the date of termination. Upon the death, retirement or disability of a participant, the participant, or his or her legal representative, may withdraw the balance in his or her contribution account (subject to certain timing limitations) or may have the accumulated balance used to purchase stock under the Employee Stock Purchase Plan. Any remaining money which is insufficient to purchase a whole share will be returned to the participant or his or her legal representative.

Adjustments. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other change in the Company’s structure affecting the Company’s common stock, equitable and proportionate adjustments will be made by the plan administrator, subject to direction by the Board of Directors, in the number of shares reserved for issuance under the Employee Stock Purchase Plan and the calculation of the exercise price.

Amendment. Without the approval of the stockholders of the Company, the Employee Stock Purchase Plan may not be amended to increase the number of shares reserved under the Employee Stock Purchase Plan (except pursuant to certain changes in the capital structure of the Company). Generally, all other amendments, including termination of the Employee Stock Purchase Plan, may be made without stockholder approval.

Federal Income Tax Aspects. The following is a brief summary of the Federal income tax aspects of awards made under the Employee Stock Purchase Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Each participant in the Employee Stock Purchase Plan should consult with his or her own tax advisor to determine the particular tax effects of participation in the Employee Stock Purchase Plan and transactions in shares received thereunder.

A holder will not recognize income for Federal tax purposes on account of the initial discount when shares are purchased. Instead, income may be recognized when a holder disposes of his or her stock.

If shares of stock are disposed of before a statutory holding period is met, ordinary income is recognized on the sale date in an amount equal to the difference between the price paid for the shares and the market value of the shares on the date such shares were purchased. If shares are disposed of after meeting the holding period requirement, the holder receives ordinary taxable income in the calendar year of disposition equal to the lesser of (i) the original 15% discount on the shares assuming the stock had been purchased on the grant date or (ii) the excess of the fair market value of such shares of common stock on the day of disposition over the price paid for such shares. In either case, (i) if a holder’s disposition is by gift, such holder will have no further income tax consequences and (ii) in the case of a sale of such shares, the difference between the net proceeds on the date of disposition and the holder’s tax basis in such shares (including ordinary income recognized in the disposition) will be taxable as capital gain or loss.

If an employee leaves contributions in the Employee Stock Purchase Plan to purchase common stock after he or she retires, the tax consequences depend on whether the termination date is within three months of the exercise date. If the termination date is not more than three months prior to the exercise date, the tax consequences are as described above. However, if the termination date is more than three months prior to the exercise date, the holder is treated as exercising a non-qualified option and is taxed on the exercise date on the excess of market value of the stock on that date over the price paid.

New Plan Benefits. No purchase rights have been granted, and no shares have been issued, on the basis of the approval of the Employee Stock Purchase Plan, which is the subject of this proposal. Because benefits under the Employee Stock Purchase Plan will depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the Employee Stock Purchase Plan is approved by the stockholders. Employees whose customary employment is twenty hours per week or less, 5% owners and employees of certain foreign subsidiaries are not eligible to participate in the Employee Stock Purchase Plan.

If approved by the stockholders, the Employee Stock Purchase Plan will become effective as of May 17, 2012.

Required Vote; Recommendation of the Board

The approval of the Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 4.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of December 31, 2011, certain information with respect to shares of our common stock authorized for issuance under our equity compensation plans.
Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
	(A)	(B)	(C)

Equity Compensation plans approved by security holders	2,346,824	$6.07	1,555,269

Equity Compensation plans not approved by security holders (1)	673,310	$9.40	-

Total	3,020,134		1,555,269

(1)
Includes options to purchase 500,000 shares of the Company’s common stock issued to Patrick J. Balthrop, Sr. on May 15, 2004 in connection with his hiring.  Such option grants were issued separate and apart from the Company’s stockholder approved equity incentive plans.

PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company and to perform other accounting services, if appropriate, for the year ending December 31, 2012.  Such appointment will be presented to the stockholders for ratification at the Meeting.  A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to questions from stockholders and will be given the opportunity to make a statement if so desired.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise.  However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Fees paid to Ernst & Young LLP for services provided during the years ended December 31, 2011 and 2010 are presented below.

Audit Fees.  The aggregate audit fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q, for the audit of management’s report on the effectiveness of our internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002, and other services that are normally provided by the independent auditor in connection with statutory and regulatory filings totaled $683,134 for 2011 and $674,023 for 2010.

Audit-Related Fees.  There were no other fees billed to us by Ernst & Young LLP for assurance and related services with regard to the performance of the audit or review of the Company’s consolidated financial statements, and for the review of the Company’s internal controls over financial reporting, not described above under “Audit Fees,” for 2011 and 2010.

Tax Fees.  The aggregate tax fees billed to us by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning totaled $195,453 for 2011 and $41,681 for 2010.

All Other Fees.  There were no fees billed by Ernst & Young LLP for products or services other than those described above for 2011 and 2010.

The Restated Audit Committee Charter, among other things, requires the Audit Committee to pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.  The Audit Committee has adopted a pre-approval policy in order to ensure that the performance of audit and non-audit services by the independent auditor does not impair the auditor’s independence.  The policy provides for the general pre-approval of specific types of services, gives guidance to management as to the specific type of services that are eligible for pre-approval and provides cost limits for each such service on an annual basis.  The policy requires specific pre-approval of all other permitted services.  Requests or applications to provide services that require separate approval by the Audit Committee are submitted by the Company’s chief financial officer to the Audit Committee and must include a statement as to whether, in the chief financial officer’s view, the request or application is consistent with the SEC’s rules on auditor independence.  The Audit Committee may delegate pre-approval authority to one or more of its members who shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All audit related services, tax services and other services provided in 2011 and 2010 were pre-approved by the Audit Committee.  The Audit Committee concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of the firm’s independence in the conduct of its auditing functions.

Required Vote; Recommendation of the Board

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 5.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

To the Stockholders of Luminex Corporation:

The Board of Directors maintains an Audit Committee comprised of three independent directors.  The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of The NASDAQ Stock Market LLC that govern audit committee composition, including the requirement that audit committee members meet the heightened independence requirements as contemplated by the applicable rules of The NASDAQ Stock Market LLC.  The Audit Committee operates under a written charter, which was adopted by the Board of Directors (as amended to date, the “Restated Audit Committee Charter”).  A copy of the Restated Audit Committee Charter may be viewed on the Investor Relations section of our website at www.luminexcorp.com.

Pursuant to the Restated Audit Committee Charter, the Audit Committee oversees the financial reporting process on behalf of the entire Board of Directors.  The Audit Committee is responsible for the appointment, compensation and oversight of the work of Luminex’s independent registered public accountants.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  Our independent registered public accountants are responsible for performing an independent audit of Luminex’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board, expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles and auditing the effectiveness of Luminex’s internal control over financial reporting and issuing a report thereon.  In fulfilling its oversight responsibilities, the Audit Committee reviews and discusses with management and the independent registered public accountants the audited and interim financial statements included in our reports filed with the SEC in advance of the filings of such reports.

The Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accountants.  Furthermore, the Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has also received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accountants the independent registered public accountants’ independence.

The Audit Committee discussed with the independent registered public accountants the overall scope and plans for their audit.  The Audit Committee met with the independent registered public accountants, with and without management present, to discuss the results of their examination, their evaluation of Luminex’s internal controls requirements under Section 404 of the Sarbanes-Oxley Act of 2002, and the overall quality of Luminex’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Kevin M. McNamara (Chairman)
Robert J. Cresci
Thomas W. Erickson

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Risk Assessment

The Compensation Committee of the board of directors (the “Committee”), with the participation of AON/Hewitt Associates, LLC (“AON/Hewitt”) and management, conducted a risk assessment of the Company’s compensation programs. As part of this assessment, the Committee reviewed our compensation programs for certain design features identified by the Committee’s advisors as having the potential to encourage excessive risk-taking, and considered our compensation programs in light of our key enterprise and business strategy risks.  The Committee noted that our programs are designed so that they do not include compensation mix overly weighted toward annual incentives, highly leveraged short-term incentives, uncapped or “all or nothing” bonus payouts or unreasonable performance goals. The Committee also noted several design features of our cash and equity incentive programs that reduce the likelihood of excessive risk-taking, including the use of reasonably obtainable and balanced performance metrics, maximum payouts at levels deemed appropriate, Committee oversight and direction over executive compensation programs, the presence of severance plans for executives through employment agreements, and balance between compensation elements that focus on short-term financial and operating performance and those that reward for longer-term Company performance and stock appreciation, especially when combined with our executive stock ownership guidelines. Additionally, our executive compensation “clawback” policy allows the Company to recover bonus payments and certain equity awards under certain circumstances, and compliance and ethical behaviors are factors considered in all performance and bonus assessments. Based on its assessment, the Committee believes that our compensation programs do not motivate risk taking that could reasonably be expected to have a material adverse effect on the Company.

Compensation Discussion and Analysis

The following discussion and analysis is presented in the following order:

2011 Executive Summary	2011 Executive Compensation Review
Overview of Luminex Compensation Process	Additional Disclosures
Compensation Philosophy	2012 Executive Compensation Preview and Summary
Program Design

2011 Executive Summary.  We strive to design our compensation programs to specify and reward executive behavior that is aligned with stockholder interests, effective corporate governance and the successful execution of the Company’s business plan and strategies. The Committee has established the following primary objectives in designing and reviewing compensation for our Chief Executive Officer (the “CEO”) and our other executive officers:

•	Offer competitive and effective total compensation for executives to enable the Company to attract, reward and retain skilled executives in a competitive recruiting environment;
•
Provide a substantial portion of executive compensation through performance-contingent compensation, where annual incentives are based on achieving designated and pre-approved quantitative and qualitative measures of performance;

•
Encourage and share superior and sustained corporate performance based on performance measures that create value for stockholders, reward corporate growth and encourage measured risk-taking in support of our corporate objectives; and

•
Align the long-term financial interests of our executives with those interests of our stockholders by creating incentives that deliver value based on long-term performance and stock price appreciation.

As described in more detail below, our core compensation philosophies include the following:

•	Each element of compensation should support our compensation objectives and should, when viewed collectively, work together to appropriately support all of these objectives;
•
Our compensation programs should create a management culture that is performance-driven and has a vested interest in increasing stockholder value and the successful execution of our corporate goals and strategies;

•	Our compensation decisions should support the Company’s anticipated growth and executive development;
•	Our compensation decisions should be flexible to reflect the unique attributes of the Company and each executive; and
•	Our compensation programs and policies should consider external perceptions and “good governance” and should not provide incentives for excessive risk taking for short-term gains.

Consistent with these objectives and philosophies, the compensation programs for our named executive officers for fiscal 2011 included the key features described below.  See the chart on page 25 following the key features, for a summary of 2011 total compensation for the names of executive officers.

•
Competitive Base Salaries. Market competitive base salaries, appropriately aligned with annual performance-based cash bonus opportunities. Salary adjustments for our named executive officers reflected modest merit-based adjustments at approximately 1% to 2.5%.

•
Performance-Based Cash Compensation Opportunities. We provided our named executive officers a market competitive performance-based incentive opportunity to earn cash incentive compensation based upon achievement of specific Company, business unit and personal objectives.  Target for bonuses was 50% of base salary for executive officers and 100% for the CEO.  Maximum performance-based payouts could reach up to 75% of base salary earned in 2011 for the executive officers and 150% for the CEO.  Bonuses earned and paid for 2011 were 72.5% to 74.6% for executive officers and 139.5% for the CEO, based upon superior performance in 2011.

•
Long-Term Stock-Based Incentive Compensation. The primary change to our compensation programs for 2011 was reflected in our long-term incentive opportunities.  With one exception, the value of time-based equity grants was reduced by 50% over the value granted in 2010, or that would otherwise have been recommended in 2011.   This significant reduction was part of the Company’s focused effort to reduce general and administrative expenses in 2011.  As a result of our focused efforts, the Company increased operating profit by 112% in 2011 as compared to 2010 and reduced general and administrative expense (as a percentage of revenue) by 4% compared with 2010.  It was not anticipated that such equity award reductions would be repeated in subsequent years but was to focus management on a significant Company objective. The exception to the 50% reductions was Mr. Bradley.  His 2011 long-term equity award was increased 60% over 2010 based upon his excellent service to the Company, internal pay equity considerations and his not participating in the performance-based restricted share grants issued (see below) as a potential partial recapture for the officers based upon the reduced annual equity awards.

•
Given the 2011 reductions to time-based equity awards, and recognizing our need to offer competitive equity compensation opportunities, we granted our named executive officers one-year performance-based restricted share grants, based upon achievement of total consolidated operating profit of not less than $20.3 million.  The total number of shares/units subject to issuance was 10,132 and the dollar value of such grants were $35,000 for each named executive officer (non-CEO), excluding Mr. Bradley, and $80,000 for the CEO.

•
Additionally, our CEO and CFO participated in our senior executive long-term incentive plan (the “LTIP”) which offers a long-term, performance-based incentive (over a three year performance period plus additional time vesting) for certain of our most senior executives. The value of target award amounts for our CEO ($800,000) and CFO ($300,000) for the 2011 LTIP remained unchanged from 2010.

•
Performance and Equity-Based Compensation Mix; Benchmarks. We strive to achieve a mix of compensation that reflects our desire to focus executives on long-term performance and value creation while rewarding and encouraging achievement of short-term business objectives and performance which should also benefit our stockholders.  This consisted in 2011 of annual cash bonus incentives, time based equity awards, performance based equity awards and LTIP for the CEO and CFO.  For 2011, approximately 78% of our CEO’s total target compensation was performance or equity-based, with the equity component approximating 55% of his target total compensation opportunities, with approximately 17% allocated to time-based equity grants and 38% allocated to performance-based equity grants. For our CFO, approximately 66% of his total target compensation was performance or equity-based. The equity component was approximately 49% of his target total compensation opportunities, with approximately 17% allocated to time-based equity grants and 32% allocated to performance-based equity grants. For our three other named executive officers, approximately 52% to 67% of total target compensation was performance or equity-based. The equity component was approximately 28% to 50% of target total compensation opportunities, with approximately 24% to 46% allocated to time-based equity grants and 4% to 5% allocated to performance-based equity grants.

•	Executive Benefits. We do not maintain “top hat” or supplemental executive retirement plans, or offer our NEOs material “executive” perquisites or excessive change in control arrangements.

2011 COMPENSATION SUMMARY (1)
(in thousands)

Title	Name	Base Salary	Cash Bonus Paid	Long Term Equity Grant Date Value	Performance Equity Award Value	LTIP Target Value	Total Compensation
CEO	Balthrop	$515	$717	$400	$80	$800 (3)	$2,512
CFO	Currie	$325	$238	$175	$35	$300 (3)	$1,075
SVP	Bradley	$284	$211	$400	-	-	$895
SVP	Bridge-Cook	$352 (2)	$254 (2)	$175	$35	-	$816 (4)
SVP	Pintek	$326	$242	$175	$35	-	$778

___________

(1)
Amounts reported in this chart may differ from the amounts determined under SEC rules in the Summary Compensation Table and describes compensation approved and granted in 2011 only.  This is provided as an overview summary for utilization by the reader and not as a substitute for the SEC presentation.  See the narrative and tables herein accompanying the 2011 Summary Compensation Table on page 42 hereof.

(2)	Paid in Canadian dollars.
(3)	Target grant date value.. Scale based on actual performance against metrics is 0% to 275%.
(4)	Total reflects cash payments in Canadian dollars but equity awards in US dollars.

Overview of Compensation Process. The Committee is primarily responsible for establishing the compensation programs for the CEO and all other executive officers. In addition, the Committee reviews and makes recommendations to the full board regarding non-employee director compensation. The Committee also administers the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Equity Plan”) under which equity-based and other incentive awards may be made to employees, directors and consultants.

The Committee reviews executive compensation and the Company’s compensation policies and costs in an attempt to ensure that our compensation programs are consistent with our compensation philosophy and promote the objectives of our organization and stockholder interests. The Committee also periodically reviews “tally” sheets quantifying the aggregate compensation, current or contingent, of our executives, together with additional compensation analyses prepared by management and the Committee’s compensation consultants.  These materials assist the Committee in confirming that executives are compensated, as a whole, in a manner consistent with the design and objectives of our compensation programs. The Committee also utilizes this information to understand internal pay equity and external market positioning among the Company’s executives.  Finally, the Committee considers total stock utilization, equity expense and equity run rate in its annual decision making.  The consideration of this information, however, is only one of numerous factors considered by the Committee consistent with our flexible compensation philosophy described below.

The Committee seeks the advice and analyses of compensation consultants as and when it deems appropriate. The Committee engaged AON/Hewitt as its compensation consultant for 2011. The Committee annually examines the appropriateness of our “peer group” and collects peer group net total compensation data, based to the extent possible upon positions of comparable scope and complexity, in order to assess our executive compensation in relation to our general compensation benchmarks. In 2011, AON/Hewitt independently prepared peer compensation studies to assist the Committee in this analysis, which focused on the core direct elements of our executive compensation program. AON/Hewitt also assisted the Committee in the design of our executive equity grant programs, as well as the LTIP.

Finally, given the CEO’s insight into internal pay equity issues as well as executive performance versus expectations, skill sets, potential and past and projected responsibilities, the views and recommendations of the CEO are solicited by the Committee with respect to executive compensation. The CEO’s recommendations are given significant weight. The Committee also solicits the views of other board members with particular insight into relevant matters, who may, upon request, attend Committee meetings in an observer capacity.  The Committee makes all final decisions regarding executive compensation. The CEO is excused from meetings prior to the Committee’s approval of his compensation and discussion of his performance in relation to his compensation decisions. The Committee does not delegate the authority to make equity or other compensatory awards to our executive officers.

Compensation Philosophy. Our compensation programs and objectives are designed around five core philosophies:

1. Each element of compensation should support our compensation objectives and should, when viewed collectively, work together to appropriately support all of these objectives. The Committee believes that each element of our compensation program should be designed to simultaneously fulfill one or more of our “compensation objectives” described above, and that each element should work together as a whole to appropriately support all of these objectives.

2. Our compensation programs should create a management culture that is performance-driven and has a vested interest in increasing stockholder value and the successful execution of our corporate goals and strategies. Accordingly, our philosophy emphasizes performance-based incentives for our executive officers, in part by having a substantial portion of each officer’s cash compensation contingent upon the successful financial, operating and strategic performance of the Company, as well as upon successful execution of an executive’s individual goals or directives. Equity incentives that vest over several years and/or upon the achievement of performance targets also play a prominent role in our program.

3. Our compensation decisions should support the Company’s anticipated growth and executive development. Our compensation policies must primarily be designed to attract and retain the required talent to support our anticipated growth and increasing operational complexity. Simultaneously, our policies should foster and reward the growth and development, in terms of competency, responsibilities and leadership, of our executive team.

4. Our compensation programs and policies should consider external perceptions and “good governance” and should not provide incentives for excessive risk taking for short-term gains. The Committee believes that it is important to undertake a specific review of our compensation programs and policies each year to be sure that they follow “good governance practices” in the Committee’s view and that they do not incentivize excessive or inappropriate risk taking in the Committee’s view.

5. Our compensation decisions should be flexible to reflect the unique attributes of the Company and each executive. The Committee’s compensation philosophy for an executive officer allows for flexibility in assessing an overall analysis of the executive’s performance for the prior year, projected role and responsibilities, required impact on execution of Company strategy, external pay practices and competitive market conditions, total cash compensation and relative equity positioning internally, recommendations from our CEO and compensation consultants it may engage, and other factors the Committee deems appropriate. Our philosophy also considers an officer’s prior experience and professional status, employee retention, vulnerability to recruitment by other companies and the difficulty and costs associated with replacing executive talent. The weighting of these and other relevant factors is determined on a case by case basis for each executive in the context of the relevant facts and circumstances.

Program Design.

What are the primary compensation elements? The Committee has designed our executives’ compensation packages around three primary elements:

•	base salary;
•	annual variable performance awards payable in cash; and
•
long-term stock-based incentive awards, including, in addition to annual time-vesting equity awards, restricted shares that are subject to both performance- and time-based vesting and RSUs under our LTIP for our most senior executive officers.

How do we use “benchmarks?” While we do not support rigid adherence to compensatory formulas, there are general pay positioning policies, or benchmarks, we refer to which have been derived, in part, based on the market-based recommendations from AON/Hewitt. Our benchmark for base salary is to be generally competitive with market pay levels, usually defined as the median (50th percentile) of our peer group. The Committee’s desire is to provide total short-term cash opportunities near the peer group median (50th percentile) for meeting targeted annual goals, but allow for upside for meeting or exceeding performance goals approved by the Committee. The Committee also targets total potential compensation opportunities (including equity awards) with an “upside” between the 50 th and the 75th percentile of our peer group (and approximating the 75th percentile for LTIP participants), provided the Company and the executive deliver superior performance.

We chose the base salary benchmark primarily to target a market competitive base salary as the norm. Our benchmarks for short-term cash bonus and total compensation opportunities reflect our desire that “target” performance results in median, market competitive incentives similar to our base salary objective, but, consistent with our goal of driving the achievement of business and financial objectives that help create stockholder value and share price appreciation, rewards above-average performance with above-average cash and total compensation. These benchmarks also reflect that we compete with larger companies for executive talent that may offer base and total target compensation opportunities above the market median.

To help assess how our executives are compensated in relation to our benchmarks, the Committee collects compensation data from a peer group. However, these survey results will be used by the Committee solely as a baseline reference, in part due to the fact that the survey data does not provide full insight as to actual performance, responsibilities, tenure, prior experience and other relevant information needed to accurately assess position comparability and the competitiveness of our compensation packages. Accordingly, certain executives may be compensated below or above the Committee’s benchmarks based on various factors consistent with our flexible compensation philosophy. Our process and rationale for determining our peer group for 2011 are described below under “Executive Compensation for 2011.”

Do we have a target compensation “mix?” We have also derived, with the assistance of AON/Hewitt, general guidelines with respect to compensation allocation or “mix.” We generally believe at least 60% of an executive’s total compensation opportunity, typically increasing with level of responsibility, should be performance and equity based, with the equity component approximating at least 50-60% of target total compensation opportunities at the CEO level (split between time-based equity grants, performance-based equity grants and LTIP grants), and ranging from approximately 40% to 60% for the other named executive officers. We believe emphasis on equity appropriately focuses our executives on long-term performance and value creation. Additionally, we generally believe 15% to 20% of an executive’s total compensation opportunities should be allocated to short-term performance bonus opportunities. This reflects our desire to reward and encourage the achievement of short-term business objectives and performance which should also benefit our stockholders. However, as with our use of benchmarks (and for similar reasons), our targeted compensation “mix” thresholds are only intended to be reference points.

How does our compensation design support our compensation objectives and philosophies?

Base Salary. The primary goal for base salary is to be market competitive and to compensate an executive’s short-term contributions, as well as to provide current financial stability. The initial base compensation for our executive officers has been established by the terms of employment agreements between the Company and the executives negotiated at the time of hire. The Committee’s goal when annually reviewing salaries is to initially target base salaries at or near our benchmarks and then adjust based on other relevant considerations, including the recommendation of our CEO, internal pay equity and the impact of base salary on short-term performance bonus opportunities.

Short-Term Performance Incentive Opportunity. The Committee believes that a significant portion of an executive’s total cash compensation should be linked to Company operating performance and individual contributions to our strategic and growth objectives. Accordingly, our cash-based incentive opportunities will generally be targeted as a percentage of base salary based on specific financial and individual accountability performance goals. Though our benchmark is market median, the minimum target incentive opportunities are generally as set forth in the executive’s employment agreement. In recent years, including 2011, 50% of the target bonus has been tied to Company-wide specific performance metrics (with an opportunity to over achieve), 40% tied to business unit or specific key objectives relating to the executive and their area of expertise and 10% to personal leadership and contribution objectives.  While certain individual goals can be measured objectively, others, such as leadership and teamwork, involve qualitative, subjective assessment that will ultimately be left to the Committee, based primarily on recommendations of our CEO. Additionally, where an executive’s primary responsibility may be in a particular business unit or function (for example, marketing, R&D, or a particular segment), the performance goals may be more heavily weighted towards specific financial or other critical business outcomes and achievements in that unit or function. In the case of strategic and other tangible non-financial goals, such as product milestones or FDA clearances for new products, we attempt to target individual goals with respect to which the executive can directly influence the successful execution.

Accordingly, our annual incentive programs are designed to focus our executives on organizational priorities and performance, including accomplishing organizational strategies and financial goals. The potential payouts under the incentive plans are currently based on a sliding scale designed to relate the annual incentive payout to a range. For superior performance, there is a maximum range of payout, with a reduced payout for below “target” performance and no payout for performance below a minimum level. Accordingly, significant underachievement is not rewarded in the design of our plan, which promotes our goal of executive accountability with respect to their role in the collective success of our organization.

The performance goals are determined near the beginning of each fiscal year. Our CEO typically recommends performance goals to the Committee, which are then reviewed and approved or modified in the Committee’s sole discretion. Pursuant to our incentive plans, these goals may be adjusted during the year for litigation or claim judgments or settlements and certain other extraordinary non-recurring items (such as a material acquisition).

Long-Term Stock-Based Incentive Compensation. We believe that stock-based compensation helps to create a culture that encourages our executives to think and act as stockholders. We believe long-term equity incentives also hold executives accountable for decisions that may have a long-term impact and thus focus executives on the implications of their decisions over an extended time frame. At the same time, these awards allow our executives to share in the Company’s long-term success when their efforts were a substantial factor in that value creation. Finally, we believe equity incentives are necessary to be competitive in our recruitment and retention efforts.

Time-based Equity Awards. In conjunction with the 2011 equity awards, as in 2010, the Committee determined the desired value to be delivered to an executive pursuant to the time-based equity component of his or her total compensation opportunity, and allocated 70% of that value to restricted shares and 30% to stock options.  With one exception, the value of time-based equity grants was reduced by approximately 50% over the value granted in 2010 or that would otherwise have been recommended in 2011. This significant reduction was part of the Company’s focused effort to reduce general and administrative expenses in 2011. It was not anticipated that such equity award reductions would be repeated in subsequent years but rather was intended to focus management on a significant Company objective in 2011.

We believe our predominant use of restricted shares, in addition to limiting dilution, serves our compensation objectives of retention and alignment interests with our stockholders given the five year vesting. Additionally, providing a substantial portion of the equity award as “full value” restricted shares will add to the perceived value, as a whole, of the annual time-based equity award, given the volatility of our stock and our stage of development can create uncertainty of value with respect to stock options. We believe a significant long-term stake in our equity will also help reduce excessive or inappropriate risk-taking principally motivated by short-term share price appreciation. At the same time, having 30% of the annual time-based equity award in the form of options makes a material portion of the value of each annual award linked solely to long-term share price appreciation to help ensure our executives are appropriately motivated and focused on delivering long-term stockholder value. The use of stock options also contributes to the competitiveness of our compensation packages and promotes entrepreneurial decision making. The Committee believes its policy to utilize a “portfolio approach,” or a combination of restricted shares and options, provides it the flexibility to set what it believes to be optimal combinations of retention- and performance-focused equity incentives based on, among other factors, the dilutive effect of our equity program, the Company’s stage of development and size and the competitive practices of our peers.

The Committee makes annual equity awards based on a target dollar amount. While this results in an uncertain share usage, it results in a predictable expense for the Company and allows the Committee to tailor the value of the awards more precisely to reflect its compensation philosophies, objectives and design. The Committee determines the target dollar amount for stock-based awards to the executive officers on a discretionary basis and takes into account, among other factors, the recommendations of the CEO and any compensation consultants the Committee may engage, together with our compensation benchmarks, prior equity grants and current equity holdings, and seniority and internal pay equity considerations.  As stated above, the 2011 time-based equity awards were significantly reduced as part of an overall focus on general and administrative expense reduction.  The Committee did not intend to continue to reduce the time-based awards beyond the 2011 grants.   Furthermore, the award for Mr. Bradley was increased in 2011 in support of his excellent performance, the Committee’s desire to address certain internal pay equity considerations and his not participating in the 2011 performance-based restricted share awards addressed below.

The actual number of restricted shares granted is generally determined by dividing the dollar amount allocated to the restricted share component by the fair market value of the shares on the date of grant. For 2011, the Committee did not apply a discount to the value of these shares to reflect the forfeiture restrictions associated with service-based vesting. The number of shares subject to options granted is generally determined by dividing the dollar amount allocated to the option component by the value of an option share with reference to the fair market value of the shares on the date of grant calculated pursuant to a modified Black-Scholes model specific to the Company. For 2011, this calculation resulted in an option share value of approximately 54% of the fair market value of our common stock on the grant date.

The restricted shares currently are generally subject to time vesting over five years in equal annual increments on the anniversary date of such grants, while 2011 stock option grants vest over three years in equal annual increments and have a total life of up to ten years provided continued employment. We believe that time-based equity awards appropriately align the interests of our executives with those of our stockholders. Time-based vesting of restricted shares and stock options provide economic benefit only to the extent the employee maintains a long-term business relationship with and commitment to the Company. Additionally, stock price appreciation is required in order to realize value from stock options, and is required to create significant additional value with respect to restricted shares.  For 2011, however, for the reasons described below under “ – Executive Compensation for 2011,” we granted performance-based annual restricted share awards for our named executive officers.

Long-Term Incentive Plan. The primary goals of the design of the LTIP are to offer an additional long-term performance driven incentive to certain of our most senior executives, as well as serving as a retention vehicle for these key officers.  The LTIP award, taken together with all compensation opportunities, is intended to offer participating executives total compensation opportunities at or exceeding the 75th percentile of our peer group as a reward for maximum performance under the LTIP (which performance would reflect, in our view, exceptional performance and value creation). For 2011, as with 2010, the participants in the LTIP were Mr. Balthrop and Mr. Currie.  Each year the Committee, with the input of the CEO, addresses the scope of participation in the LTIP.

Awards under the LTIP are granted by the Committee in the form of Restricted Stock Units (“RSUs”) and are treated as “performance awards” under the Equity Plan. Grants of RSUs under the LTIP shall initially be unvested and represent the maximum amount of shares that participants may receive under the LTIP, assuming achievement of the maximum level of performance goals established for the grant. The vesting and value of the LTIP awards are dependent on continued service, but also on company performance over a three-year period measured by, for 2011, (i) appreciation in our share price and (ii) operating profit per share. The Committee believes that by making an LTIP grant every year, with vesting tied to financial and share price performance over a three-year period and continued service over a five-year period (as a result of 50% of the value of the award earned vesting at the end of the three-year performance period and the remaining 50% vesting on the two-year anniversary of the initial vesting date), our participating executives are given a powerful incentive to focus on long-term, sustained improvement in Company performance and stockholder value.

Each year, the Committee determines the levels of performance that will represent target, threshold and maximum performance levels for each goal.  The metrics for determining performance against operating profit goals follow generally accepted accounting principles; however, the Committee may consider certain items or events as extraordinary when determining the Company’s performance against profit goals (and share price goals) and make what it deems to be appropriate adjustments, in each case subject to certain limitations.

The specific design of the 2011 LTIP is more fully described on pages 33 and 34 below. Additionally, in the event that any settlement of RSUs causes the aggregate payments or benefits to be made or afforded to an LTIP participant under the RSU agreement, together with any other payments or benefits received or to be received by such participant, in connection with a change in control to exceed 110% of the maximum amount permitted under the Code to be received without incurring an excise tax, then we shall pay to such participant an additional amount, in cash, necessary to reimburse such participant on an after-tax basis for any excise tax payable by such participant, as further described in the form of RSU agreement previously filed with the SEC. The Company is not party to any other 280G “gross-up” arrangements with its named executive officers, but believed it was appropriate in the case of the LTIP to ensure the award maintained its full motivational value by preserving to the maximum extent deemed reasonable the intended value of the award to each participant, resulting in the “modified” gross-up structure described above and recommended by AON/Hewitt.

The performance periods for two LTIP grants have now matured.  For 2008, as for 2009, the Company did not achieve the trading price per share metric and did achieve between target and maximum as to the adjusted operating cash flow goal.  The Committee continues to evaluate the LTIP and its performance metrics and pays particular attention to the realized equity awards in comparison to the potential maximum award which is the dollar value set forth each year in the Summary Compensation Table.  The following reflects realized share awards relative to the minimum, target and maximum under the LTIP for the award periods now complete (2008 and 2009).  The Committee believes it is important for investors to appreciate and understand the difference between realized awards and potential awards under the LTIP.  The goal is to provide meaningful rewards for truly superior performance.  As a result, the program does not necessarily anticipate the target or maximum metrics to be achieved; however, if they are, it should reflect significant alignment between stockholder and participant interests.  See results to date below.

Participant	Grant Year	Share Minimum (1)	Share Target	Share Maximum	Actual Shares Issued (2)	Issued as a Percentage of Maximum
Balthrop	2008	11,188	37,296	102,564	42,059	41.0%
Balthrop	2009	15,316	51,052	140,396	70,198	50.0%
Currie	2009	5,743	19,144	52,648	26,324	50.0%

________________

(1)	If no metric achieved upon completion of the three year period then zero shares would be awarded. The share number reflected is the minimum award if one of the two minimum threshold metrics is met.

(2)	Subject to one half released to participant upon certification and one half on the December 31 two years following completion of the performance period.

Accelerated Vesting upon Change in Control. Our employment agreements with our named executive officers provide for acceleration of vesting, or lapse of restrictions, in connection with a change in control. We believe this is appropriate in order to avoid being at a competitive disadvantage in our recruiting and retention efforts, as employees often consider equity upside opportunities in a change in control transaction a critical element of compensation. Additionally, accelerated vesting provisions provide security that equity-related consideration will be earned in the event the Company is sold or the subject of a “hostile” takeover. The absence of such an agreement could impact an employee’s willingness to work through a merger transaction which could be beneficial to our stockholders. The outstanding restricted shares and stock options of our named executive officers also vest in full upon their death or disability. We have been advised by AON/Hewitt that this is not an uncommon practice among our peer group.

With respect to LTIP awards, if a change in control occurs prior to the end of the performance period, the Committee shall determine the vested units by (i) applying the performance criteria set forth in the LTIP using the effective date of the change in control as the end of the performance period, and by appropriately and proportionately adjusting the performance criteria for such shortened performance period, and (ii) multiplying the number of units so determined by .3333 if the change in control occurs in the first year of the performance period, .6667 if the change in control occurs in the second year of the performance period, and 1 if the change in control occurs in the third year of the performance period. Additionally, upon a change in control, the restricted period for any units awarded following the end of the applicable performance periods shall automatically terminate.

Timing of Equity Grants. Except with respect to new hires or promotions, we generally determine annual executive equity compensation awards each year in the first quarter and no earlier than the meeting in which we approve the prior year’s annual performance bonuses. This allows us to assess the prior year’s total compensation and performance when considering current year grants. It is the Company’s current policy that annual grants to existing employees (excluding LTIP grants) shall be effective on the tenth trading day following the filing of the Company’s Annual Report on Form 10-K. In the event of a “new hire,” “promotional” or other ad hoc equity award, that equity award shall not be approved except at a meeting of the Committee and it shall be effective on the first trading day of the month that immediately follows the month in which the start date, promotion or other event triggering an ad hoc award occurs. The per share exercise price of an option award shall be the closing price of the Company’s common stock on the NASDAQ Global Market on the applicable effective date as specified above. This policy applies to awards to all eligible employees, not just our executive officers. The Committee may make an exception to the general policies above when it determines an exception is in the best interest of the Company based on the recommendation of our CEO.

2011 Executive Compensation Review. Our “named executive officers” for 2011 consisted of Patrick J. Balthrop, President and Chief Executive Officer; Harriss T. Currie, Chief Financial Officer, Vice President, Finance and Treasurer; Jeremy Bridge-Cook, Senior Vice President, Assay Group; Michael F. Pintek, Senior Vice President, Operations; and Russell Bradley, Vice President, Business Development and Strategic Planning.

For 2011, AON/Hewitt prepared for the Committee a peer group compensation survey of peer companies selected, with the concurrence of the Committee, from within the relevant biotechnology industries (including research, medical device and diagnostic) and a group of larger companies targeted by the Committee and our CEO that were believed to be relevant peers. The Company peers were selected primarily based on market capitalization and/or revenue (generally within a range of approximately one half to four times the Company’s market capitalization and/or revenue), as well as similar organizational and operational complexity and stage of development where practicable.  The 2011 peer group was the same as the 2010 peer group, except that Inverness Medical Innovations, Inc. renamed itself Alere Inc. after Inverness acquired Alere.  We believe the size of the peer group is appropriate in light of the diverse nature of our industries, and industry and sector volatility as a result of mergers and acquisitions.  The following are the companies included in the peer group analysis:

Affymetrix, Inc.	Gen-Probe Incorporated	Myriad Genetics, Inc.
Alere Inc.	Hologic, Inc.	Nanosphere, Inc.
Array BioPharma Inc. Cepheid	Idenix Pharmaceuticals, Inc. Illumina, Inc.	Nektar Therapeutics PAREXEL International Corporation
Charles River Laboratories International, Inc. Enzo Biochem, Inc.	Kendle International Inc. Lexicon Pharmaceuticals, Inc.	QIAGEN N.V. Quidel Corporation
Exelexis, Inc	Meridian Bioscience, Inc.	Regeneron Pharmaceuticals, Inc.
SurModics, Inc.

The analysis reviewed the most recent publicly available proxy statement data of the peer companies. A proprietary AON/Hewitt executive compensation database was also utilized to “validate” and supplement peer group data, though significantly more weight was given to the peer group compensation survey. Specific executive position matches within the peer group were based, to the extent practicable, on the degree of compatibility of the position’s roles and responsibilities. The survey results were presented on a comparative basis to our then current compensation, on both an actual basis from proxy statement data from the peer companies (i.e., actual “tabular” medians and percentiles) and based on a regression analysis (i.e., using Luminex’s average 2010 market capitalization to reflect company size) that attempted to normalize the results by adjusting for significant differences in the size of our peers and/or the scope of the position comparables.

The Committee considered the information from AON/Hewitt’s peer group compensation survey, together with tally sheets and summary compensation tables prepared by management. The Committee assessed this information relative to the policies and objectives described above and the recommendations of our CEO and made the following determinations regarding 2011 named executive officer compensation, as further detailed under the “Summary Compensation Table” below.

Base Salary. The results of the market analysis performed by AON/Hewitt revealed that base salaries of our named executive officers were generally below our benchmark for our peer group. It was determined that our executives’ base salaries should be modestly increased to reflect merit-based adjustments at approximately 1% to 2.5%. The CEO recommended these modest increases based generally on performance assessments for 2010. The base salaries for our named executive officers for 2011 were as follows: Mr. Balthrop – $514,948; Mr. Currie – $325,227; Dr. Bridge-Cook – $351,882 (Cdn.); Mr. Bradley – $284,439; and Mr. Pintek – $326,104.

Performance-based Cash Awards. The Committee determined it was reasonable and consistent with our compensation philosophies to maintain the target performance bonus opportunities (expressed as a percentage of base salary earned in the prior year) the same for 2011. Accordingly, the bonus programs were substantially the same in 2011, as compared with 2010, for our named executive officers (including for our CEO), subject to modifications to applicable performance objectives and corresponding weighting under our cash-based bonus plans to reflect updates to responsibilities and our business plan and strategic and other initiatives for 2011. Accordingly, as in 2010, target bonus amounts, expressed as a percentage of base salary earned in 2011, were 50% for each named executive officer, except for our CEO whose target bonus percentage was 100% of base salary earned in 2011, consistent with 2010 and as required by his employment agreement.

2011 Performance-based Cash Awards for Named Executive Officers Other than CEO

The Committee approved 2011 performance award opportunities based upon achievement of Company performance objectives (“Company Objectives”), which were subsequently adjusted (upwards) by the Committee to account for the Company’s acquisition of EraGen Biosciences, Inc., as well as personal business objectives (“Individual Objectives”). For named executive officers (other than the CEO), the total target awards under the performance-based cash bonus plan were weighted 50% for the achievement of Company Objectives and 50% for the achievement of Individual Objectives. The weighting of specific components of the Individual Objectives varied for each executive taking into account, among other factors, responsibilities, seniority and other strategic initiatives in which an executive may be involved. The Company Objectives were subject to an over/underachievement scale with possible payouts of 0% to 200% of the potential bonus for Company Objectives based on financial results in relation to the applicable performance targets, with minimum payouts starting at 50% of the target value for each goal for minimum threshold performance. Individual Objectives for these executive officers were not subject to an overachievement scale. Accordingly, total annual cash performance awards could range from 0% to a maximum of 150% of the target bonus (which was 50% of the named executive officer’s base salary).

The Company Objectives and weight afforded to each goal in 2011 were as set forth in the table below:

Goal	Percentage Weight*
A. Achieve Total Consolidated Revenue of $178.2 million ($184.3 million actual)	15
B. Achieve High Margin Item Revenue of $122.3 million ($127.5 million actual)	20
C. Achieve Adjusted Consolidated Operating Profit of $10.3 million ($23.8 million actual)	15

Total	50
* Expressed as a percentage of total target bonus amount.

The Individual Objectives varied by executive (and according to areas of responsibility) and were based on specified management initiatives and projects for 2011 (including business and product development milestones, partnership and strategic goals and leadership objectives), with each objective given a specified weight (out of the total target award opportunity), typically 40% (of the total bonus opportunity) for projects and 10% for leadership and team contributions.  The project goals were graded 100% for on time completion, 75% for completed late, 50% for partially complete and 0% for failure to produce even partial completion, in each case in the subjective judgment of the Committee based, in part, upon the recommendation of the CEO. The maximum number of points a named executive officer was eligible to receive for completion of his Individual Objectives was 50.

At a Committee meeting in February 2012, our CEO reviewed in detail both the Company’s financial and operating performance relative to the Company Objectives for 2011, as well as the performance of the individual named executive officers relative to the applicable Individual Objectives. Achievement of actual, individual performance goals under the bonus plan for named executive officers was determined and certified by management to be as follows:

Name	Company Objectives	Individual Objectives	Total
Harriss T. Currie	100/50	46.96/50	146.96/100
Jeremy Bridge-Cook	100/50	45/50	145/100
Russell Bradley	100/50	49.25/50	149.25/100
Michael F. Pintek	100/50	48.5/50	148.5/100

Based on these results, and consistent with the terms of the bonus plan, the Committee approved a 2011 cash bonus amount for each named executive officer (other than our CEO, who is discussed below) ranging from approximately 72.5% to 74.6% of their base salary actually paid in 2011, which is above our target of 50% for these officers, reflecting superior performance in 2011.

2011 Performance-based Cash Award for CEO

For 2011, the CEO incentive plan was based upon achievement of certain financial, project and R&D targets. The target Company performance goals were the same as the corresponding objectives for our other named executive officers.  The project objectives were based on specified management initiatives as recommended by Mr. Balthrop and approved by the Committee with input from our Executive Committee, with each objective given a specific weight. The total target awards under the CEO incentive plan were weighted 50% for the achievement of the Company performance goals and 50% for the achievement of Mr. Balthrop’s project objectives.

Mr. Balthrop’s 2011 incentive plan included an over/underachievement feature with possible payouts between 0% and 150% with respect to Company financial objectives based on financial results between specified threshold minimum and maximum performance levels of the applicable performance targets, calculated on a linear basis. The project goals that are not financial were graded 100% for on time completion, 75% for completed late, 50% for partially completed and 0% for failure to produce partial completion, with potential overachievement payouts for certain of these objectives. For 2011, Mr. Balthrop’s total award opportunity under the CEO incentive plan ranged from zero to a maximum of 150% of his target bonus amount. The target bonus established by the Committee was 100% of Mr. Balthrop’s base salary as described above.

At the Committee meeting approving incentive payouts for 2011 for our other executive officers, the Committee also reviewed our CEO’s performance generally and relative to his plan for 2011. After consideration of this without the CEO present, and the Committee’s overall view of the CEO’s performance and contributions in 2011, the Committee determined to award Mr. Balthrop 139.5% of his target bonus for 2011.  The following table breaks down Mr. Balthrop’s incentive plan goals per goal, which were over achieved on the Company performance objectives (100 points out of a targeted 50 points), and partially achieved on the project goals (39.5 points out of a targeted 50 points).

Goal	Achievement/ Target
Achieve Total Consolidated Revenue of $178.2 million ($184.3 million actual)*	30/15
Achieve High Margin Item Revenue of $122.3 million ($127.5 million actual)*	40/20
Achieve Adjusted Consolidated Operating Profit of $10.3 million ($23.8 million actual)*	30/15
Individual Objectives, including expense reduction, product placements and project milestones**	39.5/50
Total	139.5/100

*	Subject to overachievement. If actual results exceed the maximum performance level then the bonus earned is 150% of the targeted amount and calculated on a linear basis between target and maximum.
**	Committee had discretion to award up to 150% of target for certain objectives.

Long-Term Stock-Based Incentive Compensation.  The market peer group data provided by AON/Hewitt generally indicated that our CEO and CFO were historically compensated above the market median in terms of long-term compensation, as a result of their “target” LTIP grants.  However, in 2011, due to the temporary reduction in the time-based equity awards, the total long-term incentive target awards made in 2011 were below our target for these two officers; that is, generally at or above the 75th percentile for superior performance.  Our other named executive officers have been historically below the market median values for long-term/equity compensation and were again  below median in 2011.  The 2011 decisions were below our generally targeted value level for equity awards for our named executive officers, based on various factors but centrally because of the Company’s effort to reduce general and administrative expenses in 2011.  In particular, the CEO’s recommendations were the most significant factor and were based on his assessment of performance, internal pay positioning, market competitiveness based on our compensation survey and general and administrative expense reduction efforts. The Committee also considered the desire for an appropriately significant long-term incentive aligned with our stockholders’ interests, consistent with our performance-based compensation philosophy.

As more fully described below, the target amount for total equity compensation for our executives was allocated across (1) time-vested and (2) performance-vested awards for 2011, with our CEO and CFO having an additional equity grant under our LTIP.

    Time-based Equity Awards.   Based upon the considerations described above, for 2011 the Committee determined to make time-based equity grants, split 70/30 between RSAs (or RSUs) and options, in the following dollar amounts: Mr. Balthrop — $400,000; Mr. Currie — $175,000; Mr. Bridge-Cook — $175,000; Mr. Bradley — $400,000; and Mr. Pintek — $175,000. With the exception of Mr. Bradley, the value of time-based equity grants was reduced by 50% over the value granted in 2010 or that would otherwise have been recommended in 2011.  In light of his prior year performance in 2010 and internal pay equity considerations, Mr. Bradley’s time-based equity awards increased by 60% over 2010. The time-based restricted shares granted in 2011 are generally subject to time vesting over five years, and the options over three years, in equal annual increments on the anniversary date of such grants. See above under “Program Design—Long-Term Stock-Based Incentive Compensation.”

    Performance-based Restricted Share Awards. Except with respect to Mr. Balthrop’s initial hire grants and in connection with the LTIP commencing in 2008 for certain key executives, we have not prior to 2011 utilized performance based vesting restrictions with respect to equity awards.  However, based upon the recommendation of AON/Hewitt and our CEO, given the reduction in time-based equity grants in 2011 (in comparison to prior years) to assist in our efforts to reduce general and administrative expenses and recognizing our need to offer competitive equity compensation opportunities, the Committee granted our named executive officers a one-year performance-based restricted share grant in 2011.

We believe these performance grants are consistent with our goal to align the interests of our executives with stockholders, given the clear pay for performance linkage and increase of executive focus on metrics critical to long-term and sustained increase in stockholder value.  The dollar value of these one-year performance-based restricted share grants was generally determined by reference to the value associated with the first year of vesting of the portion of the time-based equity awards that was reduced and would otherwise have been granted in 2011, recognizing that these grants would vest based on a one-year performance period.  Accordingly, our CEO was granted shares with an initial value of $80,000, and our other named executive officers were granted shares with an initial value of $35,000 (excluding Mr. Bradley given his larger time-based award), of these performance-based restricted shares.  The actual number of performance-based restricted shares granted is generally determined by dividing the dollar amount allocated to the restricted share component by the fair market value of the shares on the date of grant.  The Committee did not apply a discount to the value of these shares to reflect the forfeiture restrictions associated with performance-based vesting.

Performance-based restricted share awards are treated as “performance awards” under the Equity Plan.  Grants of performance-based restricted share awards are initially unvested and represent the amount of shares that participants may receive pursuant to the applicable award agreement, assuming achievement of the performance goal established for the grant.  The performance-based restricted shares granted in 2011 were dependent on continued employment, and were generally subject to vesting based on a total consolidated operating profit target consistent with the maximum performance level for this metric approved in our executive cash bonus plan for 2011, based on a one-year performance period.   The Committee determined that total consolidated operating profit was an appropriate performance metric since operating profit is an important measure of the true value of our business:  our ability to generate profit indicates the health of our business and allows our company to return value to stockholders.  The metrics for determining performance against operating profit goals follow generally accepted accounting principles; however, the Committee was permitted to consider certain items or events as extraordinary when determining the Company’s performance against profit goals and make what it deems to be appropriate adjustments, in each case subject to certain limitations.  For 2011, the total consolidated operating profit target for the performance-based restricted share awards was determined by the Committee to be $20,300,000.  At a Committee meeting in February 2012, our CEO reviewed in detail the Company’s financial and operating performance relative to the Company’s operating profit for 2011, and the Committee certified that the target was achieved with respect to the 2011 performance-based restricted share awards, as actual operating profit of $23,843,000 was achieved, exceeding the target by 17%.  Upon the Committee’s certification that the operating profit target was achieved, the 2011 performance-based restricted shares became vested in full and are no longer subject to restrictions.  See above under “Program Design—Long-Term Stock-Based Incentive Compensation.”

Long Term Incentive Plan (LTIP). The Committee determined to include Messrs. Balthrop and Currie in the LTIP program for 2011 (which plan is designed with a similar structure as in 2010). Mr. Currie’s target grant value was $300,000 and Mr. Balthrop’s target grant value was $800,000 (which were the same levels as in 2010). For Mr. Balthrop and Mr. Currie, the Committee determined it was appropriate to have increased levels of equity and total compensation opportunities through participation in the LTIP. As indicated above, a primary goal of implementing the LTIP program was to provide a significantly performance-based incentive structure that allows the participating executive an opportunity for total compensation at or exceeding the 75th percentile as a reward for exceptional long-term performance and value creation, as well as the Committee’s view as to the participants’ performance and anticipated future contributions, and for its potential retention value.

For 2011, each LTIP participant was assigned a target award amount expressed in dollars (the “Target Amount”). The potential payout amounts are based on “Threshold,” “Target” and “Maximum” levels of payout based on the aggregate weighted achievement of the corresponding performance targets for the LTIP participants and were as follows:

	Target Dollar
Participant	Amount	Threshold		Target		Maximum
Patrick J. Balthrop	$800,000	60%		100%		275%
		(26,030 shares	)	(48,383 shares	)	(119,305 shares	)

Harriss T. Currie	$300,000	60%		100%		275%
		(9,761 shares	)	(16,268 shares	)	(44,739 shares	)

The potential payout amounts are expressed above both as a percentage of the applicable Target Amount and the number of shares eligible to be vested (determined by dividing the specified amount of the Threshold, Target or Maximum Amount by the closing price of the Company’s common stock as reported by The NASDAQ Global Select Market on the grant date), in each case at the applicable weighted aggregate performance level. Payouts between Threshold and Maximum for Participants shall be calculated by the Committee in its sole discretion using straight-line interpolation.

Accordingly, for 2011, Mr. Balthrop was granted an unvested RSU award under the LTIP for 119,305 shares of our common stock, and Mr. Currie was granted an unvested RSU award under the LTIP for 44,739 shares of our common stock. Partial or complete vesting of the RSUs for Mr. Balthrop and Mr. Currie shall be dependent upon their continued employment and the achievement of the specific performance goals described below, extending from the date of grant through December 31, 2013. The Committee, in its sole discretion, shall determine whether and to what extent performance goals have been achieved under outstanding awards on or before March 15, 2014 (the “Determination Date”). In the event that Mr. Balthrop or Mr. Currie achieves less than the maximum level of the performance goals, the total number of shares represented by his RSU shall be reduced to reflect where actual interpolated performance lies in the range of performance goals and weighted aggregate corresponding payout opportunities established for the grant, including up to 48,383 and 16,268 shares for Mr. Balthrop and Mr. Currie, respectively, if “Target” performance is achieved, 26,030 and 9,761 shares, respectively, in the event that minimum threshold goals are achieved, and zero shares in the event that minimum threshold goals are not achieved. Calculation of shares between “Threshold” and “Target” (60% to 100%) and from “Target” to “Maximum” performance (100% to 275%) shall each be determined based on straight-line interpolation within the respective ranges. Vesting of the RSU (after giving effect to the adjustment above) shall occur as follows: 50% on the Determination Date and 50% on December 31, 2015. The Committee reserves the right to make certain adjustments to awards under the LTIP from time to time, in its sole discretion, to accommodate for certain unusual or nonrecurring events, or to avoid unwarranted penalties or windfalls for participants.

Performance goals under the grants are based on the following components, with the following weights given to each: 50% on the trading price of our common stock at the end of the performance period (the “Trading Price Goal”) and 50% on our operating profit per diluted share at the end of the performance period (the “Operating Profit Goal”), each as described more fully below and in the LTIP.  In 2011, the Operating Profit Goal replaced an operating cash flow performance goal utilized in prior years, because it was viewed as being more inclusive and representative of total Company financial performance and its external expectations.

Partial or complete achievement of the Trading Price Goal is dependent upon the average closing price of our common stock for the twenty consecutive trading days ending December 31, 2013, inclusive, subject to certain adjustments as described in the LTIP. Each of Mr. Balthrop and Mr. Currie were assigned a range of trading price targets as follows: a minimum threshold of $28.50 per share, a target of $32.38 per share, and a maximum goal of $51.42 per share.

Partial or complete achievement of the Operating Profit Goal is dependent upon the aggregate “total income from operations” per diluted share (as defined in the LTIP) for the year ended December 31, 2013 (“OP/S”), as further described in the LTIP. “Operating Profit” means the income from operations as reflected on the Company’s Consolidated Statement of Operations for the year ended December 31, 2013 included in its Annual Report on Form 10-K for the period ended December 31, 2013, as further described in the LTIP. Each of Mr. Balthrop and Mr. Currie was assigned a range of OP/S targets as follows: a minimum threshold of $0.73 per share, a target of $0.81 per share, and a maximum goal of $1.19 per share.

These goals should not be viewed as predictions or estimates of future performance, and the actual achievement of these targets are subject to numerous known and unknown risks and uncertainties including, without limitation, those described under “forward looking statements,” “risk factors” or similar headings in our quarterly and annual reports filed with the SEC.

When considering the design of the LTIP for 2011 grants, the Committee determined that share price appreciation and operating profit per share were the most appropriate performance metrics for the following reasons:

•	Share price appreciation is likely the most readily quantifiable metric to confirm an increase in total value and investment return from a stockholder perspective over the performance period; and

•	Operating profit per share measures the true value of our business. Our ability to generate profit indicates the health of our business and should allow our Company to create value to stockholders.

The foregoing summary of the 2011 LTIP is qualified in its entirety by reference to the complete texts of the 2011 LTIP and form of RSU award agreement previously filed by the Company with the SEC.

At a Committee meeting in February 2012, the Committee reviewed the Company’s financial and operating performance relative to the performance goals for the 2009 LTIP with respect to Mr. Balthrop and Mr. Currie (the only participants in the 2009 LTIP). The performance goals under the grant to Mr. Balthrop and Mr. Currie for the 2009 LTIP were based 50% on the trading price of our common stock at the end of the performance period (the “2009 Trading Price Goal”) and 50% on our operating cash flows per diluted share at the end of the performance period (the “2009 Operating Cash Flow Goal”). Partial or complete achievement of the Trading Price Goal was dependent upon the average closing price of our common stock for the twenty consecutive trading days ending December 31, 2011, inclusive, subject to certain adjustments as described in the 2009 LTIP. Partial or complete achievement of the Operating Cash Flow Goal was dependent upon the average quarterly “total operating cash flows” per diluted share (as defined in the 2009 LTIP) for the four quarters ended December 31, 2011 (“Average CFPS”), as further described in the 2009 LTIP. Achievement of actual performance goals under the 2009 LTIP was determined and certified by management and the Committee to be as follows:

2009 LTIP Goal	Threshold	Target	Maximum	Actual
2009 Trading Price Goal	$32.38	$36.79	$58.42	$20.85
2009 Operating Cash Flow Goal	$0.134	$0.152	$0.241	$0.270

Accordingly, in February 2012, 70,198 of the 2009 LTIP RSUs granted to Mr. Balthrop (50% of the maximum grant) and 26,324 of the 2009 LTIP RSUs granted to Mr. Currie (50% of the maximum grant) remained eligible based on the satisfaction of the aforementioned performance goals, one-half of which vested and settled on February 8, 2012 and the remaining eligible RSUs will vest on December 31, 2013, provided that Mr. Balthrop and Mr. Currie, respectively, remain employed by the Company. Vested RSUs granted under the 2009 LTIP are paid out in shares of Luminex common stock.

Additional Disclosures.

2011 “Say-on-Pay” Advisory Vote. The Company provided stockholders a “say on pay” advisory vote on its executive compensation in 2011, as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. At our 2011 Annual Meeting of Stockholders, stockholders expressed substantial support for the compensation of our named executive officers, with approximately 98.5% of the votes cast for approval of the “say on pay” advisory vote on executive compensation. The Committee evaluated the results of the 2011 advisory vote and considered many other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis. While each of these factors bore on the Committee’s decisions regarding our named executive officers’ compensation, in light of the substantial support expressed by our stockholders for our compensation program, the Committee did not make any changes to our executive compensation program and policies as a direct result of the 2011 “say on pay” advisory vote.

Change in Control; Termination Benefits. We believe that reasonable and appropriate severance and change in control benefits are necessary in order to be competitive in our executive recruiting and retention efforts. We also believe that a change in control arrangement will provide an executive security that will likely reduce the reluctance of an executive to pursue a change in control transaction that could be in the best interests of our stockholders. Finally, while we have not conducted a study to confirm this, we believe formalized severance and change in control arrangements are common benefits offered by employers competing for similar executive talent. While the Committee will receive this information as part of its review of annual tallies of total executive compensation (including contingent compensation), we do not typically consider the value of potential severance and change in control payments when assessing annual compensation as these payouts are contingent and have a primary purpose unrelated to ordinary compensation matters and objectives. The Committee generally assesses these potential payouts only in view of their reasonableness during negotiations with a new hire, and periodically in light of competitive market conditions or in respect of internal equity considerations as described below.

Therefore, upon their joining the Company, we entered into employment agreements with our named executive officers. These agreements generally provide for severance payments (including premiums for certain continuing health and insurance benefits) where the executive is terminated without “cause” (including the Company’s failure to renew the employment agreement) or as a result of incapacity or death, or if the executive resigns for “good reason.” Although the definitions may vary slightly across these agreements, “good reason” generally means certain demotions in responsibilities or title, decreases in compensation, the Company’s continued material breach of the employment agreement and/or relocation requirements, while “cause” typically means a material fraud by the executive upon the Company or the executive’s continued material breach of the employment agreement (or, for Mr. Balthrop, failure to perform the duties outlined in his employment agreement, conduct likely to cause injury to the Company, conviction of a felony or a criminal act involving moral turpitude, violation of a Company policy or a breach of his employment agreement).

Severance generally consists of an amount equal to the executive’s base salary at the highest rate in effect for the six month period prior to termination (or, for Mr. Balthrop the amount of base salary that would have been paid over the remainder of the then-current term if greater and for Dr. Bridge-Cook 1.5x his base salary) and the prior year’s bonus amount, less any payment or payments received during the 12 month period from the time of termination under any long-term disability plan if the executive was terminated by reason of incapacity. In addition, health or other employee benefits (other than bonus and incentive compensation benefits) for the executive (and the executive’s family) generally continue for a period of twelve months following an executive’s termination to the extent permitted by the applicable plans and law. If the termination occurs other than for cause or voluntary termination, Mr. Balthrop is entitled to additional severance in an amount equal to the pro rated portion of the current-year bonus to the extent the performance measures are achieved.

The severance payments are paid in semi-monthly installments for a period of twelve months following the date of termination. If the executive is terminated without cause, the severance payments are generally made upfront at the time of termination (or within six months as described below) in a lump payment in order to make a clean separation from, and avoid continued entanglement with, the employee. Additionally, certain of the employment agreements, including Mr. Balthrop’s, provide that in the event the payment of any severance amounts payable pursuant to the employment agreements within six months of the date of the applicable executive’s termination of employment would cause such executive to incur any additional tax under Section 409A of the Code, then payment of such amounts shall be delayed until the date that is six months following such executive’s termination date.

In addition, as described above, upon a change of control, all unvested options or other restricted shares, and upon a termination without cause or as a result of death or disability, all unvested restricted shares held by the executive will immediately become vested and exercisable, as applicable, pursuant to these agreements.

Each named executive officer has agreed to limitations on his ability to disclose confidential information relating to us and acknowledges that all discoveries, inventions and other work product relating to his employment belong to us. Also, during the one year period following an executive’s termination of employment, each executive has agreed not to compete, directly or indirectly, with the core business of the Company. Furthermore, during the non-compete period, each executive has agreed not to solicit our employees or consultants.

The foregoing summaries are qualified in their entireties by reference to the complete texts of the employment agreements previously filed by the Company with the SEC.

Historically, while each agreement has been the result of an arms-length negotiation, we have tried to utilize a similar form of agreement where possible (apart from minimum salary and cash bonus targets). Accordingly, Messrs. Currie, Bridge-Cook, Bradley and Pintek have a similar form. Mr. Balthrop’s agreement varies to some extent from the forms above and again reflects an arms-length negotiation following a lengthy CEO search, and we believe the terms are appropriate in light of Mr. Balthrop’s background, skill set, the difficulty in replacing Mr. Balthrop and the competitive nature of his recruitment process.

Clawback Policy. The Company can recover incentive compensation pursuant to our executive incentive bonus plan, perform once-based equity awards  and LTIP that was based on (i) achievement of financial results that were subsequently the subject of a restatement, other than as a result of changes to accounting rules and regulations, or (ii) financial information or performance metrics subsequently found to be materially inaccurate, in each case regardless of individual fault. The recovery policy applies to any incentive compensation earned or paid (or performance-based equity awards or LTIP RSUs vested) to an employee at a time when he or she is an employee after the effective date of the policy. Subsequent changes in status, including retirement or termination of employment, do not affect the Company’s rights to recover compensation (or performance-based equity awards or vested LTIP RSUs) under the policy.  The Committee may also provide for incremental additional payments to (or vesting of LTIP RSUs of) then-current executives in the event any restatement or error indicates that such executives should have received higher bonus payouts or LTIP RSU vesting in the effected periods. This policy is administered by the Committee in the exercise of its discretion and business judgment based on the relevant facts and circumstances.

Retirement Plans. We match contributions by our named executive officers to our 401(k) plan at the same percentage provided to the other employees at Company, up to the maximum amount permitted under the Code.

Perquisites and Other Benefits. The Company does not generally provide perquisites that are not, in the Committee’s view, integrally and directly related to the named executive officers’ duties. While we have no formal relocation policy for new hires, we will on occasion agree to reimbursement of certain relocation and related costs as part of a negotiation for an executive based on the particular facts and circumstances of the negotiation. Senior management also participates in our other broad-based benefit programs available to our salaried employees including health, dental and life insurance programs. The Company generally does not provide tax “gross-up” perquisites to its named executive officers, except to LTIP participants in relation to a change-in-control as described on pages 35 and 36 above. Except as otherwise discussed herein, other welfare and employee-benefit programs are generally the same for all eligible Company employees, including our executive officers, with some variation as required by law with respect to our international employees. While the Committee believes the existing benefits to be reasonable, the Committee intends to periodically reassess our perquisite and benefits programs to help ensure that these programs are appropriately competitive with market medians and effective as a recruiting and retention tool.

Stock Ownership/Retention Guidelines. The board expects each officer and director to demonstrate a long-term commitment to the Company and to the Company’s stockholders by acquiring and holding a meaningful investment in the Company’s common stock. We believe requiring directors and officers to hold a significant long-term stake in our equity accomplishes the following principle goals: (i) further aligning long-term economic interests of our executives and our stockholders by encouraging our management to think and act like long-term investors; and (ii) helping to reduce excessive or inappropriate risk-taking motivated principally by short-term share price appreciation. Therefore, the board has established specific ownership and retention guidelines for the Company’s officers and directors, summarized below.

Over time each officer and director is expected to build his or her ownership of the Company’s common stock. The targeted ownership levels are expected to be achieved over five years from the time each such person was named an officer or a director, as applicable, and maintained thereafter. The targeted ownership levels are as follows: CEO: five (5) times annual salary; executive officers: two and one half (2 1/2) times annual salary; non-employee directors: three (3) times annual cash retainer.

Each officer and director who has not yet achieved the targeted ownership levels is expected to retain certain shares of common stock acquired upon exercise of stock options or from restricted share grants pursuant to the Company’s equity plans as follows: (1) a minimum of one-half the net number of shares acquired upon option exercises; and (2) in the case of restricted shares, after each vesting date of the award, at least one half of the net vested shares. The board of directors is authorized to make temporary exemptions to the foregoing ownership guidelines in its discretion where compliance would impose a severe economic hardship or otherwise prevent the officer or director from complying with a court order. Our named executive officers are in compliance with these guidelines (subject to permitted transitional periods for Mr. Pintek who was hired less than five years ago and Dr. Bridge-Cook), and our CEO has substantially exceeded his guidelines.

Accounting and Tax Matters. In part because of our lack of supplemental or “top hat” retirement or deferred compensation plans typical of larger companies, we do not presently consider tax or accounting consequences to be a material factor in the design of our executive compensation packages, except as to the applicability of Section 162(m) of the Code and to the extent of the Code Section 280 “gross-up” protection described on page 29 above with respect to LTIP participants. None of the compensation paid to our named executive officers for 2011 exceeded the $1 million limit per officer for qualifying executive compensation for deductibility under Section 162(m) of the Code. Our Equity Plan is structured so that any compensation deemed paid to an officer when he or she exercises an outstanding option under the Equity Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Restricted share grants, for which the vesting restrictions are solely time-based, may not qualify as performance-based compensation and could be subject to the $1 million limitation. The Balthrop Option (see “Narrative to Summary Compensation Table” below) was not issued pursuant to a stockholder approved plan and, if exercised while Mr. Balthrop is a covered employee, will not qualify as performance-based compensation and will therefore be subject to the $1 million limitation.  We have also attempted to structure the LTIP and our cash performance bonus program for 2012 to qualify for deductibility under Section 162(m) of the Code for future years, primarily in light of the current and projected compensation expense for our CEO and our growth expectations. It is important to note, however, that the Company is carrying forward significant net operating losses based on historical operations in a net loss position. Although it will consider the tax implications of its compensation decisions, the Committee believes its primary focus should be to attract, retain, and motivate executives and to align the executives’ interests with those of the Company’s stakeholders. Accordingly, because the amount and mix of individual compensation are based on competitive considerations as well as Company and individual performance, executive officer compensation that is not performance-based may exceed $1 million in a given year.

Additional Compensation Consultant Disclosures. As described above, the Committee has engaged AON/Hewitt as its compensation consultant.  During 2011, the Company (on behalf of the Committee) paid AON/Hewitt approximately $32,400 in consulting fees directly related to services performed for the Committee. During the same period, the Company engaged and paid AON/Hewitt approximately $1,900 for a variety of human resources and employee benefits services unrelated to executive compensation. While the Committee discussed and did not object to the other services provided by AON/Hewitt, the Committee did not recommend or formally approve these services as they were approved by management in the normal course of business and unrelated to AON/Hewitt’s assignments for the Committee and the scope of the Committee’s responsibilities. However, AON/Hewitt is engaged by and reports directly to the Committee for matters of executive compensation.  Based on the foregoing and, in part, on policies and procedures implemented by AON/Hewitt to ensure the objectivity of AON/Hewitt’s individual executive compensation consultant to the Committee, the Committee believes that the consulting advice it receives from AON/Hewitt is objective and not influenced by AON/Hewitt’s other nominal relationships with the Company.  The Committee intends to periodically review this dual utilization to ensure AON/Hewitt’s objectivity is not impaired in the Committee’s view and to consider if more formal pre-approval policies are warranted for management directed services.

2012 Executive Compensation Preview and Summary.  The following is a brief summary of the actions taken by the Committee during the first quarter of 2012 with respect to executive officer compensation matters for 2012.  The Committee has again engaged AON/Hewitt to serve as the Committee’s compensation consultant for 2012.  AON/Hewitt, among other matters, was asked to update its detailed peer group compensation analyses and such information was reviewed and utilized as the Committee evaluated its decisions for 2012 compensation matters.  Overall, we believe that our compensation programs are competitive from a market standpoint and consistent with our compensation policies and objectives.  The Committee strongly believes that securing the continuing services of Pat Balthrop, our CEO of eight years, is important to the execution of our strategic plan and long term success for our Company.  Highlighted below are some of the key actions and decisions with respect to our executive compensation programs for fiscal 2012, as approved by the Committee:

•
Executive base salaries for the executive officers, excluding the CEO, were raised 2.5% to 7.6%, based upon merit, external and internal equity adjustments.  The CEO’s base salary was increased from $515,000 to $700,000 based upon review of relevant benchmarking date within the peer group, his long-term superior performance for the Company, increased complexity and scope of the business, and his importance to management and the board of directors as the strategic leader and builder of the executive team.

•
Performance based cash compensation opportunities remained consistent as a percentage of base salaries for the respective officers and continued to focus on substantially similar performance metrics.  The increased based salaries, however, provide an opportunity for officers to modestly increase such component of compensation if performance metrics are attained or exceeded.

•
Long-term equity incentive opportunities returned to the Company’s traditional approach of annual time-based equity awards based upon an allocated value before restricted shares (65% of the value) and options (35% of the value).  This is an adjustment from a 70/30 split previously utilized in time based equity awards in recent years. The vesting of the restricted shares is in five equal increments and the options vest over three equal annual installments.  Each of the officers, excluding the CEO, was granted aggregate equity awards equal to $350,000, with an exception for Mr. Bradley at $375,000.  The CEO’s equity award was increased to $1,200,000.

•
The Committee again agreed to include the CEO and CFO in the LTIP program for 2012, which plan is designed with a similar structure as 2011 (but substituting operating profit in the aggregate for the calendar year 2014 in lieu of operating profit per share for the cash flow metric) in order to incentivize long-term performance.  Mr. Balthrop’s and Mr. Currie’s target awards were $800,000 and $200,000 respectively.  This reflects a $100,000 reduction in Mr. Currie’s target award, based upon a review of the totality of compensation components and potential maximums pursuant to the various elements.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on such review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Submitted by the Compensation Committee of the board of directors,

Jay B. Johnston (Chairman)
Fred C. Goad, Jr.
Jim D. Kever
Gerard Vaillant

Summary Compensation Table

The following table sets forth certain summary information for the years ending December 31, 2011, 2010 and 2009, with respect to the compensation awarded to, earned by, or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($) (4)		Total ($)
Patrick J. Balthrop, Sr.	2011	513,674		-		2,411,447	119,996	716,575		11,000		3,772,692
President and	2010	506,138		-		2,948,073	239,994	440,340		11,000		4,145,545
Chief Executive Officer	2009	483,750		-		2,455,322	290,982	314,438		11,000		3,555,492

Harriss T. Currie	2011	324,422		-		926,781	52,496	238,385		-		1,542,084
Vice President, Finance,	2010	314,689		-		1,140,509	104,997	139,659		-		1,699,854
Chief Financial Officer and Treasurer	2009	280,234		-		920,733	109,112	91,111		2,000		1,403,190

Russell W. Bradley	2011	282,705		-		279,999	119,996	210,969		8,250		901,919
Vice President, Business	2010	275,481		-		175,000	74,996	123,129		8,250		656,856
Development and Strategic Planning	2009	256,920		-		187,492	90,926	94,634		8,250		638,222

Jeremy Bridge-Cook	2011	355,048	(5)	-		157,492	52,496	254,483	(6)	21,250	(7)	840,769
Senior Vice President,	2010	345,861	(5)	-		244,990	104,997	148,720	(6)	581	(7)	845,148
Assay Group	2009	310,375	(5)	-		262,488	127,306	90,111	(6)	15,000	(7)	805,280

Michael F. Pintek	2011	325,297		-		157,492	52,496	241,533		8,250		785,068
Senior Vice President,	2010	318,938		-		244,990	104,997	139,535		8,250		816,709
Operations	2009	157,500		144,965	(8)	507,184	192,932	52,763		158,563	(9)	1,213,907
________________________________

(1)
The amounts shown in this column represent the aggregate grant date fair value of awards calculated in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of these amounts are described in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2011, included in the Company’s Annual Report on Form 10-K that was filed with the SEC on February 28, 2012.

(2)
The amounts shown in this column represent the aggregate grant date fair value of awards calculated in accordance with FASB ASC Topic 718 (calculated, per the SEC rules, without consideration of the impact of estimated forfeitures related to service-based vesting conditions).  Assumptions used in the calculation of these amounts are described in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2011, included in the Company’s Annual Report on Form 10-K that was filed with the SEC on February 28, 2012.

(3)
The amounts shown in this column reflect annual cash-based incentive bonuses earned by each of the named executive officers pursuant to the Company’s 2009, 2010 and 2011 management incentive plans, respectively, which are discussed in further detail under “Compensation Discussion and Analysis—Executive Compensation for 2011.”  The potential payouts under the 2011 plan at the time the plan was established in 2011 are provided below under “Grants of Plan-Based Awards in 2011.”

(4)	This column includes matching payments under our 401(k) Plan and the Registered Retirement Savings Plan in Canada.
(5)	Dr. Bridge-Cook's base salary, which is paid in Canadian dollars, has been translated to United States dollars using an average of the currency exchange rate for each reported calendar year.
(6)	Dr. Bridge-Cook’s annual cash incentive bonus, which was paid in Canadian dollars, has been translated to United States dollars using the currency exchange rate on the date the payment was made.
(7)
Matching payments made under our Registered Retirement Savings Plan in Canada for Dr. Bridge-Cook, which were paid in Canadian dollars, have been translated to United States dollars using an average of the currency exchange rate for each reported calendar year.

(8)	This amount consists of a signing bonus granted to Mr. Pintek in connection with the Company’s hiring Mr. Pintek on July 1, 2009.
(9)	This amount includes $154,762 of relocation expenses associated with the Company’s hiring Mr. Pintek on July 1, 2009.

Grants Of Plan-Based Awards in 2011

The following table summarizes grants of plan-based awards made to our named executive officers in 2011.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)(3)
Patrick J. Balthrop, Sr.	3/11/2011	-	-	-	-	-	-	15,334	-	-	279,999
	3/11/2011	-	-	-	-	-	-	-	12,172	18.26	119,996
	3/11/2011	-	-	-	26,030	43,383	119,305	-	-	-	2,051,451
	3/11/2011	-	-	-	-	4,381	-	-	-	-	79,997	(1)
	N/A	256,837	513,674	693,460	-	-	-	-	-	-	-

Harriss T. Currie	3/11/2011	-	-	-	-	-	-	6,708	-	-	122,488
	3/11/2011	-	-	-	-	-	-	-	5,325	18.26	52,496
	3/11/2011	-	-	-	9,761	16,268	44,739	-	-	-	769,288
	3/11/2011	-	-	-	-	1,917	-	-	-	-	35,004	(1)
	N/A	162,211	162,211	243,317	-	-	-	-	-	-	-

Russell W. Bradley	3/11/2011	-	-	-	-	-	-	15,334	-	-	279,999
	3/11/2011	-	-	-	-	-	-	-	12,172	18.26	119,996
	N/A	141,353	141,353	212,029	-	-	-	-	-	-	-

Jeremy Bridge-Cook	3/11/2011	-	-	-	-	-	-	6,708	-	-	122,488
	3/11/2011	-	-	-	-	1,917	-	-	-	-	35,004	(1)
	3/11/2011	-	-	-	-	-	-	-	5,325	18.26	52,496
	N/A	177,524	177,524	266,286	-	-	-	-	-	-	-

Michael F. Pintek	3/11/2011	-	-	-	-	-	-	6,708	-	-	122,488
	3/11/2011	-	-	-	-	1,917	-	-	-	-	35,004	(1)
	3/11/2011	-	-	-	-	-	-	-	5,325	18.26	52,496
	N/A	162.649	162,649	243,973	-	-	-	-	-	-	-
_____________________________________________

(1)
The amounts shown in these columns reflect the threshold, target and maximum amounts (assuming threshold, target and maximum performance across all performance objectives were achieved) that each of the named executive officers could have earned for the fiscal year ended December 31, 2011 pursuant to the Company’s 2011 management incentive plans.  The terms of our named executive officer bonus plans are discussed in further detail in “Compensation Discussion and Analysis—Executive Compensation for 2011”  The amounts actually awarded to each of the named executive officers are reflected in the “Summary Compensation Table” above.

(2)
The amounts shown in these columns reflect the threshold, target and maximum number of shares underlying restricted stock units that each of the named executive officers could earn pursuant to the Company’s 2011 LTIP (assuming threshold, target and maximum performance across all performance objectives were achieved) and the number of restricted shares that each of the named executive officers could earn pursuant to the Company’s Performance-based Restricted Share Awards (assuming target performance was achieved).  The terms of the 2011 LTIP grants and Performance-based Restricted Share Awards are discussed in further detail in “Compensation Discussion and Analysis – Long-Term Stock-Based Incentive Compensation.”

(3)	The amounts shown in this column reflect the grant date fair value of the respective stock and option awards calculated in accordance with FASB ASC Topic 718.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards in 2011 Table

The following discussion is intended to be read as a supplement to the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2011” table (including the notes to such tables), and to the disclosure under “Compensation Discussion and Analysis,” and the following discussion should be read in conjunction with such other disclosures.

Compensation Mix

As reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards in 2011” table, the primary components of the Company’s 2011 compensation program for our named executive officers were cash compensation, consisting of a mix of base salary and cash incentive plan compensation, and equity incentive compensation, consisting of a mix of stock options and restricted stock with performance- and time-based vesting.  Generally, and excluding the Company’s CEO, cash incentive plan compensation for 2011 was 24% to 31% of the total of these elements (not including LTIP awards), while the value of equity awards, valued at fair market value on the date of grant, for 2011 represented 26% to 45% of the total compensation opportunities for 2011 (not including LTIP awards).  As for the CEO, Mr. Balthrop’s cash incentive compensation for 2011 was 42% of the total of these elements (not including LTIP awards) and his equity award, valued at fair market value on the date of grant, for 2011 was 28% of the total compensation elements (not including LTIP awards).  For Mr. Balthrop, bonus compensation for 2011 was 23% of these elements, including the LTIP award (assuming target payouts), while the value of 2011 equity awards, including the LTIP award (assuming Target payouts), valued at fair market value on the date of grant, for 2011 represented approximately 61% of these elements.  For a detailed discussion of each of these components, including the LTIP, and explanation of how the level of each of these elements of compensation is generally determined in relation to an executive’s total compensation, see “Compensation Discussion and Analysis – Program Design.”

For information regarding the annual incentive and LTIP awards to our named executive officers for our 2011 fiscal year, please see “Compensation Discussion and Analysis – Performance-based Cash Awards,” and “Compensation Discussion and Analysis – Long-Term Stock-Based Incentive Compensation.”

Employment Agreements

We have entered into employment agreements with each of our named executive officers, each previously filed with the SEC.  The employment agreements provide for certain salary, annual bonus opportunities and other benefits, including potential severance entitlements.  The employment agreements with Messrs. Balthrop, Currie, Pintek, Bridge-Cook, and Bradley are generally automatically renewable on an annual basis unless either party provides the other written notice of its intent not to renew the agreement at least 60 (in the case of Messrs. Currie, Pintek, and Bradley), or 180 (for Mr. Balthrop), days prior to the end of the then-current term of their agreements. The agreement with Dr. Bridge-Cook is for an indefinite term and thus does not provide a non-renewal notice/option, but it may be terminated by us at any time, subject to our severance payment obligations.  These agreements are described in more detail under “Compensation Discussion and Analysis—Change in Control; Termination Benefits.”  The potential payouts under these agreements in connection with the termination of these executives is provided under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table summarizes the number of outstanding equity awards held by each of our named executive officers as of December 31, 2011. The market value of shares was calculated using the year-end closing price of $21.23 as reported on the NASDAQ.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Award Grant Date	Number of Shares or Units That Have Not Vested (#) (2)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards; Market Value of Unearned Shares or Units That Have Not Vested ($)

Patrick J. Balthrop, Sr.	500,000	-	10.10	05/15/04	05/15/14	-	-	-	-		-
	29,534	-	14.39	03/25/07	03/25/17	-	-	-	-		-
	17,110	-	20.70	05/13/08	05/13/18	-	-	-	-		-
	21,740	10,870	15.67	05/12/09	05/12/19	-	-	-	-		-
	8,546	17,093	16.55	03/11/10	03/11/20	-	-	-	-		-
	-	12,172	18.26	03/11/11	03/11/21	-	-	-	-		-
	-	-	-	-	-	03/25/07	8,861	188,119	-		-
	-	-	-	-	-	05/13/08	12,320	261,554	-		-
	-	-	-	-	-	05/12/09	22,974	487,738	-		-
	-	-	-	-	-	03/11/10	27,069	574,675	-		-
	-	-	-	-	-	03/11/11	15,334	325,541	-		-
	-	-	-	-	-	12/08/08	-	-	21,029	(3)	446,446
	-	-	-	-	-	05/12/09	-	-	140,396	(4)	2,980,607
	-	-	-	-	-	03/11/10	-	-	132,930	(5)	2,822,104
	-	-	-	-	-	03/11/11	-	-	119,305	(6)	2,532,845
	-	-	-	-	-	03/25/11	-	-	4,381	(7)	93,009

Harriss T. Currie	20,000	-	6.52	05/23/02	05/23/12	-	-	-	-		-
	75,000	-	4.68	03/17/03	03/17/13	-	-	-	-		-
	85,000	-	8.41	10/13/03	10/13/13	-	-	-	-		-
	15,000	-	8.22	03/25/04	03/25/14	-	-	-	-		-
	10,423	-	14.39	03/25/07	03/25/17	-	-	-	-		-
	5,032	-	20.70	05/13/08	05/13/18	-	-	-	-		-
	8,152	4,076	15.67	05/12/09	05/12/19	-	-	-	-		-
	3,739	7,478	16.55	03/11/10	03/11/20	-	-	-	-		-
	-	5,325	18.26	03/11/11	03/11/21	-	-	-	-		-
	-	-	-	-	-	03/25/07	3,127	66,386	-		-
	-	-	-	-	-	05/13/08	3,624	76,938	-		-
	-	-	-	-	-	05/12/09	8,616	182,918	-		-
	-	-	-	-	-	03/11/10	11,843	251,427	-		-
	-	-	-	-	-	03/11/11	6,708	142,411	-		-
	-	-	-	-	-	05/12/09	-	-	52,648	(4)	1,117,717
	-	-	-	-	-	03/11/10	-	-	49,848	(5)	1,058,273
	-	-	-	-	-	03/11/11	-	-	44,739	(6)	949,809
	-	-	-	-	-	03/25/11	-	-	1,917	(7)	40,698

	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Award Grant Date	Number of Shares or Units That Have Not Vested (#) (2)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards; Market Value of Unearned Shares or Units That Have Not Vested ($)

Russell W. Bradley	5,032	-	20.70	05/13/08	05/13/18	-	-	-	-		-
	6,793	3,397	15.67	05/12/09	05/12/19	-	-	-	-		-
	2,670	5,342	16.55	03/11/10	03/11/20	-	-	-	-		-
	-	12,172	18.26	03/11/11	03/11/21	-	-	-	-		-
	-	-	-	-	-	03/25/07	1,955	41,505	-		-
	-	-	-	-	-	05/13/08	3,624	76,938	-		-
	-	-	-	-	-	05/12/09	7,179	152,410	-		-
	-	-	-	-	-	03/11/10	8,460	179,606	-		-
	-	-	-	-	-	03/11/11	15,334	325,541	-		-

Jeremy Bridge-Cook	19,061	-	25.65	02/28/07	09/05/11	-	-	-	-		-
	440	-	21.09	02/28/07	05/20/11	-	-	-	-		-
	3,354	1,678	20.70	05/13/08	05/13/18	-	-	-	-		-
	4,755	9,512	15.67	05/12/09	05/12/19	-	-	-	-		-
	-	11,217	16.55	03/11/10	03/11/20	-	-	-	-		-
						03/25/07	5,000	106,150	-		-
	-	-	-	-	-	05/13/08	3,624	76,938	-		-
	-	-	-	-	-	05/12/09	10,051	213,383	-		-
	-	-	-	-	-	03/11/10	11,843	251,427	-		-
	-	-	-	-	-	03/11/11	6,708	142,411	-		-
	-	-	-	-	-	03/11/11	-	-	1,917	(7)	40,698

Michael F.Pintek	3,666	14,668	18.48	07/01/09	07/01/19	-	-	-	-		-
	-	11,217	16.55	03/11/10	03/11/20	-	-	-	-		-
	-	-	-	-	-	07/01/09	16,467	349,594	-		-
	-	-	-	-	-	03/11/10	11,843	251,427	-		-
	-	-	-	-	-	03/11/11	6,708	142,411	-		-
	-	-	-	-	-	03/11/11	-	-	1,917	(7)	40,698

(1)	All unvested options vest in equal 1/3rd increments on each anniversary of the grant date over the first three years of the option term.
(2)
The restrictions applicable to these awards lapse with respect to 1/5th of the total shares subject to the grant each year on each anniversary of the grant date, beginning on the first anniversary of the grant date.

(3)
Represents restricted stock units granted under the 2008 LTIP,  subject to additional vesting of the grant (after giving effect to the performance conditions) for the remaining 50% of the RSUs earned on the determination date will vest on December 31, 2012.  The determination as to the satisfaction of performance criteria under this grant was made effective February 25, 2011.  The determination concluded that only the operating cash flow goal was achieved, resulting in a release to Mr. Balthrop of 42,059 shares of Luminex common stock, 50% of which were vested upon release, and 50% of which will vest on December 31, 2012, subject to Mr. Balthrop’s continued employment with the Company.

(4)
Represents restricted stock units granted under the 2009 LTIP, subject to various performance related vesting criteria over a period of two years as follows: (i) one half of the grant is conditioned upon Luminex’s average common stock trading price for the last twenty consecutive trading days of 2011; and (ii) one half of the grant is conditioned upon the achievement of certain operating cash flow goals for the year ended December 31, 2011.  Vesting of the grant (after giving effect to the aforementioned performance conditions) will occur 50% upon the date on which the determination is made as to the satisfaction of performance criteria and the remaining 50% of the RSUs earned on the determination date will vest on December 31, 2013.  The determination as to the satisfaction of performance criteria under this grant was made effective February 8, 2012.  The determination concluded that only the operating cash flow goal was achieved, resulting in a release to Mr. Balthrop and Mr. Currie of 70,198 shares and 26,324 shares of Luminex common stock, respectively, 50% of which were vested upon release, and 50% of which will vest on December 31, 2013, subject to Mr. Balthrop and Mr. Currie’s continued employment with the Company.

(5)
Represents restricted stock units granted under the 2010 LTIP, subject to various performance related vesting criteria over a period of two years as follows: (i) one half of the grant is conditioned upon Luminex’s average common stock trading price for the last twenty consecutive trading days of 2012; and (ii) one half of the grant is conditioned upon the achievement of certain operating cash flow goals for the year ended December 31, 2012.  Vesting of the grant (after giving effect to the aforementioned performance conditions) will occur 50% upon the date on which the determination is made as to the satisfaction of performance criteria and the remaining 50% of the RSUs earned on the determination date will vest on December 31, 2014.

(6)
Represents restricted stock units granted under the 2011 LTIP, subject to various performance related vesting criteria over a period of two years as follows: (i) one half of the grant is conditioned upon Luminex’s average common stock trading price for the last twenty consecutive trading days of 2013; and (ii) one half of the grant is conditioned upon the achievement of certain operating profit goals for the year ended December 31, 2013.  Vesting of the grant (after giving effect to the aforementioned performance conditions) will occur 50% upon the date on which the determination is made as to the satisfaction of performance criteria and the remaining 50% of the RSUs earned on the determination date will vest on December 31, 2015.

(7)
Represents performance-based restricted share awards granted under Company’s Amended and Restated 2006 Equity Incentive Plan, subject to the achievement of a certain operating profit goal for the year ended December 31, 2011.  Vesting of the grant (after giving effect to the aforementioned performance condition) will occur 100% upon the date on which the determination is made as to the satisfaction of performance criteria.

Option Exercises And Stock Vested in 2011

The following table sets forth information regarding the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended December 31, 2011 for each of the named executive officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Patrick J. Balthrop, Sr.	-	-	56,873	1,066,758
Harriss T. Currie	4,000	76,320	13,725	257,944
Russell W. Bradley	-	-	10,775	203,512
Jeremy Bridge-Cook	-	-	13,122	246,265
Michael F. Pintek	-	-	8,449	169,209
________________________________________
(1)	The value realized upon the vesting of restricted shares shown in the table is calculated based upon the closing price of our common stock on the NASDAQ on the vesting date.

Potential Payments Upon Termination or Change in Control

The following tables show for each of our named executive officers the estimated amount of potential payments, as well as the estimated value of continuing benefits, assuming the executive’s employment terminated or a change in control occurred, in either case effective December 31, 2011 and based on compensation and benefit levels in effect on December 31, 2011.  Due to the numerous factors involved in estimating these amounts, the actual benefits and amounts payable can only be determined at the time of an executive’s termination from the Company.

Patrick J. Balthrop, Sr.
Executive Benefits and Payments Upon Separation		Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (1)	-	-	514,948	-	514,948	-	514,948	514,948
Non-equity Incentive
Compensation (Bonus) (1)	-	-	955,288	-	955,288	-	955,288	955,288
Accelerated Vesting of
Options (2)	-	-	-	-	176,583	176,583	176,583	176,583
Accelerated Vesting of
Restricted Stock (2)	-	-	-	-	8,083,382	8,083,382	4,752,739	4,752,739
Continuation of Insurance
Benefits (3)	-	-	12,084	-	12,084	-	12,084	12,084
Excise Tax Gross-Up	-	-	-	-	-	-	-	-
Total	-	-	1,482,320	-	9,742,285	8,259,965	6,411,642	6,411,642
________________________________________

(1)	The cash severance entitlement is described under “Compensation Discussion and Analysis—Change in Control; Termination Benefits.”
(2)
Accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated), with respect to stock options and restricted stock (other than restricted stock units granted under the LTIP), or the death or disability of the executive, with respect to restricted stock (including restricted stock units granted under the LTIP).  With respect to the unvested restricted stock units granted under the LTIP, if a change of control occurs prior to the end of the performance period, performance criteria (as adjusted appropriately and proportionately for such shorter period) will be measured as of the effective date of the change of control, with the number of restricted stock units reduced, depending upon the year in which the change of control occurs.  For purposes of the above table, the number of restricted stock units granted to Mr. Balthrop under the LTIP commencing in 2010 has been reduced by a factor of  0.3333 and under the LTIP commencing in 2011 has been reduced by a factor of 0.6667, in each case assuming a change of control occurred on December 31, 2011.  The above table treats the shares issued under the LTIP commencing in 2009 as vested effective February 8, 2012.  The above table assumes that Mr. Balthrop would be deemed to have achieved all adjusted performance criteria under the LTIP as of the effective date of the change of control.  Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2011 ($21.23 per share as reported on the NASDAQ) and the respective exercise prices of in-the-money unvested stock options.  The closing market price on December 31, 2011 is also used to calculate accelerated vesting of restricted stock and restricted stock unit amounts.

(3)
Reflects the present value of the medical premiums the executive would be entitled to for a period of 12 months following the termination date.  Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2011 and the premiums in effect on such date.

Harriss T. Currie
Executive Benefits and Payments Upon Separation	Voluntary Termination or Retirement ($)	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (1)	-	-	325,227	-	325,227	-	325,227	325,227
Non-equity Incentive
Compensation (Bonus) (1)	-	-	139,659	-	139,659	-	139,659	139,659
Accelerated Vesting of
Options (2)	-	-	-	-	73,475	73,475	73,475	73,475
Accelerated Vesting of
Restricted Stock (2)	-	-	-	-	2,900,616	2,900,616	1,819,050	1,819,050
Continuation of Insurance
Benefits (3)	-	-	17,231	-	17,231	-	17,231	17,231
Excise Tax Gross-Up	-	-	-	-	-	-	-	-
Total	-	-	482,117	-	3,456,208	2,974,091	2,374,642	2,374,642
________________________________________

(1)	The cash severance entitlement is described under “Compensation Discussion and Analysis—Change in Control; Termination Benefits.”
(2)
Accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated), with respect to stock options and restricted stock (other than restricted stock units granted under the LTIP), or the death or disability of the executive, with respect to restricted stock (including restricted stock units granted under the LTIP).  With respect to the unvested restricted stock units granted under the LTIP, if a change of control occurs prior to the end of the performance period, performance criteria (as adjusted appropriately and proportionately for such shorter period) will be measured as of the effective date of the change of control, with the number of restricted stock units reduced, depending upon the year in which the change of control occurs.  For purposes of the above table, the number of restricted stock units granted to Mr. Currie under the LTIP commencing in 2010 has been reduced by a factor of  0.3333 and under the LTIP commencing in 2011 has been reduced by a factor of 0.6667, in each case assuming a change of control occurred on December 31, 2011.  The above table assumes that Mr. Currie would be deemed to have achieved all adjusted performance criteria under the LTIP as of the effective date of the change of control.  Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2011 ($21.23 per share as reported on the NASDAQ) and the respective exercise prices of in-the-money unvested stock options.  The closing market price on December 31, 2011 is also used to calculate accelerated vesting of restricted stock and restricted stock unit amounts.

(3)
Reflects the present value of the medical premiums the executive would be entitled to for a period of 12 months following the termination date.  Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2011 and the premiums in effect on such date.

Russell W. Bradley
Executive Benefits and Payments Upon Separation	Voluntary Termination or Retirement ($)	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (1)	-	-	284,439	-	284,439	-	284,439	284,439
Non-equity Incentive
Compensation (Bonus) (1)	-	-	123,129	-	123,129	-	123,129	123,129
Accelerated Vesting of
Options (2)	-	-	-	-	80,039	80,039	80,039	80,039
Accelerated Vesting of
Restricted Stock (2)	-	-	-	-	775,999	775,999	775,999	775,999
Continuation of Insurance
Benefits (3)	-	-	17,231	-	17,231	-	17,231	17,231
Total	-	-	424,799	-	1,280,837	856,038	1,280,837	1,280,837
________________________________________

(1)	The cash severance entitlement is described under “Compensation Discussion and Analysis—Change in Control; Termination Benefits.”
(2)
Accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated), with respect to stock options and restricted stock, or the death or disability of the executive, with respect to restricted stock.  Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2011 ($21.23 per share as reported on the NASDAQ) and the respective exercise prices of in-the-money unvested stock options.  The closing market price on December 31, 2011 is also used to calculate accelerated vesting of restricted stock amounts.

(3)
Reflects the present value of the medical premiums the executive would be entitled to for a period of 12 months following the termination date.  Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2011 and the premiums in effect on such date.

Jeremy Bridge-Cook
Executive Benefits and Payments Upon Separation (1)	Voluntary Termination or Retirement ($)	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (2)	-	-	517,478	-	517,478	-	517,478	517,478
Non-equity Incentive
Compensation (Bonus) (2)	-	-	148,720	-	148,720	-	148,720	148,720
Accelerated Vesting of
Options (3)	-	-	-	-	106,272	106,272	106,272	106,272
Accelerated Vesting of
Restricted Stock (3)	-	-	-	-	790,308	790,308	790,308	790,308
Continuation of Insurance
Benefits (4)	-	-	2,966	-	2,966	-	2,966	2,966
Total	-	-	669,163	-	1,565,743	896,580	1,565,743	1,565,743
________________________________________

(1)	The amounts listed in this table, which would have been paid in Canadian dollars, have been translated to United States dollars using the currency exchange rate on December 31, 2011.
(2)	The cash severance entitlement is described under “Compensation Discussion and Analysis—Change in Control; Termination Benefits.”
(3)
Accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated), with respect to stock options and restricted stock, or the death or disability of the executive, with respect to restricted stock.  Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2011 ($21.23 per share as reported on the NASDAQ) and the respective exercise prices of in-the-money unvested stock options.  The closing market price on December 31, 2011 is also used to calculate accelerated vesting of restricted stock amounts.

(4)
Reflects the present value of the medical premiums the executive would be entitled to for a period of 12 months following the termination date.  Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2011 and the premiums in effect on such date.

Michael F. Pintek
Executive Benefits and Payments Upon Separation	Voluntary Termination or Retirement ($)	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (1)	-	-	326,104	-	326,104	-	326,104	326,104
Non-equity Incentive
Compensation (Bonus) (1)	-	-	139,535	-	139,535	-	139,535	139,535
Accelerated Vesting of
Options (2)	-	-	-	-	92,833	92,833	92,833	92,833
Accelerated Vesting of
Restricted Stock (2)	-	-	-	-	743,432	743,432	743,432	743,432
Continuation of Insurance
Benefits (3)	-	-	17,231	-	17,231	-	17,231	17,231
Total	-	-	482,870	-	1,319,135	836,265	1,319,135	1,319,135
________________________________________

(1)	The cash severance entitlement is described under “Compensation Discussion and Analysis—Change in Control; Termination Benefits.”
(2)
Accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated), with respect to stock options and restricted stock, or the death or disability of the executive, with respect to restricted stock.  Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2011 ($21.23 per share as reported on the NASDAQ) and the respective exercise prices of in-the-money unvested stock options.  The closing market price on December 31, 2011 is also used to calculate accelerated vesting of restricted stock amounts.

(3)
Reflects the present value of the medical premiums the executive would be entitled to for a period of 12 months following the termination date.  Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2011 and the premiums in effect on such date.

 Director Compensation for 2011

The following table summarizes the compensation paid with respect to the fiscal year ended December 31, 2011 to each of the Company’s non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)

G. Walter Loewenbaum II	122,760	182,617	-	-	305,377
Robert J. Cresci	68,760	86,615	-	-	155,375
Thomas W. Erickson	11,000	144,338	-	-	155,338
Fred C. Goad, Jr.	10,000	114,371	-	-	124,371
Jay B. Johnston	9,000	144,338	-	-	153,338
Jim D. Kever	5,000	114,371	-	-	119,371
Kevin M. McNamara	6,000	164,349	-	-	170,349
Edward A. Ogunro	54,760	68,631	-	-	123,391
Gerard Vaillant	66,760	86,615	-	-	153,375
____________________________________

(1)
The amounts shown in this column represent aggregate grant date fair value of awards calculated in accordance with FASB ASC Topic 718.  All grants of restricted shares were made under the Company’s Amended and Restated 2006 Equity Incentive Plan and are subject to individual award agreements, the forms of which were previously filed with the SEC.  As of December 31, 2011, the aggregate number of unvested restricted shares outstanding for each of the Company’s non-employee directors was as follows: Loewenbaum – 9,007, Cresci – 4,272, Erickson – 7,119, Goad – 5,641, Johnston – 7,119, Kever – 5,641, McNamara – 8,106, Ogunro – 3,385, and Vaillant – 4,272.

(2)
All prior option awards vested before 2011. As of December 31, 2011, the aggregate number of shares subject to option awards outstanding for each of the Company’s non-employee directors was as follows: Loewenbaum – 70,000, Cresci – 25,000, Erickson – 262,500, Goad – 0, Johnston – 15,000, Kever – 25,000, McNamara – 25,000, Ogunro – 0, and Vaillant – 15,000.

Narrative to Director Compensation Table

Following the completion of its review of the appropriateness of our non-employee director compensation policy in light of our objectives described below, the compensation policy for our non-employee directors for 2011 was recommended by our Compensation Committee and approved by our Board of Directors.  This policy was designed to fairly pay our directors for work required for a company of our size, scope and complexity, be competitive within an appropriate peer group, and incorporate an equity component to help align our directors’ interests with the long-term interests of our stockholders.  We also have adopted stock ownership guidelines for our directors to further promote this alignment of interests, which can be found in our corporate governance guidelines.

The Director Compensation Table reflects the following compensation policy for our non-employee directors for 2011 (the “Policy”), and the individual choices made by each non-employee director with respect to compensation for their services during 2011 based on the Policy:

Annual Retainer
Annual Cash Retainer for Board and Committee Meetings	$45,760
Additional Annual Retainers
Chairman of the Board of Directors	$72,000
Executive Committee Chair	$12,000
Compensation Committee Chair	$12,000
Audit Committee Chair	$20,000
Nominating and Corporate Governance Committee Chair	$12,000

Annual retainers for non-employee directors and Board and committee chairs are payable quarterly in arrears. Non-employee directors have the option of accepting all or any part of the foregoing cash retainer payments in the form of restricted stock.  Restricted stock received in lieu of cash retainers is granted at the annual meeting and vests quarterly on the quarterly cash payment dates, subject to continued services by directors as a director or chairperson, as applicable.  Non-employee directors may also elect to defer receipt of such restricted stock in lieu of cash payments and the annual stock retainer as described below.

Non-employee directors do not receive additional compensation for attendance at Board meetings.  Each non-employee Board member receives $1,000 per meeting for attendance at committee meetings (to the extent not held in conjunction with a full Board meeting), including formal telephonic meetings and Executive Committee meetings.  Non-employee directors have the option of accepting all or any part of cash meeting payments in the form of restricted stock or deferring such fees as described below.

Non-employee directors also are eligible to receive restricted share awards in the amounts below.  The restricted shares are issued pursuant and subject to the terms of the Company’s Amended and Restated 2006 Equity Incentive Plan and the form of award agreement previously filed with the SEC and vest one year from the date of grant.  Annual grants of restricted stock are made on the date of the annual meeting of stockholders.

Fair Market Value of Restricted Stock Award on Date of Grant
Each Continuing Board Member	$68,640
Additional Grants
Chairman of the Board of Directors	$114,000
Executive Committee Chair	$18,000
Compensation Committee Chair	$18,000
Audit Committee Chair	$30,000
Nominating and Corporate Governance Committee Chair	$18,000

Non-employee directors may annually make an election to defer (i) the annual restricted stock award and (ii) all or a portion of the annual cash retainers by electing to receive restricted stock units settled at a future date, generally retirement from the Board of Directors or other termination of service.  Such restricted stock units vest one year from the date of grant.

In addition, non-employee directors are reimbursed for reasonable expenses incurred to attend Board and committee meetings and other Company-related business meetings if a Board member’s presence is requested, as well as director education programs.

Our director who is also an employee (Mr. Balthrop) received no additional compensation for his services as a director for 2011.

For 2012, the Compensation Committee has recommended, and the Board of Directors has approved the same compensation opportunities for our non-employee directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the ownership of the common stock of the Company as of the record date (except as otherwise indicated below) by (i) each director and director nominee, (ii) each named executive officer, (iii) all directors and executive officers as a group and (iv) each person known to us to own beneficially 5% or more of our outstanding common stock.

The information set forth below includes shares of common stock directly and indirectly owned and shares of common stock underlying currently exercisable options, as well as those options which will become exercisable within 60 days of March 27, 2012.  Except as otherwise indicated, the named persons below have sole voting and dispositive power with respect to beneficially owned shares.

	Common Stock Beneficially Owned
Beneficial Owner	Number of Shares Owned (1)	Total as a Percentage of Shares Outstanding
Directors and Named Executive Officers (2)

G. Walter Loewenbaum II (3)	734,472	1.7%
Robert J. Cresci (4)	237,050	*
Thomas W. Erickson	323,546	*
Fred C. Goad, Jr.	317,606	*
Jay Johnston	106,272	*
Jim D. Kever	180,772	*
Kevin M. McNamara	75,444	*
Edward A. Ogunro	12,916	*
Gerard Vaillant	76,842	*
Patrick J. Balthrop, Sr.	1,078,821	2.5%
Harriss T. Currie	355,050	*
Michael F. Pintek	70,069	*
Jeremy Bridge-Cook	91,191	*
Russell W. Bradley	129,872	*
All directors and executive officers as a group (16 persons)	4,037,331	9.2%

Other 5% Stockholders

St. Denis J. Villere & Company, LLC (5) 601 Poydras St. New Orleans, LA 70130	4,408,131	10.5%
PRIMECAP Management Company (6) 225 South Lake Ave., #400 Pasadena, California 91101	2,774,269	6.6%
BlackRock, Inc. (7) 40 East 52nd Street New York, New York 10022	2,247,102	5.3%
_______________________
*  Less than 1%.
(1)
Includes shares attributable to shares of common stock not outstanding but subject to currently exercisable options (as well as those options which will become exercisable within 60 days of March 27, 2012) as follows:  Mr. Loewenbaum – 70,000 shares; Mr. Cresci – 15,000 shares; Mr. Erickson – 262,500 shares; Mr. Goad – 0 shares; Mr. Johnston – 15,000 shares; Mr. Kever – 15,000 shares; Mr. McNamara – 25,000 shares; Dr. Ogunro  – 0 shares; Mr. Vaillant – 15,000 shares; Mr. Balthrop – 600,403 shares; Mr. Currie – 231,936 shares; Mr. Pintek – 16,586 shares; Dr. Bridge-Cook – 28,552 shares; Mr. Bradley – 31,134 shares; and all directors and executive officers as a group – 1,546,950 shares.

(2)	The applicable address for all directors and named executive officers is c/o Luminex Corporation, 12212 Technology Boulevard, Austin, Texas 78727.
(3)
Does not include 834,082 shares held by Mr. Loewenbaum’s wife, Lillian Loewenbaum; 17,153 shares held by a trust for the benefit of Lillian Loewenbaum of which Lillian Loewenbaum is the trustee; 173,522 shares held by trusts for Mr. Loewenbaum’s descendants for which Mr. Loewenbaum is the trustee; 235,227 shares held by trusts for Mr. Loewenbaum’s descendants for which Lillian Loewenbaum is the trustee; and, 127,472 shares held by a trust for the benefit of Mr. Loewenbaum’s descendants which has an independent trustee and over which Mr. Loewenbaum neither has nor shares investment or voting power.

(4)	Mr. Cresci has granted a security interest in 160,000 shares directly owned by him as collateral for a loan.
(5)
This information is as of December 31, 2011, and is based solely on a Schedule 13G/A filed by St. Denis J. Villere & Company on January 11, 2012. St. Denis J. Villere & Company is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and reports sole voting and dispositive power as to 701,172 shares and shared voting and dispositive power as to 3,706,959 shares.

(6)
This information is as of December 31, 2011, and is based solely on a Schedule 13G/A filed by PRIMECAP Management Company on February 13, 2012.  PRIMECAP Management Company is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and reports sole voting power as to 1,945,619 shares and sole dispositive power as to 2,774,269 shares.

(7)
This information is as of December 30, 2011, and is based solely on a Schedule 13G/A filed by BlackRock, Inc. on February 13, 2012.  BlackRock, Inc. is a holding company as defined in Rule 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934 and reports sole voting power as to 2,247,102 shares and sole dispositive power as to 2,247,102 shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since the beginning of the last fiscal year, we are aware of no related party transactions between us and any of our directors, nominees for director, executive officers, 5% stockholders or their immediate family members which require disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

We have adopted a written related party transaction policy, administered by our Audit Committee, that requires the Audit Committee (or the chair of the Audit Committee in certain instances with respect to de minimus transactions) to review and either ratify, approve or disapprove all “Interested Transactions,” subject to certain exceptions for specified “pre-approved transactions” not believed to create a material interest with respect to a “Related Party.”  “Interested Transactions” are generally defined to include any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	the aggregate amount involved exceeded, or will or may be expected to exceed, $120,000 in any calendar year;
•	the Company was, is or will be a participant; and
•	any Related Party had, has or will have a direct or indirect interest.

For purposes of the policy, a “Related Party” is any:

•
person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

•	greater than 5% beneficial owner of the Company’s common stock;
•	immediate family member of any of the foregoing; or
•
firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner, managing member or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In determining whether to approve or ratify an Interested Transaction under the policy, the Audit Committee is to consider all relevant information and facts available to it regarding the Interested Transaction and take into account factors such as the Related Party’s relationship to the Company and interest (direct or indirect) in the transaction, the terms of the transaction and the benefits to the Company of the transaction.  No director is to participate in the approval of an Interested Transaction for which he or she is a Related Party or otherwise has a direct or indirect interest.

In addition, the Audit Committee is to review and assess ongoing Interested Transactions, if any, on at least an annual basis to determine whether any such transactions remain appropriate or should be modified or terminated.

Our related party transaction policy has been incorporated into our Code of Compliance, which can be viewed at the “Investor Relations” section of our website at www.luminexcorp.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, executive officers and any persons holding more than ten percent of our common stock are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the SEC.  Specific due dates have been established by the SEC, and we are required to disclose in this Proxy Statement any failure of such persons to file by those dates.  Based solely upon the copies of Section 16(a) reports that we have received from such persons for their transactions in 2011 and written representations to the Company that we have received from such persons that no other reports were required, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such directors, executive officers and ten-percent beneficial owners for 2010, except that Patrick J. Balthrop, Sr. filed a Form 4 late on March 11, 2011 which did not timely disclose one transaction.

EXPENSES AND SOLICITATION
We will bear the cost of soliciting proxies.  Proxies may be solicited in person or by telephone, facsimile, electronic mail, Internet, or other electronic medium by certain of our directors, officers and regular employees, without additional compensation.  The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company’s common stock held of record by such persons, and the Company will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.  In addition, we have retained MacKenzie Partners, Inc., a proxy solicitation firm, for assistance in connection with the annual meeting at a cost of approximately $15,000 plus reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

It is contemplated that our 2013 annual meeting of stockholders will take place in May 2013.  Stockholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2013 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 if such proposals are received by us before the close of business on December 3, 2012.  Notices of stockholders’ proposals submitted outside the processes of Rule 14a-8 will be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in our bylaws, if such notices are filed with our Secretary not earlier than February 16, 2013 nor later than April 17, 2013 in the manner specified in the bylaws.  For proposals that are not timely filed, we retain discretion to vote proxies that we receive.  For proposals that are timely filed, we retain discretion to vote proxies that we receive provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.  In order to curtail any controversy as to the date on which a proposal was received by us, we suggest that stockholders submit their proposals by certified mail, return receipt requested.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is as set forth above.  If any other matter or matters are properly brought before the Meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

UPON WRITTEN REQUEST OF ANY STOCKHOLDER TO DAVID REITER, CORPORATE SECRETARY, LUMINEX CORPORATION, 12212 TECHNOLOGY BOULEVARD, AUSTIN, TEXAS 78727, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Austin, Texas
April 2, 2012

ANNEX A

LUMINEX CORPORATION

SECOND AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

LUMINEX CORPORATION
SECOND AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

Section 1. Purpose.

This plan shall be known as the “Luminex Corporation Second Amended and Restated 2006 Equity Incentive Plan” (the “Plan”).  The purpose of the Plan is to promote the interests of Luminex Corporation (the “Company”) and its shareholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders.  With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

2.2 “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, or Other Stock-Based Award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

2.3 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

2.4 “Board” shall mean the Board of Directors of the Company.

2.5 “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant.  For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.  Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion.  Any such determination shall be final and binding on a Participant.

2.6 “Change in Control” shall mean, unless otherwise provided in the applicable Award Agreement, the happening of one of the following:

(a) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

(b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(c) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

1

Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, the effect of a Change in Control and what constitutes a Change in Control shall be set forth in the underlying Award Agreement or Award program.

2.7 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m), and (iii) “independent” within the meaning of the listing standards of the Nasdaq Select Market.

2.9 “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

2.10 “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company or the taxable year of the Company in which the applicable Award will be paid or vested, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

2.11 “Director” shall mean a member of the Board.

2.12 “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

2.13 “Early Retirement” shall mean retirement, for purposes of this Plan, with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

2.14 “Effective Date” shall have the meaning provided in Section 16.1 of the Plan.

2.15 “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

2.16 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.17 “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the reported closing sales price of the Shares on the Nasdaq Select Market, or any other such market or exchange as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith and by the reasonable application of a reasonable valuation method, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

2.18 “Good Reason” shall mean, unless otherwise provided in an Award Agreement, (i) a material reduction in a Participant’s position, authority, duties or responsibilities, (ii) any material reduction in a Participant’s annual base salary as in effect immediately prior to a Change in Control; (iii) the relocation of the office at which the Participant is to perform the majority of his or her duties following a Change in Control to a location more than 30 miles from the location at which the Participant performed such duties prior to the Change in Control; or (iv) the failure by the Company or its successor to continue to provide the Participant with benefits substantially similar in aggregate value to those enjoyed by the Participant under any of the Company’s pension, life insurance, medical, health and accident or disability plans in which Participant was participating immediately prior to a Change in Control, unless the Participant is offered participation in other comparable benefit plans generally available to similarly situated employees of the Company or its successor after the Change in Control.

2.19 “Grant Price” shall mean the price established at the time of grant of an SAR pursuant to Section 6 used to determine whether there is any payment due upon exercise of the SAR.

2.20 “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.21 “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

2

2.22 “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

2.23 “Normal Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Participant’s 65th birthday.

2.24 “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

2.25 “Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

2.26 “Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan.  For purposes of the share counting provisions of Section 4.1 hereof, an Other Stock-Based Award that is not settled in cash shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.

2.27 “Outside Director” shall mean, with respect to the grant of an Award, a member of the Board then serving on the Committee.

2.28 “Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

2.29 “Performance Award” shall mean any Award granted under Section 8 of the Plan.  For purposes of the share counting provisions of Section 4.1 hereof, a Performance Award that is not settled in cash shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.

2.30 “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

2.31 “Restricted Share” shall mean any Share granted under Sections 7 to 10 of the Plan.

2.32 “Restricted Share Unit” shall mean any unit granted under Sections 7 to 10 of the Plan.

2.33 “Retirement” shall mean Normal or Early Retirement.

2.34 “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

2.35 “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

2.36 “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

2.37 “Separation from Service” or “Separates from Service” shall have the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

2.38 “Shares” shall mean shares of the common stock, $0.001 par value, of the Company.

2.39 “Share Reserve” shall have the meaning set forth in Section 4.1 hereof.

2.40 “Specified Employee” has the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

2.41 “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Sections 6, 8 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement.  In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of such Share on the date of exercise over the Grant Price.

2.42 “Subsidiary” shall mean any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

3

2.43 “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

2.44 “2000 Plan” shall have the meaning set forth in Section 4.1 hereof.

Section 3. Administration.

3.1  Authority of Committee.  The Plan shall be administered by a Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion (and in accordance with Section 409A of the Code with respect to Awards subject thereto) to: (i) designate Participants; (ii) determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amount of Awards under the Plan; (iii) determine the type or types of Awards to be granted to a Participant; (iv) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (v) determine the timing, terms, and conditions of any Award; (vi) accelerate the time at which all or any part of an Award may be settled or exercised; (vii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate; (x) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable; (xi) make all determinations under the Plan concerning any Participant’s Separation from Service with the Company or a Subsidiary or Affiliate, including whether such separation occurs by reason of Cause, Good Reason, Disability, Retirement, or in connection with a Change in Control and whether a leave constitutes a Separation from Service; (xii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xiii) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (xiv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xv) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

3.2          Committee Discretion Binding.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.  A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3          Action by the Committee.  The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine.  A majority of its members shall constitute a quorum.  All determinations of the Committee shall be made by not less than a majority of its members.  Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.  The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award.  The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.4          Delegation.  Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

3.5          No Liability.  No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4

Section 4. Shares Available For Awards.

4.1          Shares Available. Subject to the provisions of Section 4.2 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards granted after the effective date of the amendment and restatement of this Plan is equal to the sum of (i) 4,100,000 Shares and (ii) the number of shares available for grant under the Plan as of the end of the day that is the effective date of the amendment and restatement of this Plan (such aggregate amount being, the “Share Reserve”).  The number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 1,000,000.  Each Share issued pursuant to an Option shall reduce the Share Reserve by one (1) share.  Each Share subject to a redeemed portion of a SAR shall reduce the Share Reserve by one (1) share.  Each Share issued pursuant to a Restricted Stock Award or a Restricted Stock Unit Award shall reduce the Share Reserve by one and sixty-seven one-hundredths (1.67) Shares.  If any Award granted under this Plan (whether before or after the effective date of the amendment and restatement of this Plan) shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the Shares subject to such Award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for Awards under the Plan, in accordance with this Section 4.1.  If any Award granted under the Company’s 2000 Long-Term Incentive Plan (the “2000 Plan”) shall expire, terminate, be settled in cash (in whole or in part) or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, the Shares subject to such Award shall, to the extent of such expiration, cash settlement, forfeiture, or termination, again be available for Awards under the Plan, and the Share Reserve shall be increased, in accordance with this Section 4.1.  The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.  Notwithstanding the foregoing, if an Option or SAR is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in this Section 4.1 shall be the number of Shares that were subject to the Option or SAR or portion thereof, and not the net number of Shares actually issued and any SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of shares issued upon the settlement of the SAR.  Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the 2000 Plan, and (ii) as one and sixty-seven one-hundredths (1.67) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the 2000 Plan.  Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 300,000 Shares.

4.2          Adjustments.  Without limiting the Committee’s discretion as provided in Section 13 hereof, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall, in an equitable and proportionate manner as deemed appropriate by the Committee (and, as applicable, in such manner as is consistent with Sections 162(m), 422 and 409A of the Code and the regulations thereunder) either:  (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan, and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.  Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement of rights and benefits under such Awards.

4.3          Substitute Awards.  Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

4.4          Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5. Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.

5

Section 6. Stock Options And Stock Appreciation Rights.

6.1          Grant.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR.  An Option may be granted with or without a related SAR.  An SAR may be granted with or without a related Option.  The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Option Price or Grant Price, as the case may be, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action.  The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options.  In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.  A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

6.2          Price.  The Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted.  Except in the case of Substitute Awards, the Option Price of an Option may not be less than the Fair Market Value of a Share on the date of grant of such Option.  Except with respect to Substitute Awards, the Grant Price of an SAR may not be less than the Fair Market Value of a Share on the date of grant of such SAR.  In the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2 hereof in the form of Options or SARS, such grants shall have an Option Price (or Grant Price) per Share that is intended to maintain the economic value of the Award that was replaced or adjusted as determined by the Committee.  Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, (ii) amend the terms of previously granted SARs to reduce the Grant Price of such SARs, (iii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options, or (iv) cancel such SARs and grant substitute SARs with a lower Grant Price than the cancelled SARs, in each case without the approval of the Company’s shareholders.

6.3          Term.  Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement.  The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan.  Notwithstanding the foregoing, but subject to Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4          Exercise.

(a)
Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter.  The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.  An Award Agreement may provide that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.

(b)
The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.  The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c)
An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

6

(d)
Payment of the Option Price shall be made in (i) cash or cash equivalents, or, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding Shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price.  Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.  The Company reserves, at any and all times in the Company’s sole discretion, the right to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a method set forth in subsection (iv) above, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(e)
At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares.  A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5          Separation from Service.  Except as otherwise provided in the applicable Award Agreement, an Option or SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting such Award and ending on the date of exercise of such Award the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Separation from Service by the Participant.  An Option or SAR shall cease to become exercisable upon a Separation from Service of the holder thereof.  Notwithstanding the foregoing provisions of this Section 6.5 to the contrary, the Committee may determine in its discretion that an Option or SAR may be exercised following any such Separation from Service, whether or not exercisable at the time of such separation; provided, however, that in no event may an Option or SAR be exercised after the expiration date of such Award specified in the applicable Award Agreement, except as provided in Section 6.4(a).

6.6          Ten Percent Stock Rule.  Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

Section 7. Restricted Shares And Restricted Share Units.

7.1          Grant.

(a)
Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards.  The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b)
Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award.  Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse.  If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award.  The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions.  The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7

7.2          Delivery of Shares and Transfer Restrictions.

(a)           At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee.  Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine.  The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence.  Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner.  The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

(b)           Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions:  (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met.  Restricted Share Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed.

7.3          Termination of Restrictions.  At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form).

7.4          Payment of Restricted Share Units.  Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share.  Restricted Share Units may be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.  The applicable Award Agreement shall specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Restricted Share Units at the time of any payment of dividends to shareholders on Shares.  If the applicable Award Agreement specifies that a Participant will be entitled to dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant, and (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalents with respect to unvested Restricted Share Units shall be paid prior to the vesting thereof.  Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8. Performance Awards.

8.1          Grant.  The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8

8.2          Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3          Payment of Performance Awards.  Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis.  Separation from Service prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made.  Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award.  A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Section 9. Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Section 10. Non-Employee Director And Outside Director Awards.

10.1          The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares.  The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2          The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above.  With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

Section 11. Provisions Applicable To Covered Officers And Performance Awards.

11.1          Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

11.2          The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below.  For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(a)	earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation;

(b)	operating (or gross) income or profit;

(c)	operating efficiencies;

(d)	return on equity, assets, capital, capital employed or investment;

(e)	after tax operating income;

(f)	net income;

(g)	earnings or book value per Share;

9

(h)	financial ratios;

(i)	cash flow(s);

(j)	total sales or revenues or sales or revenues per employee;

(k)	production (separate work units or SWUs);

(l)	stock price or total shareholder return;

(m)	dividends;

(n)	debt or cost reduction;

(o)
strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals (including, without limitation, developmental, strategic or manufacturing milestones of products or projects in development, execution of contracts with current or prospective customers and development of business expansion strategies) and goals relating to acquisitions, joint ventures or collaborations  or divestitures;

(p)	sales by market, market segment or product type or group;

(q)	gross profit margin (dollars or percent of sales) by business unit, product groups or areas of the world; or

(r)	any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets.  The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year and (vi) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action; provided that the Committee commits to make any such adjustments within the 90 day period set forth in Section 11.4.

11.3          With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 300,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $3,000,000.

11.4          To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period.  Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period.  In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

11.5          Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m).  Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

10

Section 12. Separation from Service.

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Separation from Service with the Company, its Subsidiaries and Affiliates, including a separation from the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability, Early Retirement or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13. Change In Control.

13.1           Certain Terminations. Unless otherwise provided by the Committee, or in an Award Agreement or by a contractual agreement between the Company and a Participant, if, within one year following a Change in Control, a Participant Separates from Service with the Company (or its successor) by reason of (a) death; (b) Disability; (c) Normal Retirement or Early Retirement; (d) for Good Reason by the Participant; or (e) involuntary termination by the Company for any reason other than for Cause, all outstanding Awards of such Participant shall vest, become immediately exercisable and payable and have all restrictions lifted.  For purposes of an Award subject to Section 409A of the Code, Good Reason shall exist only if (i) the Participant notifies the Company of the event establishing Good Reason within 90 days of its initial existence, (ii) the Company is provided 30 days to cure such event and (iii) the Participant Separates from Service with the Company (or its successor) within 180 days of the initial occurrence of the event.

13.2           Accelerated Vesting.  The Committee may, in its discretion, provide in any Award Agreement, or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions (if any), including termination of the Participant’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.  In the event of a Change of Control, and without the consent of any Participant, the Committee may, in its discretion, provide that for a period of at least fifteen (15) days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

13.3           Assumption, Continuation or Substitution.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; provided, that in the event of such an assumption, continuation or substitution, the Acquiror must grant the rights set forth in Section 13.1 to the Participant in respect of such assumed, continued or substituted Awards. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in Shares shall be deemed assumed, continued or substituted if, following the Change in Control, the Award (as adjusted, if applicable, pursuant to Section 4.2 hereof) confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is not assumed, continued or substituted by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

               13.4             Cash-Out of Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an Award is greater than the per share consideration in connection with the Change in Control). If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any), if any, shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

11

13.5           Performance Awards. The Committee may, in its discretion, provide that in the event of a Change in Control, (i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress performance periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable.

Section 14. Amendment And Termination.

14.1          Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

14.2          Amendments to Awards.  Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3          Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.

Section 15. General Provisions.

15.1          Limited Transferability of Awards.  Except as otherwise provided in the Plan, an Award Agreement or by the Committee at or after grant, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.  No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.  No transfer of an Award for value shall be permitted under the Plan.

15.2          Dividend Equivalents.  In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.  All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.  The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards. Notwithstanding the foregoing, with respect to an Award subject to Section 409A of the Code, the payment, deferral or crediting of any dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing.

15.3.  Compliance with Section 409A of the Code.  No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.  Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In addition, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payments with respect to any Award subject to Section 409A of the Code to which the Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law.  The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

12

15.4          No Rights to Awards.  No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.  The terms and conditions of Awards need not be the same with respect to each Participant.

15.5          Share Certificates.  All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6          Tax Withholding.  A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.  The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.  Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the minimum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee.  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.7           Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto.  In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.  The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted.  The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document.  The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8          No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.9          No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate.  Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10          No Rights as Shareholder.  Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.  Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

15.11          Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

15.12          Severability.  If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

13

15.13          Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.14          No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15          No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.16          Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16. Term Of The Plan.

16.1          Effective Date.  The Plan shall be effective, and will amend and restate the previous plan as set forth herein effective, as of May 17, 2012 provided it has been approved by the Board and by the Company’s shareholders.

16.2          Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

14

ANNEX B

LUMINEX CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

LUMINEX CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.
INTRODUCTION

1.1 ESTABLISHMENT OF PLAN.  Luminex Corporation, a Delaware corporation (the “Company”), adopts the following employee stock purchase plan for its eligible employees.  This Plan shall be known as the Luminex Corporation Employee Stock Purchase Plan.

1.2 PURPOSE. The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become stockholders in the Company.  It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and stockholders.

1.3 QUALIFICATION. This Plan is intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code and is intended to comply with the provisions thereof, including the requirement of Section 423(b)(5) of the Code that all Employees granted options to purchase Stock under the Plan have the same rights and privileges with respect to such options.  The Company makes no undertakings nor representations to maintain the qualified status of this Plan or any options issued hereunder.  In addition, options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted under this Plan pursuant to the rules, procedures, subplans or offerings adopted by the Plan Administrator for non-U.S. Employees, as consistent and in accordance with Section 423 of the Code and the Treasury Regulations issued thereunder.

1.4 RULE 16B-3 COMPLIANCE.  This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.

ARTICLE II.
DEFINITIONS

As used herein, the following words and phrases shall have the meanings specified below:

2.1 BOARD OF DIRECTORS.  The Board of Directors of the Company.

2.2 CLOSING MARKET PRICE.  The closing price of the Stock as reported in the consolidated trading of the NASDAQ Global Market listed securities; provided that if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on the NASDAQ Global Market, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

2.3 CODE.  The Internal Revenue Code of 1986, as amended from time to time.

2.4 COMMENCEMENT DATE.  The first day of each Option Period.  The first Commencement Date shall be July 1, 2012.

2.5 CONTRIBUTION ACCOUNT.  The account established on behalf of a Participant to which shall be credited the amount of the Participant’s contribution, pursuant to Article V.

2.6 EFFECTIVE DATE.  May 17, 2012.

2.7 EMPLOYEE.  Each employee of the Employer except any employee whose customary employment is twenty (20) hours per week or less.  The Administrator may determine, as to any Option Period, that the offer will not be extended to highly compensated Employees within the meaning of Section 414(q) of the Code.

2.8 EMPLOYER.  The Company and any corporation (i) which is a Subsidiary of the Company, (ii) which is authorized by the Board of Directors to adopt this Plan with respect to its Employees, and (iii) which adopts this Plan.  The term “Employer” shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided that the surviving or transferee corporation would qualify as a Subsidiary under Section 2.19 hereof and that such corporation does not affirmatively disavow this Plan.  For purposes of this Plan, the term “corporation” means a corporation as defined in Section 1.421-1(i)(1) of the Treasury Regulations, which definition includes a foreign corporation (as defined in Section 7701(a)(5) of the Code) and a limited liability company taxable as a corporation for all Federal tax purposes.

2.9 EXERCISE DATE.  The last trading date of each Option Period on the NASDAQ Global Market.

2.10 EXERCISE PRICE.  The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

1

2.11 FIVE-PERCENT STOCKHOLDER.  An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under stock options shall not be counted in the total of outstanding shares in the denominator, in accordance with Treasury Regulation 1.423-2(d)(1) and (2).

2.12 GRANT DATE.  The first trading date of each Option Period on the NASDAQ Global Market.

     2.13 OPTION PERIOD.  Shall mean the period established in advance by the Plan Administrator during which payroll deductions shall be collected to purchase Stock pursuant to an offering under this Plan.  Unless otherwise established by the Plan Administrator prior to the start of an Option Period, the Plan’s Option Periods shall mean successive periods of six (6) consecutive months (i) commencing on January 1 and ending on June 30 and (ii) commencing on July 1 and ending on December 31; provided, however, that the first Option Period after the Effective Date shall begin on July 1, 2012 and shall end on December 31, 2012.

2.14 NON-423(b) OFFERING. Shall mean the rules, offerings, procedures or sub-plans, if any, adopted by the Plan Administrator as a part of this Plan, pursuant to which options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted to non-US Employees.

2.15 PARTICIPANT.  Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.  The Plan Administrator may provide that any non-US Employees of any Subsidiary shall only be eligible to participate in a separate offering not intended to qualify under Section 423 of the Code.

2.16 PLAN.  The Luminex Corporation Employee Stock Purchase Plan.

2.17 PLAN ADMINISTRATOR.  The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan.  The initial committee shall be the Compensation Committee of the Board of Directors.

2.18 STOCK.  Those shares of common stock of the Company which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

2.19 SUBSIDIARY.  Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  The Administrator may provide that the non-U.S. Employees of any designated Subsidiary shall only be eligible to participate in a Non-423(b) Offering.

ARTICLE III.
STOCKHOLDER APPROVAL

3.1 STOCKHOLDER APPROVAL REQUIRED.  This Plan must be approved by the stockholders of the Company within the period beginning twelve (12) months before and ending twelve (12) months after its adoption by the Board of Directors.

3.2 STOCKHOLDER APPROVAL FOR CERTAIN AMENDMENTS.  Without the approval of the stockholders of the Company, no amendment to this Plan shall increase the number of shares reserved under the Plan, other than as provided in Section 10.3. Approval by stockholders must occur within one (1) year of such amendment or such amendment shall be void ab initio, comply with applicable provisions of the corporate certificate of incorporation and bylaws of the Company, and comply with Delaware law prescribing the method and degree of stockholder approval required for issuance of corporate stock or options.

ARTICLE IV.
ELIGIBILITY AND PARTICIPATION

4.1 CONDITIONS.  Each Employee shall become eligible to become a Participant on the Commencement Date next following the date he is initially employed by the Employer.  No Employee who is a Five-Percent Stockholder shall be eligible to participate in the Plan.  Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

4.2 APPLICATION FOR PARTICIPATION.  Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form.  If such Employee elects to participate hereunder, he shall complete

2

such form (or on-line enrollment process as determined by the Plan Administrator) and file it with his Employer or the third party plan administrator appointed by the Plan Administrator, no later than fifteen (15) days prior to the next Commencement Date (the “Enrollment Period”).  The duration and timing of any Enrollment Periods may be changed or modified by the Plan Administrator from time to time. The completed enrollment form shall indicate the amount of Employee contributions authorized by the Employee.  If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of fifteen percent (15%) of base pay).  If any Employee does not elect to participate in any given Option Period, he may elect to participate on any future Commencement Date so long as he continues to meet the eligibility requirements.

4.3 DATE OF PARTICIPATION.  All Employees who elect to participate shall be enrolled in the Plan commencing with the first pay date after the Commencement Date following their submission of the enrollment form.  Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

4.4 ACQUISITION OR CREATION OF SUBSIDIARY.  If the stock of a corporation is acquired by the Company or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be.  Notwithstanding the foregoing, and in accordance with Section 423 of the Code, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a Commencement Date other than the first Commencement Date after the acquisition or creation, or (iii) attach any condition whatsoever to eligibility of the employees of the acquired or newly created Subsidiary, except to the extent such condition would not comply with Section 423 of the Code.

ARTICLE V.
CONTRIBUTION ACCOUNT

5.1 EMPLOYEE CONTRIBUTIONS.  The enrollment form signed or executed on- line, as determined by the Plan Administrator, by each Participant shall authorize the Employer to deduct from the Participant’s compensation an after-tax amount during each payroll period not less than twenty dollars ($20.00) nor more than an amount which is up to fifteen percent (15%) of the Participant’s base pay on the Commencement Date.  The permitted deferral amounts, including any minimum or maximum limit, may be changed or modified by the Plan Administrator from time to time.  A Participant’s base pay shall be determined before subtracting any elective deferrals to a qualified plan under Section 401(k) of the Code, salary reduction contributions to a cafeteria plan under Section 125 of the Code or elective deferrals to a nonqualified deferred compensation plan, as applicable.  Unless otherwise determined by the Plan Administrator with respect to an Option Period or Non-423(b) Offering, the dollar amount deducted each payday shall be credited to the Participant’s Contribution Account.  Participant contributions will not be permitted to commence at any time during the Option Period other than on the Commencement Date.  Unless otherwise determined by the Plan Administrator with respect to an Option Period or Non-423(b) Offering, no interest will accrue on any contributions or on the balance in a Participant’s Contribution Account.

5.2 MODIFICATION OF CONTRIBUTION RATE.  No change shall be permitted in a Participant’s amount of withholding except upon a Commencement Date, and then only if the Participant files a new enrollment form or on-line form with the Employer or third party administrator, as determined by the Plan Administrator, during the applicable Enrollment Period designating the desired withholding rate.  Notwithstanding the foregoing, a Participant may notify the Employer at any time (except during the periods from June 21 through June 30 and December 22 through December 31) that he wishes to discontinue his contributions.  This notice shall be in writing or made on-line, as determined by the Plan Administrator, or on such forms as provided by the Employer and shall become effective within 30 days from the date completed.  The Participant shall become eligible to recommence contributions on the next Commencement Date.

5.3 WITHDRAWAL OF CONTRIBUTIONS.  A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date (except during the periods from June 21 through June 30 and December 22 through December 31).  The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account.  This election to withdraw must be in writing on such forms as may be provided by the Employer.  If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.

5.4 LIMITATIONS ON CONTRIBUTIONS.  During each Option Period, the total contributions by a Participant to his Contribution Account shall not exceed fifteen percent (15%) of the Participant’s base pay for the Option Period.  If a Participant’s total contributions should exceed this limit, the excess shall be returned to the Participant after the end of the Option Period, without interest.  The permitted deferral amounts, including any minimum or maximum limit, may be changed or modified by the Plan Administrator from time to time.

3

ARTICLE VI.
ISSUANCE AND EXERCISE OF OPTIONS

6.1 RESERVED SHARES OF STOCK.  The Company shall initially reserve five-hundred thousand (500,000) shares of Stock for issuance upon exercise of the options granted under this Plan or any Non-423(b) Offering.  If any option granted under the Plan shall for any reason terminate without having been exercised, the Stock not purchased under such option shall again become available for issuance under the Plan.

6.2 ISSUANCE OF OPTIONS.  On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limits specified in Section 6.6.  All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.

6.3 DETERMINATION OF EXERCISE PRICE.  Unless otherwise established by the Plan Administrator prior to the start of an Option Period, the Exercise Price of the options granted under this Plan for any Option Period shall be eighty-five percent (85%) of the lesser of the Closing Market Price of the Stock on the Grant Date or the Exercise Date.

6.4 PURCHASE OF STOCK.  On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contributions shall expire.  The Contribution Account of each Participant shall be used to purchase the maximum number of whole shares of Stock determined by dividing the Exercise Price into the balance of the Participant’s Contribution Account.  Any money remaining in a Participant’s Contribution Account representing a fractional share shall remain in his Contribution Account to be used in the next Option Period along with new contributions in the next Option Period; provided, however, that if the Participant does not enroll for the next Option Period, the balance remaining shall be returned to him in cash, without interest.

6.5 TERMS OF OPTIONS.  Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary; provided, however, that any such provisions shall comply with Section 423 of the Code.  Notwithstanding the foregoing, options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted under this Plan pursuant to the rules, procedures, subplans or offerings adopted by the Plan Administrator for non-U.S. Employees, as provided for and in accordance with Section 423 of the Code and the Treasury Regulations thereunder.

6.6 LIMITATIONS ON OPTIONS.  The options granted hereunder are subject to the following limitations:
(a)
The maximum number of shares of Stock which may be purchased by any Participant on an Exercise Date, subject to the limit provided for in Section 6.6(b) herein, shall be five thousand (5,000) shares.  This maximum number of shares shall be adjusted as determined by the Plan Administrator in accordance with, and upon the occurrence of an event described in, Section 10.3.  Any amounts contributed by a Participant during an Option Period which may not be used to purchase Stock due to the share limit under this Section 6.6(a) shall be returned to the participant in cash, without interest

(b)
No Participant shall be permitted to accrue the right to purchase during any calendar year Stock under this Plan (or any other Plan of the Employer or a Subsidiary which is qualified under Section 423 of the Code) having a market value of greater than twenty-five thousand dollars ($25,000.00) (as determined on the Grant Date for the Option Period during which each such share of Stock is purchased) as provided in Section 423(b)(8) of the Code.

(c)	No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Stockholder.

(d)
No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant’s lifetime only by him.

6.7 PRO-RATA REDUCTION OF OPTIONED STOCK.  If the total number of shares of Stock to be purchased under options by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants, without interest.

4

6.8 STATE SECURITIES LAWS.  Notwithstanding anything to the contrary contained herein and to the extent permitted by Section 423 of the Code, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State or foreign (or other applicable) securities law applicable to the sale of Stock to such Participant.  In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant’s Contribution Account that would otherwise have been applied to the purchase of Stock, without interest.

ARTICLE VII.
TERMINATION OF PARTICIPATION

7.1 TERMINATION OF EMPLOYMENT.  Any Employee whose employment with the Employer is terminated during the Option Period prior to the Exercise Date for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately.  The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after his termination.  The option granted to such Participant shall be null and void.

7.2 DEATH.  If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made.  The legal representative of the deceased Participant may elect to withdraw the balance in said Participant’s Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant died (except during the periods from June 21 through June 30 and December 22 through December 31).  In the event no election to withdraw is made on or before the June 20 or December 21 preceding the Exercise Date, the balance accumulated in the deceased Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4.  Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative.

7.3 RETIREMENT.  If a Participant should retire from the employment of the Employer at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made.  The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant retired (except during the periods from June 21 through June 30 and December 22 through December 31).  In the event no election to withdraw is made on or before the June 20 or December 21 preceding the Exercise Date, the balance accumulated in the retired Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4.  Any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.

7.4 DISABILITY.  If a Participant should terminate employment with the Employer on account of disability, as determined by reference to the definition of “disability” in the Employer’s long-term disability plan, no further contributions on behalf of the disabled Participant shall be made.  The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant became disabled (except during the periods from June 21 through June 30 and December 22 through December 31).  In the event no election to withdraw is made on or before the June 20 or December 21 preceding the Exercise Date, the balance accumulated in the disabled Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4.  Any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.

ARTICLE VIII.
OWNERSHIP OF STOCK

8.1 ISSUANCE OF STOCK.  As soon as practical after the Exercise Date, the Plan Administrator will, in its sole discretion, either credit a share account maintained for the benefit of each Participant or issue certificates to each Participant for the number of shares of Stock purchased under the Plan by such Participant during an Option Period. Such determination by the Plan Administrator shall apply equally to all shares of Stock purchased during the Option Period.  Certificates may be issued, at the request of a Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant’s family, to the Participant as custodian for the Participant’s child under the Gift to Minors Act, or to the legal representative of a deceased Participant.

8.2 PREMATURE SALE OF STOCK.  If a Participant (or former Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan:

(i) prior to two (2) years after the Grant Date of the option under which such shares were obtained, or

(ii) prior to one (1) year after the Exercise Date on which such shares were obtained,

that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.

5

8.3 RESTRICTIONS ON SALE.  The Plan Administrator may, in its sole discretion, and in accordance with Section 423 of the Code, place restrictions on the sale or transfer of shares of Stock purchased under the Plan during any Option Period by notice to all Participants of the nature of such restrictions given in advance of the Commencement Date of such Option Period.  The restrictions may prevent the sale, transfer or other disposition of any shares of Stock purchased during the Option Period for a period of up to two years from the Grant Date, subject to such exceptions as the Plan Administrator may determine (e.g., termination of employment with the Employer).  If certificates are issued pursuant to Section 8.1 for shares that are restricted, the certificates shall, in the discretion of the Plan Administrator, contain a legend disclosing the nature and duration of the restriction.  Any such restrictions and exceptions determined by the Plan Administrator shall be applicable equally to all shares of Stock purchased during the Option Period for which the restrictions are first applicable.  In addition, such restrictions and exceptions shall remain applicable during subsequent Option Periods unless otherwise determined by the Plan Administrator.  If the Plan Administrator should change or eliminate the restrictions for a subsequent Option Period, notice of such action shall be given to all Participants.

8.4 TRANSFER OF OWNERSHIP.  A Participant who purchases shares of Stock under this Plan shall be transferred at such time substantially all of the rights of ownership of such shares of Stock in accordance with the Treasury Regulations promulgated under Section 423 of the Code as in effect on the Effective Date. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Employer in the event of liquidation, the right to inspect the Employer’s books and the right to pledge or sell such Stock subject to the restrictions in the Plan and the Employer’s written policies and procedures.

ARTICLE IX.
ADMINISTRATION AND AMENDMENT

9.1 ADMINISTRATION.  The Plan Administrator shall (i) administer the Plan, (ii) keep records of the Contribution Account balance of each Participant, (iii) keep records of the share account balance of each Participant, (iv) interpret the Plan, (v) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration, (vi) determine whether to place restrictions on the sale and transfer of Stock and the nature of such restrictions, as provided in Section 8.3, (vii) adopt such rules or offerings as may be deemed necessary or appropriate to comply with the laws of other countries, allow for tax-preferred treatment of the options or otherwise provide for the participation by Employees who reside outside of the U.S., including determining which Employees are eligible to participate in a Non-423(b) Offering or other subplans established by the Plan Administrator, (viii) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars and permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the processing of properly completed enrollment forms.

  The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants).  The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

9.2 AMENDMENT.  The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants.  If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant’s Contribution Account shall be paid to that Participant, without interest.  Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2 or as otherwise required to obtain shareholder approval by applicable law, including Section 423 of the Code, shall become effective until and unless such amendment is approved by the stockholders of the Company in accordance with the approval requirements of Section 3.2.

ARTICLE X.
MISCELLANEOUS

10.1 EXPENSES.  The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

10.2 NO CONTRACT OF EMPLOYMENT.  Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee.  Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

6

10.3 ADJUSTMENT UPON CHANGES IN STOCK.  The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable and proportionate manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure.  If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.  It is intended that, if possible, any adjustments contemplated by the preceding paragraph be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

10.4 ACQUISITIONS AND DISPOSITIONS.  The Plan Administrator may, in its sole and absolute discretion and in accordance with principles under Section 423 of the Code, create special Option Periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and, notwithstanding Section 14(b), may provide for special purchase dates for Participants who will cease to be Eligible Employees solely in connection with the disposition of all or a portion of any Subsidiary or a portion of the Company, which Option Periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances, in accordance with Section 423 of the Code.

10.5 EMPLOYER’S RIGHTS.  The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

10.6 LIMIT ON LIABILITY.  No liability whatever shall attach to or be incurred by any past, present or future stockholders, officers, directors or agents, as such, of the Company or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Employer, or any stockholder, officer, director or agent as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

10.7 GENDER AND NUMBER.  For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

10.8 GOVERNING LAW.  The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Delaware, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the Treasury Regulations promulgated thereunder.

10.9 HEADINGS.  Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

10.10 SEVERABILITY.  To the extent any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall, to the extent unenforceable or invalid, be deemed inapplicable and omitted in any applicable jurisdiction only, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law and such unenforceable or invalid provision shall be replaced with a provision that is valid and enforceable to the maximum extent permitted by applicable law.

[Signatures appear on the next page.]

7

IN WITNESS WHEREOF, the Employer has adopted this Plan as of the ___ day of ____________, 2012, to be effective as of the Effective Date (subject to approval by the Company’s stockholders at the 2012 Annual Meeting of Stockholders).

LUMINEX CORPORATION

By: ___________________________________
Name:  ________________________________
Title:  _________________________________

ATTEST:

______________________________

8

LUMINEX CORPORATION

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(Sub-Plan of the Luminex Corporation Employee Stock Purchase Plan)

The following constitutes the provisions of the International Employee Stock Purchase Plan (herein called the "Sub-Plan") of the Luminex Corporation (the “Company”), a sub-plan of the Luminex Corporation Employee Stock Purchase Plan (the “Plan”).

1.
Purpose.   The Sub-Plan is intended to provide eligible employees of the Company’s Non-U.S. Subsidiaries an opportunity to become stockholders in the Company.  It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and stockholders.

2.
Non-Qualification.   The Sub-Plan is not intended to qualify as an employee stock purchase plan under Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended.  Grants of options under the Sub-Plan are intended to be Non-423(b) Offerings as defined under Article 2.14 of the Plan.

3.	Governing Terms. All provisions of this Sub-Plan shall be governed by the Plan, except as otherwise provided herein.

4.	Effective Date. The Sub-Plan became effective on the designated Effective Date of the Plan.

5.	Definitions. All definitions in the Sub-Plan shall be interpreted in accordance with the Plan except as otherwise provided herein:

(a) "Employee" shall mean any person employed by a Non-U.S. Subsidiary;

(b) “Non-U.S. Subsidiary” shall mean any Subsidiary which: (i) has been designated by the Plan Administrator from time to time in its sole discretion as eligible to participate in the Plan; and (ii) has Employees working outside of the United States.  As of the Effective Date, the eligible employees of Non-U.S. Subsidiaries in the countries listed on the attached Schedule A may participate in the Sub-Plan. Additional eligible employees of Non-U.S. Subsidiaries in other countries may participate in the Sub-Plan subsequent to the Effective Date.

(c) “Participant” means any Employee who meets the eligibility and participation requirements set forth in Sections 6 and 7, below, and is an Employee of a Non-U.S. Subsidiary.

6.
Eligibility.   Each individual who is on the Commencement Date an Employee of a Non-US Subsidiary shall be eligible to participate in the Sub-Plan for that Option Period.  For removal of doubt, the hours requirements under Article 2.7 of the Plan shall not apply to Participants under the Sub-Plan.

7.	Participation. An eligible Employee may become a Participant in the Sub-Plan pursuant to the steps and requirements outlined in Article 4 of the Plan.

8.	Payroll Deductions and Other Approved Contributions.

(a) Except to the extent otherwise determined by the Plan Administrator, payroll deductions shall be made in accordance with Article 5 of the Plan.  The Plan Administrator may, at its discretion approve other methods of contributions including, without limitation, check, cash or standing order of the Participant’s individual bank account.

(b) The amounts so collected shall be credited to the participant’s individual book account under the Sub-Plan, initially in the currency in which paid by the Non-U.S. Subsidiary until converted into U.S. Dollars.  Accordingly, all purchases of Stock under the Sub-Plan are to be made with the U.S. Dollars into which the payroll deductions for the Option Period or other approved contributions have been converted.  The amounts collected from a participant may be commingled with the general assets of the Company or the Non-U.S. Subsidiary and may be used for general corporate purposes, except as otherwise required by local law.

(c) For purposes of determining the number of shares of Stock purchasable by a Participant, the payroll deductions or other approved contributions credited to each participant’s book account during each Option Period shall be converted into U.S. Dollars on the Exercise Date for that Option Period on the basis of the exchange rate in effect on such date.  The Plan Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each Exercise Date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer).

9.
Issuance and Exercise of Options.   The issuance and exercise of options shall be in accordance with Article 6 of the Plan. The Exercise Price of the option shall be in accordance with Article 6.3 of the Plan.

9

10.	Termination of Participation. Termination of participation in the Sub-Plan shall be in accordance with Article 7 of the Plan subject to the following exceptions:

     (a) Any Employee whose employment with the Employer is terminated during the Option Period prior to the Exercise Date for any reason except death or disability shall cease being a Participant immediately.  The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after his termination.  The option granted to such Participant shall be null and void; and

     (b) The retirement provisions set forth in Article 7.3 of the Plan shall not apply to Participants in the Sub-Plan.

11.	Transfer of Employment.

(a) In the event that a Participant who is an Employee of a Non-U.S. Subsidiary is transferred and becomes an employee of a different Non-U.S. Subsidiary, during an Option Period, such individual may, subject to the terms and eligibility of this Sub-Plan, become a participant under this Sub-Plan for the duration of the Option Period in effect at that time.  Unless otherwise required under local law, any payroll deductions or other approved contributions may continue to be held by the Non-U.S. Subsidiary former employer of the Participant for the remainder of the Option Period.  At the next Exercise Date, all payroll deductions and other approved contributions made by or to such former employer Non-U.S. Subsidiary and/or the employer Non-U.S. Subsidiary shall be aggregated for the purchase of shares of Stock subject to the terms and limitations of the Plan.

(b) In the event that an Employee of a US Subsidiary who is a participant in the Plan is transferred and becomes an Employee of a Non-U.S. Subsidiary during an Option Period in effect under the Plan, such individual may become a participant under the Sub-Plan for the duration of the Option Period in effect at that time.  Unless otherwise required under local law, any payroll deductions may continue to be held by the former employer US Subsidiary for the remainder of the Option Period. At the next Exercise Date, all payroll deductions and other approved contributions made by or to the US Subsidiary former employer or the employer Non-U.S. Subsidiary may be aggregated for the purchase of shares of Stock subject to the terms and limitations of the Sub-Plan.

12.	Interest. No interest shall accrue on the payroll deductions or other approved contributions of a Participant in the Sub-Plan unless required by local law.

13.	Shares Subject to the Sub-Plan.

(a)The shares of the Stock purchasable by Participants under the Sub-Plan shall be made available from shares reserved under Article 6 of the Plan and any shares issued under the Sub-Plan will reduce, on a share-for-share basis, the number of shares of Stock available for subsequent issuance under the Plan.

(b)The Participant will have no interest or voting right in shares of Stock covered by his or her option until such option has been exercised.

14.
Administration.   The Sub-Plan shall be administered in accordance with Article 9 of the Plan. The Plan Administrator may adopt rules or procedures relating to the operation and administration of the Sub-Plan to accommodate the specific requirements of the law and procedures of applicable jurisdictions.  Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other approved contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements.  The Plan Administrator may also adopt rules, procedures or sub-plans applicable to particular Non-U.S. Subsidiaries or jurisdictions.  The rules of such sub-plans may take precedence over other provisions of this Sub-Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Sub-Plan shall govern the operation of such sub-plan.

15.
Transferability.   Neither payroll deductions nor other funds credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive shares of Stock under the Sub-Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Article 7.2 of the Plan) by the Participant.  In order to comply with local law (including, without limitation, local securities and applicable exchange laws), the Company may require a Participant to retain the shares of Stock purchased on his or her behalf in a Company account or an account of a designated broker until the sale of such shares.

16.
Use of Funds.   All payroll deductions or other approved contributions received or held by the Company under the Plan  may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or other approved contributions unless required by local law.

17.
Reports.   Individual accounts will be maintained for each Participant in the Sub-Plan.  Statements of account will be given to participating Employees annually promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions or other approved contributions, the per share purchase price, the number of shares purchased and the remaining cash balance refunded or to be refunded, if any.

10

18.
Amendment or Termination.   The Plan Administrator may at any time terminate or amend the Sub-Plan.  No such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any Participant.  Notwithstanding any provision of the Plan or this Sub-Plan to the contrary, in order to comply with the laws in other countries in which the Company and the Non-U.S. Subsidiaries operate or have participants, the Company, by action of its duly authorized officers, in their sole discretion, shall have the power and authority at any time to establish “offering documents” and similar addenda to this Sub-Plan to modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable and  take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, no action may be taken hereunder that would violate any securities law or governing statute or any other applicable law or cause the Plan not to comply with Section 423 of the Code.

19.
Notices.   All notices or other communications by a participant to the Company under or in connection with the Sub-Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.	Term of Sub-Plan. The Sub-Plan shall continue in effect until the expiration or termination of the Plan.

21.
Governing Laws.   Except as otherwise expressly required under the laws of the local jurisdiction, the Sub-Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the state of Delaware, United States of America without resort to that state’s conflict-of-laws rules.  Should any provision of this Sub-Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Sub-Plan.

22.
Additional Restrictions on Transfer of Shares to Comply with Local Law.   In order to comply with local law (including, without limitation, local securities and applicable foreign exchange laws), the Company may require a Participant to retain the shares of Stock purchased on his or her behalf in a Company account or an account of a designated broker until the sale of such shares of Stock.

23.
No Additional Employment Rights.   Neither the action of the Company in establishing the Sub-Plan, nor any action taken under the Sub-Plan by the Plan Administrator nor any provision of the Sub-Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Non-U.S. Subsidiary for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause, subject to applicable law.

24.
Foreign Exchange Risk.   Any changes or fluctuations in the exchange rate at which the payroll deductions or other approved contributions collected on the Participant’s behalf are converted into U.S. Dollars on each Exercise Date shall be borne solely by the Participant.  Neither the Company nor any Non-U.S. Subsidiary shall bear any exchange rate or foreign exchange risk in connection with the Sub-Plan.

11

Schedule A

Countries with Eligible Employees of Non-U.S. Subsidiaries Participating in the
International Employee Stock Purchase Plan

Australia
Canada
France
Germany
Netherlands
United Kingdom

12

ATTN: KENDEL MARTIN LUMINEX CORPORATION 12212 TECHNOLOGY BLVD. AUSTIN,TX 78727
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	o	o	o

1.	Election of Directors Nominees

01	Patrick J. Balthrop, Sr.	02 G. Walter Loewenbaum II	03 Edward A. Ogunro, Ph.D.	04 Kevin M. McNamara

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.					For	Against	Abstain

2	Advisory vote to approve named executive officer compensation				o	o	o

3	Approval of the Luminex Corporation Second Amended and Restated 2006 Equity Incentive Plan				o	o	o

4	Approval of the Luminex Corporation Employee Stock Purchase Plan				o	o	o

5	Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2012				o	o	o

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting	o	o

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

REVOCABLE PROXY LUMINEX CORPORATION THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012
The undersigned hereby appoints Harriss T. Currie and David S. Reiter, or either of them, or any successors in their respective positions, as proxies with full power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side, all the shares of common stock of Luminex Corporation (the "Company") held of record by the undersigned as of March 19, 2012 at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the company's corporate headquarters located at 12212 Technology Boulevard, Austin, Texas 78727 on Thursday, May 17, 2012 at 10:00 a.m. local time, or at any adjournment or postponement thereof.

Our Board of Directors unanimously recommends that you vote:

•   FOR the Class III Director nominees named in the proxy statement;
•   FOR the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in the proxy statement;
•   FOR the approval of the Luminex Corporation Second Amended and Restated 2006 Equity Incentive Plan;
•   FOR the approval of the Luminex Corporation Employee Stock Purchase Plan; and
•   FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2012.

If the form of proxy is properly executed, returned, and not revoked, it will be voted in accordance with the specifications, if any, made by the stockholder and, if specifications are not made, will be voted FOR the election of the Class III Director nominees named in the proxy statement to the Company's Board of Directors, FOR the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in the proxy statement, FOR the approval of the Luminex Corporation Second Amended and Restated 2006 Equity Incentive Plan, FOR the approval of the Luminex Corporation Employee Stock Purchase Plan and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2012.

Continued and to be signed on reverse side